As filed with the Securities and Exchange Commission on August 7, 2009

Registration No. 333-160286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	5812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

874 Sinclair Road,

Oakville, Ontario, Canada, L6K 2Y1

(905) 845-6511

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jill E. Aebker

Associate General Counsel and Secretary

874 Sinclair Road

Oakville, Ontario, Canada, L6K 2Y1

(905) 845-6511

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Jill E. Aebker, Esq.	Daniel J. Winnike, Esq.	Donald C. Ross, Esq.
Associate General Counsel and Secretary	William L. Hughes, Esq.	Stephen P. Sigurdson, Esq.
Tim Hortons Inc.	Fenwick & West LLP	Osler, Hoskin & Harcourt LLP
874 Sinclair Road	801 California Street	Box 50, 1 First Canadian Place
Oakville, Ontario, Canada, L6K 2Y1	Mountain View, California 94041	Toronto, Ontario, Canada, M5X 1B8
(905) 845-6511	(650) 988-8500	(416) 362-2111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Proxy Statement/Prospectus dated August 7, 2009

To the Stockholders of Tim Hortons Inc.:

You are cordially invited to the Special Meeting of Stockholders of Tim Hortons Inc., a Delaware corporation (“THI USA”) to be held at The Oakville Conference Centre, 2515 Wyecroft Rd., Oakville, Ontario, Canada, L6L 6P8, on Tuesday, September 22, 2009, at 10:30 a.m., local time. Only stockholders of record at the close of business on August 12, 2009, are entitled to notice of and to vote at the special meeting.

At the special meeting, you will be asked to approve the adoption of an Agreement and Plan of Merger (the “merger agreement”) as part of a reorganization of the corporate structure of the group of companies controlled by THI USA. The merger agreement provides for a merger that would result in your shares of THI USA common stock being converted into an equal number of common shares in the capital of a corporation incorporated under the Canada Business Corporations Act, also known as Tim Hortons Inc. (“New THI”), that, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by THI USA and its subsidiaries. The reorganization cannot be completed unless the proposal to adopt the merger agreement is approved by the holders of a majority of THI USA’s outstanding shares entitled to vote at the special meeting. The accompanying proxy statement/prospectus contains important information about this proposal and we encourage you to read it. In particular, you should carefully consider the discussion in the section of the proxy statement/prospectus entitled “Risk Factors and Caution Regarding Forward-Looking Statements” beginning on page 20.

As further explained in the accompanying proxy statement/prospectus, our Board of Directors expects that the reorganization of THI USA’s corporate structure, which will be facilitated by approval of this proposal, will result in the following benefits:

•

By incorporating our parent company (New THI) in the jurisdiction in which we conduct the largest portion of our business, we expect to realize operational and administrative efficiencies over the long term.

•

As a Canadian corporation, we believe that we will be able to expand in Canada and internationally with greater efficiency than we could achieve under our existing corporate structure, and this could facilitate the growth of our business as opportunities arise.

•

The proposed reorganization is expected to better position us to continue to take advantage of lower Canadian tax rates in the years after the year of implementation of the reorganization by aligning our tax position with the jurisdiction where we currently earn the substantial majority of our income and is further expected to address certain adverse implications of the Canada-United States Income Tax Convention (1980), as amended.

•	We expect to achieve greater flexibility and efficiency in matters of cash management and corporate finance.

•	The proposed reorganization is expected to better align investor and analyst expectations with our underlying corporate structure.

Generally, for U.S. federal income tax purposes, (i) stockholders of THI USA who are U.S. persons should recognize gain, if any (but not loss), as a result of the merger and (ii) stockholders of THI USA who are not U.S. persons will not be subject to U.S. federal income tax as a result of the merger. Generally, Canadian resident stockholders of THI USA will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss), as a result of the merger. For a more detailed discussion of income tax considerations for stockholders, see “Material Income Tax Consequences Relating to the Merger—Material United States Federal Income Tax Consequences to Stockholders,” and “—Material Canadian Federal Income Tax Consequences to Stockholders.” We urge you to consult your own tax advisor regarding the particular tax consequences of the merger for you.

We estimate that New THI will issue approximately 181 million common shares in the merger. While there is no established public trading market for the shares of New THI, it is a condition to the completion of the merger that the common shares of New THI be authorized for listing on both the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance and satisfaction of other standard conditions.

THI USA’s Board of Directors has determined that the reorganization, to be effected by the merger and subsequent actions to be taken in connection with our corporate structure thereafter, is advisable and in the best interests of THI USA and our stockholders and, as such, has unanimously approved the reorganization and the merger agreement. The Board of Directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card and returning it in the pre-addressed envelope provided, or vote through the Internet or by telephone, as soon as possible. You may revoke your proxy and vote in person if you decide to attend the special meeting.

Sincerely,	Sincerely,

/s/ Paul D. House Paul D. House	/s/ Donald B. Schroeder Donald B. Schroeder
Executive Chairman	President and CEO

Oakville, Ontario
August 12, 2009

Neither the U.S. Securities and Exchange Commission nor any state or Canadian provincial or territorial securities regulatory authority has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated August 12, 2009, and is first being mailed to stockholders of THI USA along with a form of proxy card or voting instruction card on or about August 17, 2009.

TIM HORTONS INC.
874 Sinclair Road (Canada)	4150 Tuller Road, Unit 236 (United States)
Oakville, Ontario, Canada, L6K 2Y1	Dublin, Ohio, 43017, U.S.A.
(905) 845-6511	(614) 791-4200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Tim Hortons Inc., a Delaware corporation (“THI USA” or the “Company”):

Notice is hereby given that a Special Meeting of Stockholders of THI USA will be held at The Oakville Conference Centre, 2515 Wyecroft Rd., Oakville, Ontario, Canada, L6L 6P8, on Tuesday, September 22, 2009, at 10:30 a.m., local time, for the following purpose:

¡

To adopt the Agreement and Plan of Merger (the “merger agreement”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, among THI USA, Tim Hortons Inc. (“New THI”), a corporation incorporated under the Canada Business Corporations Act that is currently a wholly-owned subsidiary of THI USA, and THI Mergeco Inc. (“THI Mergeco”), a Delaware corporation that is currently a wholly-owned subsidiary of New THI, pursuant to which THI Mergeco will merge (the “merger”) with and into THI USA, with THI USA surviving the merger as a wholly-owned subsidiary of New THI, and whereby each issued and outstanding share of the common stock of THI USA will be converted into one New THI common share, which shares will be issued by New THI as part of the merger.

No other business will be considered at the special meeting. The proposal is more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.

A list of stockholders of THI USA will be maintained and open for examination by any of our stockholders from ten (10) days prior to the special meeting, for any purpose germane to the special meeting, during regular business hours at our principal executive offices at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, Attn: Corporate Secretary, and will be available at the meeting. Only stockholders of record at the close of business on August 12, 2009, are entitled to notice of and to vote at the special meeting or at any adjournment(s) or postponement(s) thereof that may take place.

Stockholders of record attending the special meeting should be prepared to present government-issued picture identification for admission. Stockholders owning shares of common stock through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of August 12, 2009, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document, for admission into the special meeting. Check-in at the special meeting will begin at 9:30 a.m., and you should plan to allow ample time for check-in procedures. Seating at the special meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the special meeting.

As owners of THI USA, your vote is important. Whether or not you are able to attend the special meeting in person, it is important that your shares be represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares of stock you hold, will aid the Company in reducing the expense of an extended proxy solicitation. Voting your stock by returning your proxy card or voting instruction card or voting through the Internet or by telephone, does not affect your right to vote in person if you attend the special meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Merger and the Special Meeting—Questions and Answers Relating to Voting at the Special Meeting,” beginning on page 1 of the accompanying proxy statement/prospectus.

You are invited to attend the special meeting, and we request that you indicate your plans in this regard on your proxy card or voting instruction card, or as prompted if you vote electronically through the Internet or by telephone. Thank you for your continued interest in our Company.

/s/ Jill E. Aebker
Jill E. Aebker
Associate General Counsel and Secretary

Oakville, Ontario

August 12, 2009

i

In this proxy statement/prospectus, we refer to Tim Hortons Inc., the Delaware corporation whose shares you currently own (together with its subsidiaries where applicable), as “Tim Hortons” or “THI USA.” Additionally, we sometimes refer to Tim Hortons as “we,” “us,” or “our.” “You” refers to the stockholders of Tim Hortons. We refer to Tim Hortons Inc., the newly formed corporation incorporated under the Canada Business Corporations Act, as “New THI.” References in this proxy statement/prospectus to THI USA common stock and New THI common shares include the associated THI USA preferred stock purchase rights and the New THI share purchase rights, respectively. In addition, unless the context indicates otherwise, when we refer to shares of THI USA common stock issued and outstanding, we are excluding the treasury shares of THI USA common stock owned by THI USA. Unless otherwise noted, all monetary amounts are stated in Canadian dollars.

This proxy statement/prospectus incorporates important business and financial information about THI USA from documents THI USA has filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators that are not included in or delivered with this proxy statement/prospectus. See “Where You Can Find More Information.”

You can obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC website maintained at www.sec.gov or the website maintained by the Canadian Securities Administrators at www.sedar.com. THI USA will also provide you with copies of the documents incorporated by reference into this proxy statement/prospectus, without charge. Those documents are available to any stockholder, including any beneficial owner, upon request directed to Tim Hortons Inc. at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1; Attn: Investor Relations. To ensure timely delivery of such documents, any request should be made by September 15, 2009. The exhibits to those documents will generally not be made available unless they are specifically incorporated by reference into this proxy statement/prospectus or are otherwise requested by you.

ii

You should rely only on the information contained in, and incorporated by reference into, this proxy statement/prospectus. We have not authorized anyone to provide you with different or additional information. Neither New THI nor THI USA is making an offer of the securities in any state, province or territory where the offer is not permitted. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of the referenced document, and neither the mailing of this proxy statement/prospectus to you nor the issuance of New THI common shares in the merger shall create any implication to the contrary.

iii

TIM HORTONS INC. PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 22, 2009

GENERAL INFORMATION ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and, in particular, the proposed merger. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Questions and Answers Regarding the Merger

What is the merger?

Under the Agreement and Plan of Merger (the “merger agreement”), dated August 6, 2009, among THI USA, New THI and THI Mergeco Inc., a Delaware corporation that is New THI’s wholly-owned subsidiary (“THI Mergeco”), THI Mergeco will merge (the “merger”) with and into THI USA, with THI USA surviving the merger as a wholly-owned subsidiary of New THI. Upon consummation of the merger, each issued and outstanding share of common stock of THI USA (other than shares owned by THI USA as treasury shares) will be converted into the right to receive one common share in the capital of New THI, the corporation that, together with its subsidiaries, will then own and continue to conduct our business in substantially the same manner as it is currently being conducted by THI USA and its subsidiaries.

Why does Tim Hortons want to engage in the merger?

The merger is part of a reorganization of THI USA’s corporate structure approved by our Board of Directors that we expect will, among other things, result in operational and administrative efficiencies over the long term, enhance our ability to expand in Canada and internationally, and improve our position to continue to take advantage of lower Canadian tax rates after the year of implementation. See “The Merger Agreement—Background and Reasons for the Merger.” However, there can be no assurance that following the reorganization we will be able to realize these expected benefits for the reasons discussed in “Risk Factors and Caution Regarding Forward-Looking Statements.” Further, assuming we complete the reorganization in 2009, we would incur certain tax charges, primarily non-cash, that would result in our expected effective tax rate for 2009 falling within the range of 37% to 39%, rather than our previously announced targeted tax rate range for 2009 of 32% to 34%. We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal) that could affect our ability to achieve our previously announced operating income growth target for 2009. See “Summary Pro Forma Financial Information” for a description of these transaction costs and non-cash charges.

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our U.S. business, it may improve our ability to expand within Canada and internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to New THI’s jurisdiction of incorporation. Please see “The Merger Agreement—Background and Reasons for the Merger.”

What actions are expected to be taken following the merger?

Promptly following the consummation of the merger, as THI USA’s successor, New THI expects to undertake additional transactions related to its corporate structure that will result in the reorganization of THI USA and certain of its subsidiaries. We refer to these activities and transactions in this proxy statement/prospectus as “subsequent actions” and to the merger and the subsequent actions collectively as the “reorganization.” Refer to “Risk Factors and Caution Regarding Forward-Looking Statements” below for a description of certain risks associated with the reorganization.

Is the merger taxable to me?

If you are a U.S. Holder, as defined below in “Material United States Federal Income Tax Consequences to Stockholders,” you should generally recognize a gain, if any (but not loss), on the receipt of New THI common shares in the merger for U.S. federal income tax purposes in an amount equal to the excess of the fair market value of the New THI common shares you receive in the merger over the tax basis of your THI USA common stock converted into New THI common shares in the merger. In general, your basis in the New THI common shares will equal the sum of your THI USA common stock basis and the amount of gain, if any, you recognized in the merger. Please see “Material United States Federal Income Tax Consequences to Stockholders.”

For Canadian federal income tax purposes, stockholders of THI USA who are residents of the U.S., and not residents of Canada, will generally not be subject to Canadian federal income tax as a result of the merger. Canadian resident stockholders of THI USA generally will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss) as a result of the merger. In general, your cost of the New THI common shares received on the merger will be equal to the fair market value at the Effective Time of your shares of THI USA common stock converted on the merger. Please see “Material Canadian Federal Income Tax Consequences to Stockholders.”

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Has the U.S. Internal Revenue Service or the Canada Revenue Agency rendered a ruling on any aspects of the reorganization?

No ruling has been requested from the U.S. Internal Revenue Service in connection with the merger, and the Internal Revenue Service has adopted a policy of not issuing a ruling that a merger qualifies as non-taxable, unless there is a separate significant issue related to the merger. The Canada Revenue Agency (“CRA”) has not provided (and we have not requested) a ruling on the Canadian tax aspects of the reorganization. Although we have not requested a ruling from the CRA on the Canadian income tax consequences of the reorganization, we are seeking certain customary administrative confirmations from the CRA with respect to certain aspects of the reorganization, but may decide to proceed with the reorganization without obtaining such confirmations if our Board of Directors determines that otherwise proceeding is in the best interest of our stockholders. We have also obtained a comfort letter from the Department of Finance of Canada (the “Department of Finance”) with respect to its recommendation in principle for certain proposed law that may affect the treatment of certain tax matters that arise as a result of the reorganization under proposed law. See “The Merger Agreement—Conditions to Completion of the Merger.”

When do you expect to complete the merger?

If the adoption of the merger agreement is approved by our stockholders at the special meeting, we anticipate that the merger will become effective at 12:00 a.m., Eastern time, on September 28, 2009, although the merger may be abandoned by the Board of Directors prior to its completion. Please see “Risk Factors and Caution Regarding Forward-Looking Statements.”

What types of information and reports will New THI make available to shareholders following the merger?

It is anticipated that, following the merger, the periodic reports of New THI will not differ significantly from those of THI USA, as THI USA is already subject to continuous disclosure obligations in both Canada and the U.S.

New THI will become a reporting issuer in all of the provinces and territories of Canada and will file periodic reports, including an annual information form, audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as a management proxy circular and related materials for annual and special meetings of New THI shareholders through the Canadian System for Electronic Document Analysis and Retrieval (SEDAR), the Canadian equivalent of the SEC’s Next-Generation EDGAR system, at www.sedar.com. Certain of those reporting obligations will be satisfied by the SEDAR filing of New THI filings made with the SEC, as described immediately below.

Although it is anticipated that, following the merger, New THI will qualify as a foreign private issuer for purposes of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, therefore, will not have the same filing requirements under the Exchange Act as THI USA, it is currently expected that New THI will continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K for purposes of providing continuity with THI USA’s previous Exchange Act filings. All of New THI’s periodic reports will be made available on SEDAR and on the SEC’s website, generally consistent with THI USA’s current practice. However, New THI will prepare and file a management proxy circular and related materials under Canadian requirements, rather than a proxy statement under Section 14(a) of the Exchange Act.

For so long as New THI has a class of securities listed on the New York Stock Exchange (“NYSE”), New THI will be subject to certain corporate governance requirements of the exchange and the U.S. Sarbanes-Oxley Act of 2002 including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules. New THI will be required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under the NYSE’s listing standards. New THI’s corporate governance practices are expected to be comparable to those of THI USA. Please see “The Merger Agreement—Stock Exchange Listings.”

Although New THI’s periodic reporting practices will not differ substantially from those of THI USA, as a foreign private issuer, New THI and/or its directors and officers will not be subject to the U.S. short-swing profit rules, proxy rules and insider reporting requirements applicable to THI USA and its directors and officers. As noted above, New THI will prepare and file a management proxy circular. Insiders of New THI will also comply with Canadian insider reporting requirements.

What must I do to obtain ownership of any common shares in the capital of New THI that I become entitled to receive as a result of the merger?

As is currently the case with THI USA common stock, New THI common shares will be Direct Registration System shares and will not be represented by certificates after the merger is effected. As such, your ownership of New THI shares will be recorded in book entry form if you are currently a registered holder by Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (“Computershare”), or, by your broker if you are currently a beneficial holder, with no need for any additional action on your part.

What happens to the preferred stock purchase rights that are attached to my THI USA shares?

In connection with the merger, your existing preferred stock purchase rights will expire, and new share purchase rights will be issued with the common shares in the capital of New THI that you become entitled to receive as a result of the merger, and will thereafter be tied to your ownership of New THI common shares.

What happens to THI USA stock options, RSUs and other awards at the effective time of the merger?

At the time the merger becomes effective in the State of Delaware (the “Effective Time”), all outstanding options (with tandem stock appreciation rights (“SARs”)) to purchase shares of THI USA common stock granted or issued prior to the Effective Time and all outstanding restricted stock units with respect to THI USA common stock (“RSUs”) and deferred stock units issued to our non-employee directors that are notionally tied to THI USA common stock (“DSUs”) awarded under our equity compensation plans to directors and employees, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of New THI common shares, subject to limited adjustments that New THI is permitted to make under the merger agreement. Immediately prior to the Effective Time, all existing THI USA equity compensation plans, as may be amended, will be adopted and assumed by New THI, and New THI common shares will thereafter be issued under such assumed plans. We do not anticipate an increase to our “overhang,” which we define for this purpose as the total number of shares underlying options and awards outstanding under our assumed equity compensation plans, plus shares otherwise issuable thereunder, although it is possible that the overhang could increase or decrease as a result of the limited adjustments to equity awards that New THI is permitted to make under the merger agreement. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. Please see “The Merger Agreement—Stock Compensation and Benefit Plans and Programs” for more information, including a description of the limited adjustments to equity awards permitted under the merger agreement.

Can I trade my THI USA common stock before the merger is completed?

Yes. THI USA common stock will continue trading on the NYSE and the Toronto Stock Exchange (“TSX”) through the last trading day prior to the date of completion of the merger, which is expected to be September 28, 2009.

After the merger, where can I trade my New THI common shares?

It is a condition to the completion of the merger that the shares of New THI will be authorized for listing on both the NYSE and the TSX, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the New THI common shares will be authorized for listing on both the NYSE and TSX, and we expect such shares will be traded on both exchanges under the symbol “THI.”

What is the voting requirement to approve the proposal to adopt the merger agreement?

For the merger to be able to proceed, the majority of the outstanding shares of common stock of THI USA must be voted in the affirmative for the adoption of the merger agreement.

What is the Board of Directors’ Voting Recommendation?

Our Board of Directors recommends that you vote “FOR” the adoption of the merger agreement.

Questions and Answers Relating to the Special Meeting

Why am I receiving this proxy statement/prospectus?

You have received these proxy materials because you held shares of common stock of THI USA on August 12, 2009, the record date established for the special meeting (the “Record Date”), and, therefore, you are entitled to vote at the special meeting.

What is this proxy statement/prospectus?

This document serves as the proxy statement of THI USA in connection with the solicitation of proxies to obtain votes on a proposal to adopt the merger agreement. This document is also a prospectus of New THI in connection with the issuance of common shares (and associated share purchase rights) in the capital of New THI in the merger.

We encourage you to read this proxy statement/prospectus carefully.

What is being delivered with the proxy statement/prospectus?

These proxy materials include:

•	The notice of special meeting and proxy statement/prospectus for the special meeting; and

•	The accompanying proxy card (or voting information card from your broker or other intermediary) to register your vote on the merger proposal.

Why am I receiving paper copies of these proxy materials when previously I received only a “Notice of Internet Availability of Proxy Materials” for the Company’s annual stockholders’ meeting?

Under SEC rules, we are required to distribute paper copies of these proxy materials because of the subject matter of the business to be conducted at the special meeting.

When and Where is the Special Meeting of Stockholders?

Our special meeting will take place on September 22, 2009, at 10:30 a.m., local time, at The Oakville Conference Centre, 2515 Wyecroft Rd., Oakville, Ontario Canada, L6L 6P8. Only stockholders of record on the Record Date (i.e., August 12, 2009) are invited to attend the special meeting and are requested to vote on the proposal described in this proxy statement/prospectus.

Who is soliciting my proxy?

Proxies are being solicited by the Board of Directors of THI USA.

Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies for our stockholders of record and beneficial owners of shares held in street name. These costs include certain fees and expenses associated with preparing, printing and mailing the proxy and the materials used in the solicitation.

In addition to soliciting proxies by mail and over the Internet, the members of our Board of Directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone, and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of our private proxy solicitor to be approximately $35,000 to $50,000. We will also solicit proxies by e-mail from stockholders who are employees or who previously requested proxy materials be sent electronically. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of THI USA shares held by those persons, and THI USA will reimburse such persons for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Stockholders that vote through the Internet are advised that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that will be borne by the stockholder in order for the stockholder to connect to or access the Internet site.

Whom should I contact with questions?

THI USA has retained Georgeson Inc. as proxy solicitor in connection with its special meeting. THI USA stockholders may contact our proxy soliciting agent at:

Georgeson Inc.

199 Water Street

New York, NY 10038 USA

Banks and Brokers may call (212) 440-9800

All others may call toll-free (877) 278-4793

Alternatively, you may obtain information from us, by making a request to:

Tim Hortons Inc.

Attention: Investor Relations

874 Sinclair Road

Oakville, Ontario, Canada, L6K 2Y1

Phone: (905) 845-6511

Where are our principal executive offices located and what are our main telephone numbers?

Our principal executive offices in Canada are located at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1; our main telephone number in Canada is (905) 845-6511.

Our principal executive offices in the U.S. are located at 4150 Tuller Road, Unit 236, Dublin, Ohio, 43017, U.S.A.; our main telephone number at our U.S. office is (614) 791-4200.

Questions and Answers Relating to Voting at the Special Meeting

Who may vote at the special meeting?

If you owned our common stock at the close of business on the Record Date, (i.e., August 12, 2009), then you may attend and vote at the special meeting. You are entitled to one vote for each share held.

As of the Record Date, there were 180,996,877 shares of THI USA common stock outstanding, of which 180,680,748 shares are entitled to vote at the special meeting. There are 316,129 shares held by The TDL RSU Plan Trust, which are not entitled to vote at the special meeting. As of the Record Date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 587,440 of such shares, representing beneficial ownership of less than 1% of the outstanding shares of THI USA common stock as of that date, and these shares are included in the number of shares entitled to vote at the special meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., you are considered a stockholder of record with respect to those shares, and this proxy statement/prospectus was sent directly to you by us. As a record holder, you vote your shares directly by following the instructions set forth in the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name,” or in the general account of the broker or other organization. Consequently, this proxy statement/prospectus was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by executing a voting instruction card. You should receive information regarding voting instructions directly from that organization.

What is the quorum requirement for the special meeting?

A majority of our outstanding shares of common stock on the Record Date entitled to vote at the special meeting, present either in person or by proxy, is required in order to hold the special meeting and conduct business. This is called a quorum. For purposes of determining whether there is a quorum, abstentions and broker “non-votes,” described below under “What happens if I do not give specific voting instructions?” are treated as shares that are present.

If I am a stockholder of THI USA shares, how do I vote?

Stockholders of Record. All registered stockholders may vote electronically or by telephone by accessing the Internet site or by using the toll-free telephone number stated on their proxy cards, as the case may be, and following the instructions provided thereon. Registered stockholders also have the option to vote by mail, in which case such stockholders will need to complete the proxy card, sign, and return it in the prepaid envelope provided. Registered stockholders may also vote in person at the special meeting or hand deliver the proxy card at the meeting. If you vote by telephone or on the Internet, you do not have to return your proxy card.

Beneficial Owners of Shares Held in Street Name. Beneficial stockholders should follow the voting instructions on the voting information card provided by their bank or broker. If you are a beneficial stockholder voting by mail, please mail the voting instruction card in the envelope provided. Beneficial stockholders may also vote in person at the special meeting or hand deliver their voting instruction cards at the meeting, which would, in each case need to be accompanied by a legal proxy from the bank, brokerage firm, or other holder of record.

What happens if I do not give specific voting instructions?

Stockholders of Record. All properly executed proxy cards received by the Board of Directors from stockholders of record that do not specify how stock should be voted will be voted “FOR” the proposal to adopt the merger agreement, and with respect to any other matter that may properly be brought before the special meeting, in accordance with the judgment of the person or persons named on the proxy card.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter or otherwise elects not to vote your shares in the absence of your direction on a routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority (or otherwise declines) to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” A vote on the merger proposal is regarded as a non-routine matter and failure to direct your broker on how to vote on such a proposal has the same effect as a vote against it. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction card.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved the merger proposal, abstentions will have the same effect as a vote against such proposal. Broker non-votes also will have the effect of a vote against the merger proposal.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the special meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the special meeting will be counted), or by signing and returning a new proxy card or voting information card with a later date, or by attending the special meeting and voting in person. However, your attendance at the special meeting will not automatically revoke your proxy unless you vote again at the special meeting or specifically request in writing that your prior proxy be revoked. The Internet and telephone procedures for voting and for revoking or changing a vote (and procedures that will be in place for voting at the special meeting), are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been properly recorded.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to management and our Board of Directors.

Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting and disclosed in a press release following the special meeting. The final voting results also will be tallied by the Inspector of Election and published in a report of voting results to be filed with the SEC and on SEDAR promptly following the special meeting.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire proxy statement/prospectus, including the Annexes. See also “Where You Can Find More Information.” The merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, contains the terms and conditions of the merger. The articles of incorporation, by-laws and shareholder rights plan of New THI will serve purposes substantially similar to the certificate of incorporation, by-laws and stockholder rights plan of THI USA, subject to certain changes required to comply with the Canada Business Corporations Act (“CBCA”) and market practice in Canada. Copies of the articles of incorporation, by-laws and shareholder rights plan of New THI are attached to this proxy statement/prospectus as Annex B, Annex C and Annex D, respectively.

THE MERGER

Parties to the Merger (see page 25)

THI USA is the fourth largest quick service restaurant chain in North America based on market capitalization. We appeal to a broad range of consumer tastes, with a menu that includes premium coffee, flavoured cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods, including our trademark donuts. THI USA is currently subject to continuous disclosure obligations in both the U.S. and Canada.

New THI is a newly formed corporation incorporated under the CBCA and currently a wholly-owned subsidiary of THI USA. New THI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, New THI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by THI USA and its subsidiaries.

THI Mergeco is a Delaware corporation and currently a wholly-owned subsidiary of New THI. THI Mergeco does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

The principal executive offices of each of THI USA, New THI and THI Mergeco in Canada are located at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, and the telephone number of each company is (905) 845-6511. The principal executive offices for each of THI USA and New THI in the U.S. are located at 4150 Tuller Road, Unit 236, Dublin, Ohio, 43017, U.S.A., and the telephone number of each company is (614) 791-4200.

The Merger (see page 28)

Under the merger agreement, THI Mergeco will merge with and into THI USA. Upon completion of the merger, New THI and its subsidiaries will own and continue to conduct the business that THI USA and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own common shares in the capital of New THI, a corporation incorporated under the CBCA, rather than common stock in THI USA, a Delaware corporation. As a result of the merger, each of our stockholders will receive the same number of common shares in the capital of New THI as they owned of common stock of THI USA immediately prior to the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see “Risk Factors and Caution Regarding Forward-Looking Statements—Our Board of Directors may choose to defer or abandon the merger,” as well as other risk factors set forth under “Risk Factors and Caution Regarding Forward-Looking Statements.”

Reasons for the Merger (see page 26)

In reaching its decision to approve the merger agreement and the reorganization, our Board of Directors identified several potential benefits to our stockholders, which are described below under “The Merger Agreement—Background and Reasons for the Merger.” The merger is part of a reorganization of THI USA’s corporate structure. Promptly following the consummation of the merger, as THI USA’s successor, New THI expects to commence additional transactions related to its corporate structure, in order to achieve expected benefits, that will result in the reorganization of THI USA and certain of its subsidiaries. Refer to “Risk Factors and Caution Regarding Forward-Looking Statements” below for a description of certain risks associated with the reorganization.

Conditions to Completion of the Merger (see page 29)

The merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law, waived:

¡	the merger agreement is adopted by the requisite vote of THI USA stockholders; and

¡	no stop order is in effect with respect to the SEC registration statement of which this proxy statement/prospectus is a part.

Our Board of Directors does not intend to waive any of these or any other conditions unless it determines that the reorganization is in the best interest of our stockholders, despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements—Our Board of Directors may choose to defer or abandon the merger.”

In addition, the expected timing for the completion of the reorganization may be impacted by other conditions described in this proxy statement/prospectus.

Regulatory Approvals (see page 31)

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, Canadian securities laws, the NYSE and TSX rules and regulations, and Delaware and Canadian corporate laws.

Rights of Dissenting Stockholders (see page 31)

Under the Delaware General Corporation Law (“DGCL”), you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger (see page 33)

The merger will be accounted for using the historical cost basis method of accounting. Because the merger will be accounted for as a reorganization of entities under common control, there will be no revaluation of THI USA’s assets and liabilities.

TAX CONSIDERATIONS

Taxation of THI USA and New THI (see page 34)

We expect that neither THI USA nor New THI will incur U.S. or Canadian income tax as a result of completion of the merger (other than discrete tax charges described under “Summary Pro Forma Financial Information”). For a description of the expected impact of the merger on our financial statements, see also “Supplemental Financial Information” beginning on page 19 and “Risk Factors and Caution Regarding Forward-Looking Statements” beginning on page 20.

Taxation of THI USA Stockholders (see page 35)

United States Tax Considerations (see page 35)

Taxation of U.S. Holders.    The merger should be characterized for U.S. federal income tax purposes as a transaction in which U.S. Holders will recognize taxable gain, if any (but not loss), in an amount equal to the excess of the fair market value of the New THI common shares received in the merger over their tax basis in the THI USA common stock converted therefor. Shareholders recognizing a gain will have a basis in their New THI common shares equal to the basis in their THI USA common stock converted therefor plus the amount of gain recognized. Stockholders realizing a loss on the conversion will have a basis in the New THI common stock equal to the basis in their THI USA common stock converted therefor.

Taxation of Non-U.S. Holders.    The holders of THI USA common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding THI USA common stock, will not recognize taxable gain or loss on their THI USA common stock for U.S. federal income tax purposes.

Canadian Tax Considerations (see page 38)

Taxation of Canadian Holders.    Generally, a Canadian resident holder of THI USA common stock will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss) to the extent that such holder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base immediately prior to the Effective Time of the holder’s THI USA common stock converted in the merger. For the purpose of computing such capital gain or capital loss, a holder will be considered to have disposed of the THI USA common stock for proceeds of disposition equal to the fair market value at the Effective Time of the New THI common shares received therefor on the merger. Such a holder will be considered to have acquired the New THI common shares at a cost equal to their fair market value as of the Effective Time.

Taxation of Non-Canadian Holders.    Generally, THI USA stockholders who are non-residents of Canada for Canadian federal income tax purposes will not be subject to Canadian federal income tax in respect of any capital gain realized on the disposition of THI USA stock.

WE ENCOURAGE YOU TO READ THE SECTIONS ENTITLED “MATERIAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER,” “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS” AND “MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS” FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSEQUENCES. WE ALSO URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER FOR YOU.

OTHER INFORMATION

Ownership in New THI (see page 31)

As is currently the case with THI USA common stock, New THI common shares will be Direct Registration System shares and will not be represented by stock certificates after the merger is effected. As such, your ownership of New THI common shares will be recorded in book entry form by Computershare if you are currently a registered holder or by your broker if you are currently a beneficial holder, with no need for any additional action on your part.

Rights of Stockholders/Shareholders (see page 48)

The principal attributes of the THI USA shares and the New THI shares will be similar. However, there are differences between the rights of stockholders under the DGCL and the rights of shareholders under the CBCA. In addition, there are differences between the provisions of THI USA’s certificate of incorporation, by-laws and stockholder rights plan and New THI’s articles of incorporation, by-laws and shareholder rights plan, as explained further below in this proxy statement/prospectus.

Stockholder/Shareholder Rights Plans (see page 31)

THI USA has a stockholder rights plan under which preferred stock purchase rights are issued to stockholders of THI USA at the rate of one right for each outstanding share of THI USA common stock. New THI has a shareholder rights plan, a copy of which is attached as Annex D to this proxy statement/prospectus, that provides for the issuance of new share purchase rights that will attach to all New THI common shares issued in connection with the merger, and thereafter.

The THI USA stockholder rights plan will be amended to provide that the existing rights will expire at the Effective Time. This amendment of the THI USA stockholder rights plan will not result in the issuance of any stock pursuant to the rights or trigger redemption of the rights and will effectively result in the termination of the THI USA stockholder rights plan at the Effective Time.

Stock Exchange Listings (see page 31)

It is a condition to the completion of the merger that the common shares of New THI will be authorized for listing on both the NYSE and the TSX, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the New THI common shares will be authorized for listing on both the NYSE and TSX, and we expect such shares will be traded on both exchanges under the symbol “THI.”

Market Price (see page 12)

The closing price per share of THI USA common stock on the NYSE was U.S. $29.74 and on the TSX was Cdn. $31.98, respectively, on August 6, 2009.

Recommendation of the Board of Directors (see page 30)

Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger and subsequent actions, is advisable and in the best interests of THI USA and our stockholders and, as such, has unanimously approved the reorganization and the merger agreement. The Board of Directors recommends that you vote “FOR” the adoption of the merger agreement.

Special Meeting of Stockholders (see page 6)

You can vote at the special meeting if you owned THI USA common stock at the close of business on the Record Date (i.e., August 12, 2009). On that date, there were 180,996,877 shares of THI USA common stock outstanding and entitled to vote. the 316,219 shares held by The TDL RSU Plan Trust are outstanding, but are not entitled to vote on the proposal. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of THI USA common stock entitled to vote at the special meeting. As of the Record Date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 587,440 of such shares, representing beneficial ownership of less than 1% of the outstanding shares of THI USA common stock as of that date. These shares are included in the number of shares entitled to vote at the special meeting.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Please Note: All dollar amounts included in this proxy statement/prospectus are in Canadian dollars, unless otherwise expressly stated to be in U.S. dollars.

The selected historical consolidated financial data of THI USA for each of the fiscal years 2004 through 2008 has been derived from the audited annual consolidated financial statements as of and for each of the five most recently completed fiscal years adjusted to reflect the retrospective application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS 160”) which was adopted by THI USA on December 29, 2008. This data should be read in conjunction with the audited consolidated financial statements of THI USA, including the notes to the financial statements, that were audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in THI USA’s annual report on Form 10-K for the year ended December 28, 2008, which is incorporated by reference into this proxy statement/prospectus. Please refer to the section of this proxy statement/prospectus entitled “Where You Can Find More Information.” We have not revised our previously filed annual consolidated financial statements included in the 2008 Form 10-K as the changes resulting from the adoption of SFAS 160 were not material to the annual consolidated financial statements as a whole. Our historical consolidated financial information may not be indicative of our future performance and, because we were a subsidiary of Wendy’s International, Inc. (“Wendy’s”) until September 2006, does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during fiscal years 2004 and 2005 and for the full fiscal year 2006.

SFAS 160 established accounting and reporting standards for a noncontrolling interest in a subsidiary and for a deconsolidation of a subsidiary. Commencing with our first fiscal quarter of 2009, the adoption of SFAS 160 has resulted in a number of changes to the presentation of our consolidated financial statements and associated note disclosure, which have been retrospectively applied for previously reported periods in accordance with the standard and are reflected in the financial data table below. Noncontrolling interests relate only to the restaurants that we are required to consolidate under Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46R—Consolidation of Variable Interest Entities—an interpretation of ARB No. 51 (revised December 2003) (“FIN 46R”). These retrospectively applied adjustments have not been audited.

The selected historical condensed consolidated financial data of THI USA in the table below for the first six months of 2009 and 2008 was derived from THI USA’s unaudited interim condensed consolidated financial statements as of and for the six months ended June 28, 2009 and June 29, 2008, respectively. In the opinion of management, the unaudited interim condensed consolidated financial statements contain all adjustments (all of which are normal and recurring in nature) necessary to state fairly THI USA’s financial position as of June 28, 2009 and June 29, 2008 and the condensed results of operations for the six months ended June 28, 2009 and June 29, 2008. This data should be read in conjunction with the unaudited condensed consolidated financial statements of THI USA, including the notes to the financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in THI USA’s quarterly report on Form 10-Q for the period ended June 28, 2009, which is incorporated by reference into this proxy statement/prospectus.

Our selected historical consolidated financial data as of January 2, 2005 and January 1, 2006 and for fiscal 2004 (year ended January 2, 2005) and 2005 (year ended January 1, 2006) has been derived from our audited historical consolidated financial statements, not included in this proxy statement/prospectus and has been adjusted to reflect the retrospective adoption of SFAS 160 noted above. These retrospectively applied adjustments have not been audited.

No data for New THI or THI Mergeco is included because those entities conducted no business during the periods shown below. See below under “Summary Pro Forma Financial Information.”

	Fiscal Years/Year-to-Date(1)
	Q2 YTD 2009	Q2 YTD 2008	2008	2007	2006	2005	2004
	(in thousands, except share and per share data, number of restaurants, and where noted)
Consolidated Statements of Operations Data
Revenues
Sales	$711,738	$642,379	$1,348,015	$1,248,574	$1,072,405	$960,250	$845,231
Franchise revenues:
Rents and royalties(2)	311,818	289,426	601,870	553,441	503,375	449,791	414,096
Franchise fees	39,714	39,204	93,808	93,835	83,769	71,986	78,939

	351,532	328,630	695,678	647,276	587,144	521,777	493,035

Total revenues	1,063,270	971,009	2,043,693	1,895,850	1,659,549	1,482,027	1,338,266

Asset impairment and related closure costs (2008), and goodwill and asset impairment (2005)	—	—	21,266	—	—	53,101	—
Other costs and expenses	836,527	756,124	1,576,089	1,467,790	1,277,862	1,136,653	1,017,525

Total costs and expenses	836,527	756,124	1,597,355	1,467,790	1,277,862	1,189,754	1,017,525

Operating income	226,743	214,885	446,338	428,060	381,687	292,373	320,741
Interest expense, net	9,765	9,257	19,632	16,707	18,458	14,517	13,519

Income before income taxes	216,978	205,628	426,706	411,353	363,229	277,756	307,222
Income taxes	72,045	67,830	139,812	139,441	101,656	84,884	101,022

Net income	144,933	137,798	286,894	271,912	261,573	192,872	206,200
Net income attributable to noncontrolling interests	734	1,004	2,216	2,361	1,977	1,781	1,149

Net income attributable to THI USA	$144,199	$136,794	$284,678	$269,551	$259,596	$191,091	$205,051

Basic and fully diluted earnings per share of common stock	$0.80	$0.74	$1.55	$1.43	$1.40	$1.19	$1.28
Weighted average number of share of common stock—diluted (thousands)	181,140	185,003	183,492	188,759	185,401	159,953	159,953
Dividends per share of common stock (post initial public offering)	$0.20	$0.18	$0.36	$0.28	$0.14	$—	$—

Consolidated Balance Sheets Data
Cash and cash equivalents	$141,928	$72,164	$101,636	$157,602	$176,083	$186,182	$129,301
Total assets(3)	$1,963,873	$1,732,285	$1,992,627	$1,797,131	$1,744,987	$1,596,863	$1,756,869
Long-term debt(4)	$398,609	$393,487	$398,487	$394,831	$393,701	$87,970	$246,841
Total liabilities(4)	$757,272	$716,404	$850,618	$792,687	$724,439	$1,554,960	$734,911
Total equity(5)	$1,206,601	$1,015,881	$1,142,009	$1,004,444	$1,020,548	$41,903	$1,021,958

Other Financial Data
EBITDA attributable to THI USA(6)	$275,565	$257,585	$534,493	$508,249	$451,696	$361,846	$388,166
Capital expenditures	$68,818	$66,074	$174,247	$175,541	$180,049	$218,607	$197,810
Operating margin(7)(%)	21.3%	22.1%	21.8%	22.6%	23.0%	19.7%	24.0%
EBITDA margin attributable to THI USA(6)(%)	25.9%	26.5%	26.2%	26.8%	27.2%	24.4%	29.0%

Other Operating Data
Total systemwide sales growth(9)(10)	5.7%	8.6%	8.3%	10.2%	12.8%	9.5%	16.6%
Systemwide restaurant unit growth(9)	6.7%	5.8%	6.7%	5.7%	5.6%	6.0%	7.7%
Canada average same-store sales growth(9)	2.5%	4.6%	4.4%	6.1%	7.7%	5.5%	7.8%
U.S. average same-store sales growth(9)	3.3%	2.1%	0.8%	4.1%	8.9%	7.0%	9.8%
Restaurants open at end of period—Canada
Company-operated	15	21	15	30	34	33	31
Franchise	2,924	2,830	2,902	2,793	2,677	2,564	2,439
Restaurants open at end of period—U.S.
Company-operated	5	33	19	42	61	62	67
Franchise	531	373	501	356	275	226	184

Total	3,475	3,257	3,437	3,221	3,047	2,885	2,721

Average sales per standard restaurant:(8)
Canada (in thousands of Canadian dollars)(9)	$967	$951	$1,955	$1,888	$1,793	$1,673	$1,584
U.S. (in thousands of U.S. dollars)(9)	$465	$461	$930	$956	$944	$900	$896
U.S. (in thousands of Canadian dollars)(9)	$560	$465	$977	$1,023	$1,070	$1,089	$1,166

(1)	Fiscal years include 52 weeks, except for fiscal 2004 which included 53 weeks. Six month periods ended June 28, 2009 and June 29, 2008 include 26 weeks.

(2)

Rents and royalties revenues consist of (a) royalties, which typically range from 3.0% to 4.5% of gross franchise restaurant sales and (b) rents, which consist of base rent and percentage rent in Canada and percentage rent only in the U.S. Rents typically range from 8.5% to 10.0% of gross franchise restaurant sales. Franchise restaurant sales are reported to us by our franchisees. Franchise restaurant sales are not included in our consolidated financial statements, other than approximately 80 to 120 restaurants whose results of operations are consolidated with ours pursuant to FIN 46R. However, franchise restaurant sales result in royalties and rental income, which are included in our franchise revenues, as well as distribution revenues. The reported franchise restaurant sales for the last five years and first six months of 2009 and 2008 were:

	Fiscal Years/Year-to-Date(1)
	Q2 YTD 2009	Q2 YTD 2008	2008	2007	2006	2005	2004
Franchise restaurant sales:
Canada (in thousands of Canadian dollars)	$2,317,141	$2,197,573	$4,546,027	$4,197,478	$3,821,857	$3,410,583	$3,137,898
U.S. (in thousands of U.S. dollars)	$192,652	$165,152	$345,429	$301,255	$246,343	$199,098	$163,359

(3)

Notes and accounts receivable from Wendy’s were set off against notes and accounts payable to Wendy’s, with the net notes and accounts receivable from Wendy’s being distributed by us to Wendy’s, effective in the fourth quarter of 2005. Notes and amounts receivable from Wendy’s were:

	Fiscal Years/Year-to-Date(1)
	Q2 YTD 2009	Q2 YTD 2008	2008	2007	2006	2005	2004
	(in thousands)
Notes receivable from Wendy’s included in current assets	$—	$—	$—	$—	$—	$—	$173,747
Notes receivable from Wendy’s included in long-term assets	$—	$—	$—	$—	$—	$—	$128,000
Accounts receivable from Wendy’s included in current assets	$—	$—	$—	$—	$406	$—	$52,192

(4)

Long-term debt includes long-term debt, capital leases and notes payable to Wendy’s. Notes payable to Wendy’s were also included in current liabilities. Notes payable to Wendy’s were set off against notes and accounts receivable from Wendy’s resulting in a distribution in kind to Wendy’s of $52.9 million in the fourth quarter of 2005, excluding the $1.1 billion note payable outstanding at January 1, 2006 and repaid during 2006. Notes payable to Wendy’s totaled the following amounts:

	Fiscal Years/Year-to-Date(1)
	Q2 YTD 2009	Q2 YTD 2008	2008	2007	2006	2005	2004
	(in thousands)
Notes payable to Wendy’s included in current liabilities	$—	$—	$—	$—	$—	$1,116,288	$185,725
Notes payable to Wendy’s included in long-term debt	$—	$—	$—	$—	$—	$—	$181,090
Amounts payable to Wendy’s included in current liabilities	$—	$—	$—	$—	$—	$10,585	$—

(5)

In March 2006, we completed an initial public offering (“IPO”) selling 17.25% of our common stock for total proceeds, net of issuance costs, of $841.9 million. Prior to our IPO, we were a wholly-owned subsidiary of Wendy’s. On September 29, 2006, Wendy’s distributed its remaining interest of 82.75% of our outstanding common stock to its stockholders through a special, pro rata dividend distribution.

(6)

EBITDA attributable to THI USA (“EBITDA”) is defined as net income before interest, taxes, depreciation and amortization, and EBITDA Margin represents EBITDA expressed as a percentage of total revenues. EBITDA and EBITDA Margin are used by management as a performance measure for benchmarking against our peers and our competitors. We believe EBITDA and EBITDA Margin are useful to investors because they are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and EBITDA Margin are not recognized terms under GAAP. EBITDA should not be viewed in isolation and does not purport to be an alternative to net income as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity. There are material limitations associated with making the adjustments to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use property and equipment, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as capital expenditures, contractual commitments, interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

The following table is a reconciliation of EBITDA to our net income:

	Fiscal Years/Year-to-Date(1)
	Q2 YTD 2009	Q2 YTD 2008	2008	2007	2006	2005	2004
	(in thousands)
Net income	$144,933	$137,798	$286,894	$271,912	$261,573	$192,872	$206,200
Interest expense, net	9,765	9,257	19,632	16,707	18,458	14,517	13,519
Income tax expense	72,045	67,830	139,812	139,441	101,656	84,884	101,022

Operating income	226,743	214,885	446,338	428,060	381,687	292,273	320,741
Depreciation and amortization	49,890	44,137	91,278	83,595	72,695	71,999	69,008

EBITDA	276,633	259,022	537,616	511,655	454,382	364,272	389,749
EBITDA attributable to noncontrolling interest	1,068	1,437	3,123	3,406	2,686	2,426	1,583

EBITDA attributable to THI USA*	$275,565	$257,585	$534,493	$508,249	$451,696	$361,846	$388,166

*	EBITDA includes and has not been adjusted for the asset impairment and related restaurant closure costs of $21.3 million in fiscal 2008 or the goodwill and asset impairment charges of $53.1 million incurred in fiscal 2005.

(7)	Operating margin represents operating income expressed as a percentage of total revenues.

(8)

Our standard restaurant typically measures between 1,400 to 3,090 square feet, with a dining room, a counter for placing orders and drive-thru service. Standard restaurants comprised 73% of our system as of December 28, 2008. We have “combination restaurants” that offer Tim Hortons and Wendy’s products at one location. Our combination restaurants typically have a common area dining room and separate counters and typically separate franchisees operate the two different concepts. In fiscal 2008, we had approximately 123 combination restaurants in Canada and 30 in the U.S.

(9)

Includes both franchised and Company-operated restaurants. Franchise restaurant sales are not included in our consolidated financial statements, other than approximately 80 to 120 restaurants under operator agreements whose results of operations are consolidated with ours pursuant to FIN 46R. However, franchise restaurant sales result in royalties and rental income, which are included in our revenues as well as distribution income. U.S. average sales per standard restaurant are disclosed in both Canadian and U.S. dollars, the reporting and functional currency, respectively, of our U.S. operations. The U.S. average sales per standard restaurant were converted into Canadian dollars for each year/quarter using the average foreign exchange rate in the applicable year/quarter. The U.S. average sales per standard restaurant, when converted into Canadian dollars, includes the effects of exchange rate fluctuations, which decreases comparability between the years/quarters. We believe the presentation of the U.S. dollar average sales per standard restaurant is useful to investors to show the local currency amounts for restaurants in the U.S. and provide transparency on the underlying business performance without the impact of foreign exchange.

(10)

Total systemwide sales growth is determined using a constant exchange rate to exclude the effects of foreign currency translation. U.S. dollar sales are converted into Canadian dollar amounts using the average exchange rate of the base year/year-to-date period covered. Systemwide sales growth excludes sales from the Republic of Ireland and the United Kingdom licensed locations.

SUMMARY PRO FORMA FINANCIAL INFORMATION

A proforma condensed consolidated balance sheet for New THI as of June 28, 2009 is not presented in this proxy statement/prospectus as the reorganization will be accounted for as described on page 33 of this proxy statement/prospectus. The historical condensed consolidated balance sheets are included in THI USA’s annual report on Form 10-K for the year ended December 28, 2008 and in its quarterly report on Form 10-Q for the period ended June 28, 2009. There will be no impact to total equity resulting from the conversion of THI USA common shares to New THI common shares. All shares held in treasury by THI USA will be cancelled and for New THI, the value of common stock will decrease by the amount of THI USA treasury stock. Additional adjustments would be to decrease deferred income tax assets by approximately $24 million, decrease deferred income tax liabilities by approximately $9 million, increase current income taxes payable by approximately $6 million, and decrease retained earnings by approximately $21 million. These adjustments arise primarily in connection with the realizability or utilization of deferred tax assets related to certain U.S. tax attributes explained below.

A pro forma condensed consolidated statement of operations for New THI is not presented in this proxy statement/prospectus because it would be similar in all material respects to operating income in the historical condensed consolidated statements of operations of THI USA for the year ended December 28, 2008 or the second quarter year-to-date period ended June 28, 2009. Those statements of operations are included in THI USA’s annual report on Form 10-K for the year ended December 28, 2008 and in its quarterly report on Form 10-Q for the period ended June 28, 2009, with the exception of transaction costs and deferred taxes, as noted below.

Costs incurred in connection with the reorganization are not expected to be material and are expensed as incurred. The total transaction costs for 2009 are estimated to be in the range of $6 to $7 million. All of these costs are expected to be incurred in 2009 and have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred, with the significant majority having been incurred prior to your vote on the proposal. In addition, we expect to record a nonrecurring non-cash charge of approximately U.S. $17 million (approximately Cdn. $19 million) arising from an additional valuation allowance and/or deferred tax expense on net deferred tax assets relating to U.S. operations in connection with the reorganization. The valuation allowance and/or deferred tax expense relates to the uncertainty around the realization of existing foreign tax credits and other U.S. deferred tax assets as a result of the reorganization. Additionally, as a result of the reorganization, U.S. federal withholding taxes will increase in 2009 by approximately U.S. $12 million (approximately Cdn. $13 million), offset by a release of previously accrued Canadian withholding taxes of $11 million.

Canadian-denominated amounts set forth in the first paragraph above are determined in whole or in part by the value of underlying U.S.-dollar assets or liabilities, and the U.S.-denominated amounts translated into Canadian dollars in the third paragraph above are affected solely by prevailing foreign currency exchange rates as between the U.S. and Canada. We have provided above an estimate of such amounts based upon the Bank of Canada noon rate on July 31, 2009. All of such estimated amounts above are subject to change due to foreign currency exchange rate fluctuation as of the final, respective determination dates for such amounts, which will occur in either the third or fourth quarter of 2009, as applicable.

SUPPLEMENTAL FINANCIAL INFORMATION

If we do not undertake the reorganization and instead maintain THI USA’s current corporate structure, we expect that our effective tax rate will increase to approximately 36% commencing in 2010 as a result of adverse impacts of the Treaty (defined below). If, however, the reorganization is approved by you and completed in 2009, we expect the effective tax rates to decline in each of 2010, 2011, and 2012, respectively, from the effective rates we would have otherwise expected in such years. We estimate that our effective tax rate will be approximately 32% in 2010, reflecting a reduction of approximately 4% from the rate of approximately 36% that we expect for 2010 if we do not complete the reorganization. In 2011 and 2012, we expect reductions of approximately 6% and 8%, respectively, if we complete the transaction, from the effective tax rates we would otherwise expect to realize in each of these years absent the reorganization. The expected effective tax rates and benefits just described are related to the impact of the proposed reorganization and do not include the impact of new or additional tax matters that could impact our effective tax rate in any given year, including audit settlements or other matters. Nor do such rates and benefits include the impact of changes in tax laws, rates, or regulations in any jurisdiction. In particular, if recently proposed revisions to certain aspects of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), that would affect the federal income taxation of foreign earnings, are enacted as proposed by the administration of the President of the United States (the “Obama Proposals”), the beneficial impact to our effective tax rate in the years discussed above would be anticipated to decline by up to approximately 3.5% commencing in the year that the Obama Proposals become effective and in any subsequent year during the three-year period described above.

As a result of the potential impact of the Obama Proposals and the other factors described under “Risk Factors and Caution Regarding Forward-Looking Statements,” there can be no assurance that the estimated benefits set forth above will be realized, that our actual effective tax rates will reflect the full benefits described above, or that our effective tax rates in any future period for that matter will be lower than the effective tax rates we could have achieved in that period had we not effected the reorganization.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the merger agreement in connection with the reorganization, you should consider carefully the following risks or investment considerations, in addition to the other information in this proxy statement/prospectus. In addition, please note that this proxy statement/prospectus contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws (collectively, the “forward-looking statements”), including those set forth under “Supplemental Financial Information.” These forward-looking statements include, but are not limited to, statements about the reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits and tax savings or impact described in this proxy statement/prospectus that we expect to achieve as a result of the reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. Any forward-looking statements in this proxy statement/prospectus reflect only expectations that are current as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the merger agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risk factors discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 28, 2008, filed with the SEC on February 26, 2009, as they discuss risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Some THI USA stockholders will recognize a taxable gain as a result of the merger and, in some cases, will not be able to recognize any losses realized.

Generally, for U.S. federal income tax purposes, U.S. Holders will recognize gain, if any (but not loss), on the receipt of New THI common shares in the merger. U.S. Holders will generally recognize taxable gain, if any, in an amount equal to the excess of the fair market value of the New THI common shares received in the merger over their tax basis in the THI USA common stock converted into the New THI common shares. The amount of gain recognized by a U.S. Holder will increase to the extent our stock price increases prior to the Effective Time. This will be treated as capital gain if the U.S. Holder has held such shares of THI USA common stock as a capital asset, and will be long term capital gain if the U.S. Holder has held such shares for more than one year before the Effective Time. U.S. Holders will not be permitted to recognize any loss realized on the conversion of their shares of THI USA common stock in the merger. For additional discussion of the U.S. federal income tax consequences of the merger, please see “Proposal 1—Approval of the Adoption of the Merger Agreement—Material United States Federal Income Tax Consequences to Stockholders.”

Generally, for Canadian federal income tax purposes, a Canadian resident holder will realize a capital gain (or sustain a capital loss) to the extent that such holder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base immediately prior to the Effective Time of such holder’s THI USA common stock converted in the merger. For the purpose of computing such capital gain or capital loss, a holder will be considered to have disposed of the THI USA common stock for proceeds of disposition equal to the fair market value at the Effective Time of the New THI common shares received therefor on the merger. Accordingly, the amount of gain or loss recognized by a Canadian resident holder will increase to the extent our stock price increases (in the case of a gain) or decreases (in the case of a loss) prior to the Effective Time. For additional discussion of the Canadian federal income tax consequences of the merger, please see “Proposal 1—Approval of the Adoption of the Merger Agreement—Material Canadian Federal Income Tax Consequences to Stockholders.”

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER FOR YOU.

The Canada Revenue Agency may disagree with our conclusions on tax treatment and the CRA has not provided (and we have not requested) a ruling on the Canadian tax aspects of the reorganization.

Based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder (“the Canadian Tax Act”), and the Canada-United States Income Tax Convention (1980), as amended (the “Treaty”), and any amendments to either the Canadian Tax Act or the Treaty announced prior to the date hereof, we expect that the reorganization will not result in any material Canadian federal income tax liability to any of THI USA, New THI or THI Mergeco (other than the discrete tax charges described above under “Summary Pro Forma Financial Information”). However, if the CRA disagrees with this view, it may take the position that material Canadian federal income tax liabilities or amounts on account thereof are payable by any one or more of these companies as a result of the reorganization, in which case, we expect that we would contest such assessment. To contest such assessment, we would be required to remit cash or provide security of the amount in dispute, or such lesser amount as permitted under the Canadian Tax Act and acceptable to the CRA, to prevent the CRA from seeking enforcement actions pending the dispute of such assessment. If we were unsuccessful in disputing the assessment, the implications could be materially adverse to us. The CRA has not provided (and we have not requested) a ruling on the Canadian tax aspects of the reorganization. There can be no assurance that the CRA will agree with our interpretation of the tax aspects of the reorganization or any related matters associated therewith.

The Internal Revenue Service may disagree with our conclusions on tax treatment.

We expect that the reorganization will not result in any material U.S. federal income tax liability to THI USA or New THI (other than the discrete tax charges described above under “Summary Pro Forma Financial Information”). However, if the Internal Revenue Service disagrees with this view, it may take the position that material U.S. federal income tax liabilities are payable as a result of certain of the transactions undertaken as part of the reorganization. In such case, we would expect to contest such assertions. If we are unsuccessful in disputing the Internal Revenue Service’s assertions, we may not be in a position to take advantage of the effective tax rates that we expect to achieve as a result of the reorganization and could be liable for material amounts of additional U.S. federal income tax.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the special meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the special meeting, to be followed by the subsequent actions, the Board of Directors may defer completion either before or for a significant time after the special meeting or may abandon the merger because of, among other reasons, changes in existing or proposed tax legislation, our determination that the CRA does not agree with our view of the Canadian federal income tax implications of certain aspects of the reorganization, our determination that the IRS does not agree with our views on certain tax matters, our determination that the reorganization would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the reorganization would otherwise be reduced, a dispute with the taxation authorities over the reorganization (or certain aspects thereof), changes in Canadian or U.S. tax laws, rates, or regulations that would adversely affect our ability to achieve the expected benefits of the reorganization, an unexpected increase in the cost to complete the reorganization or any other determination by our Board of Directors that the reorganization would not be in the best interests of THI USA or its stockholders or that the reorganization would have material adverse consequences to THI USA or its stockholders.

Changes in domestic and foreign laws, including tax law changes, could adversely affect New THI, its subsidiaries and its shareholders.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Canada, could adversely affect the tax consequences of the reorganization to New THI and its shareholders and/or our effective tax rates (whether associated with the reorganization or otherwise). With respect to the reorganization for example, one reason for the reorganization is to begin to align our structure so as to have the opportunity, going forward, to continue to take advantage of Canadian corporate income tax rates, which are lower than and are expected to decline further relative to the U.S. federal income tax rates. Future changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, particularly any such changes resulting in a material change in the U.S. and Canadian tax rates relative to each other, could reduce or eliminate the benefits that we expect to achieve from the reorganization. There are a number of changes in the law currently proposed by the administration of the President of the United States (ie, the Obama Proposals, as defined above), and other proposals could follow, which, in each case, could have a negative impact on us if enacted. With respect to the Obama Proposals, if enacted as proposed, they would likely reduce certain of the benefits we expect to realize as a result of the reorganization, including those associated with our expected future tax rates. While there can be no assurance regarding the ultimate impact that adoption of the Obama Proposals will have on us, if the Obama Proposals are enacted as proposed, we expect that the benefits to our tax rates for fiscal 2010 to 2012 described under “Supplemental Financial Information” would be reduced by up to approximately 3.5% in the year that the Obama Proposals become effective and in each subsequent year for which we have described anticipated benefits in such section. In addition, adoption of the Obama Proposals may affect our ability to maintain the expected benefits for an extended period of time without our undertaking of additional activities related to our corporate structure, and there can be no assurance that these additional restructuring transactions would be successful in achieving the objectives sought.

As a corporation incorporated under the CBCA, New THI will also become subject to the corporate laws of Canada, including changes in such laws and interpretations. As such, your rights as a shareholder of New THI will be affected after the reorganization as a result of any such changes. See “Comparison of Rights of Stockholders/Shareholders” below.

The expected benefits of the reorganization may not be realized.

We cannot be assured that all of the goals of the reorganization will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors, analysts and Canadian and U.S. taxing authorities.

While we expect the reorganization will enable us to continue to take advantage of lower Canadian federal tax rates in the years after the year of implementation to a greater extent than would likely have been available if the reorganization was not completed, these benefits may not be achieved. In particular, Canadian or U.S. tax authorities may challenge our application and/or interpretation of relevant tax laws, regulations or treaties, valuations and methodologies or other supporting documentation, and, if they are successful in doing so, we may not experience the level of benefits we anticipate; or, we may be subject to adverse tax consequences. Even if we are successful in maintaining our positions, we may incur significant expense in contesting positions asserted or claims made by tax authorities. In addition, should the Obama Proposals be enacted, or any other changes in law for that matter that negatively impact us, our effective tax rates could increase as discussed in the preceding risk factor. Our effective tax rates and the benefits described herein are also subject to a variety of other factors, many of which are beyond our ability to control, such as changes in the rate of economic growth in Canada and the U.S., the financial performance of our business in various jurisdictions, currency exchange rate fluctuations (especially as between Canadian and U.S. dollars), and significant changes in trade, monetary or fiscal policies of Canada or the U.S., including changes in interest rates. The impact of these factors, individually and in the aggregate, is difficult to predict, in part because the occurrence of the events or circumstances described in such factors may be (and, in fact, often seem to be) interrelated, and the impact to us of the occurrence of any one of these events or circumstances could be compounded or, alternatively, reduced, offset, or more than offset, by the occurrence of one or more of the other events or circumstances described in such factors.

We also could be subject to future audits conducted by foreign and domestic tax authorities, and the resolution of such audits could significantly impact our effective tax rates in future periods, as would any reclassification or other matter (such as changes in applicable accounting rules) that increases the amounts provided for income taxes in our condensed consolidated statement of operations. We would attempt to mitigate the adverse impacts resulting from any changes in law, audits and other matters. However, there can be no assurance that we would be successful in doing so. Our inability to mitigate the negative consequences of any changes in the law, audits and other matters could cause our effective tax rates to increase and our results of operation to suffer.

Your rights as a stockholder of THI USA will change as a result of the merger.

Because of the differences between Delaware law and Canadian law and certain differences between the governing documents of THI USA and New THI, your rights as a stockholder will change if the merger is completed. For a detailed discussion of these differences, see “Comparison of Rights of Stockholders/Shareholders.”

The enforcement of civil liabilities against New THI may be more difficult.

Because New THI will be a Canadian corporation, investors could experience more difficulty enforcing judgments obtained against New THI in U.S. courts than would currently be the case for U.S. judgments obtained against THI USA. In addition, it may be more difficult (or impossible) to bring some types of claims against New THI in Canadian courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for New THI shares may differ from the market for THI USA shares.

Although it is anticipated that the New THI common shares will be authorized for listing on both the NYSE and TSX under the symbol “THI,” the market prices, trading volume and volatility of the New THI shares could be different from those of the THI USA shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the reorganization.

We have begun to incur and expect to incur in 2009 a total of up to approximately $6 to $7 million in transaction costs in connection with the reorganization, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the reorganization is completed and prior to your vote on the proposal. In addition, in the year of completion of the reorganization, we expect to incur primarily non-cash charges for discrete tax items. With respect to the non-cash items, we will be required to reevaluate the realizability of our deferred tax assets related to U.S. operations under the new corporate structure as a result of the reorganization. After the conclusion of this evaluation, we expect to establish an additional valuation allowance and/or deferred tax expense related to U.S. operations. As a result of these non-cash (and other net cash) tax charges associated with the reorganization, assuming we complete the reorganization in 2009, we expect our 2009 tax rate would be within the range of 37% to 39%, rather than our previously announced targeted tax rate range of 32% to 34%. Also, the transaction costs described above could affect our ability to achieve our previously announced operating income growth target for 2009. See “Summary Pro Forma Financial Information” for more information regarding these transaction costs and non-cash charges.

The IRS may assert that we do not qualify for an exception under the U.S. Anti-Inversion statute.

Pursuant to Section 7874 of the Internal Revenue Code, a U.S. corporation that engages in an inversion transaction may have to recognize certain taxable income and the new foreign parent corporation may be treated as a U.S. corporation for U.S. federal income tax purposes. There is a possible risk that the IRS would interpret the inversion rules so as to treat New THI as a U.S. corporation after the consummation of the merger. Because a very substantial majority of THI USA’s business operations are in Canada and New THI is a Canadian corporation, we believe that THI USA and New THI would qualify under the substantial business activities exception to the inversion rules. As a result, we believe THI USA will not have the special 7874 taxable income and New THI will not be treated as a U.S. corporation. However, there is no certainty that the U.S. Internal Revenue Service will not assert a contrary position, in which case, we could become involved in a proceeding with the IRS regarding possible additional U.S. tax liability. If we are unsuccessful in resolving any such proceedings in our favor, we might not be in a position to realize the lower effective tax rates that we expect to achieve as a result of the reorganization and we could be liable for material amounts of additional U.S. federal income tax.

PROPOSAL 1—APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

The following includes a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the merger agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

THE MERGER AGREEMENT

Introduction

The merger agreement you are being asked to adopt at the special meeting provides for a merger that would result in your shares of THI USA common stock being converted into an equal number of common shares in the capital of New THI, a corporation incorporated under the CBCA. New THI, together with its subsidiaries, will thereafter own and continue to conduct our business in substantially the same manner as is currently being conducted by THI USA and its subsidiaries. Immediately following the merger, you will own an interest in New THI, which will be managed by the same Board of Directors and officers that manage THI USA immediately prior to the merger. Additionally, the consolidated assets and employees of New THI will be the same as those of THI USA immediately prior to the merger. Under the merger agreement, THI Mergeco, a wholly-owned subsidiary of New THI, which itself is currently a wholly-owned subsidiary of THI USA, will merge with and into THI USA, with THI USA surviving the merger as a wholly-owned subsidiary of New THI. Shortly following the merger, we expect to commence a series of intercompany transactions referenced under “Subsequent Actions” below. If the merger agreement is adopted by the stockholders, we anticipate that the merger will become effective at 12:00 a.m., Eastern time, on September 28, 2009, and the subsequent actions will commence thereafter.

The Parties to the Merger

THI USA is the fourth largest quick service restaurant chain in North America based on market capitalization. We appeal to a broad range of consumer tastes, with a menu that includes premium coffee, flavoured cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods, including our trademark donuts. The first Tim Hortons® opened in May, 1964 by Tim Horton, a National Hockey League All-Star defenseman. In 1967, Ron Joyce, then the operator of three Tim Hortons restaurants, became partners with Tim Horton and together they opened 37 restaurants over the next seven years. After Tim Horton’s death in 1974, Mr. Joyce continued to expand the chain, becoming its sole owner in 1975. In the early 1990s, Tim Hortons and Wendy’s entered into a partnership to develop real estate and combination restaurant sites containing Wendy’s and Tim Hortons restaurants under the same roof. In 1995, Wendy’s purchased Mr. Joyce’s interest in the Tim Hortons system and incorporated THI USA as a Delaware corporation and Wendy’s wholly-owned subsidiary. In March 2006, THI USA completed an initial public offering (“IPO”) of its common stock, representing approximately 18% of THI USA’s outstanding shares and the THI USA shares became publicly traded on the NYSE and the TSX. In September 2006, Wendy’s distributed all of the THI USA shares that it had continued to hold following the IPO (approximately 82% of all of the outstanding shares of THI USA) to its stockholders in a tax-free spinoff under Section 355 of the Internal Revenue Code, and since that time, THI USA has operated as a standalone public company.

New THI is a newly formed corporation incorporated under the CBCA. New THI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the reorganization. As mentioned above, following the merger, New THI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by THI USA and its subsidiaries.

THI Mergeco is a Delaware corporation and a wholly-owned subsidiary of New THI. THI Mergeco does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

The principal executive offices of each of THI USA, New THI and THI Mergeco in Canada are located at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, and the telephone number of each company is (905) 845-6511. The principal executive offices for THI USA and New THI in the United States are located at 4150 Tuller Road, Unit 236, Dublin, Ohio, 43017, U.S.A., and the telephone number of each company is (614) 791-4200.

Background and Reasons for the Merger

Our current corporate structure is largely the structure we inherited from Wendy’s at the time of our IPO and subsequent September 2006 spinoff. Currently, our U.S. public company parent, THI USA, is a holding company that conducts no business and has no material assets other than its ownership interest in the various subsidiaries through which our business is conducted and our operating and other assets are owned. We currently derive approximately 90% of our revenue from our Canadian operations and the majority of our total assets are located in Canada. THI USA’s functional currency for accounting purposes, and the currency in which we report our financial statements, is the Canadian dollar. Our Canadian employees, including our officers, are employed by one or more of our Canadian subsidiaries, and our U.S. employees are employed by certain of our U.S. subsidiaries.

As a result of a tax sharing agreement that we entered into with Wendy’s at the time of our IPO, and of time constraints under U.S. tax rules relating to our spinoff from Wendy’s, our ability to engage in certain acquisitions, reorganizations and other transactions was limited for a period of time. These restrictions have now expired. In the fourth quarter of 2008, we commenced a strategic review, with the support of the accounting firm and law firms identified on page 68 of this proxy statement/prospectus and another internationally recognized accounting firm, to assess opportunities to improve our corporate structure, which review has resulted in the proposed merger and subsequent changes to our internal corporate structure described herein. Based on this review and for the reasons provided below, our Board of Directors has unanimously approved this proposal.

We believe that the primary benefits available to us from the reorganization are as follows.

•

The existence of a non-operating parent holding company incorporated in a country where we conduct only a small portion of our business creates inefficient administrative complexities unrelated to our business operations. Under the new structure post-merger, our parent company (New THI) will be incorporated in Canada where we conduct the largest portion of our business. As a result, we expect that, over time, New THI will be able to increase efficiency as it conducts operational activities without the added layer of administrative complexities caused by the current corporate structure.

•

The new corporate structure would not change our future operational plans to grow our business, including our focus on our U.S. business. However, organizing under a Canadian parent is expected to permit us to expand in Canada and internationally with greater efficiency than we could achieve under our existing corporate structure and, therefore, may facilitate the growth of our business as opportunities arise.

•

We earn virtually all of our income from operations conducted in Canada, which currently has lower income tax rates than the U.S., and which rates are expected to decline further relative to the U.S. income tax rates. We believe that the reorganization will align, to a greater extent, our tax position with the jurisdiction where we currently earn the substantial majority of our income, allowing New THI to continue to take advantage of Canadian corporate income tax rates. In addition, the reorganization will allow us to address certain adverse implications of the Fifth Protocol of the Treaty. As such, after completion of the reorganization, we expect to realize the benefits in 2010 and subsequent years to our effective tax rates described under “Supplemental Financial Information.” However, there can be no assurance that following the reorganization we will be able to realize the expected benefits to our tax rates, or even to maintain effective tax rates in any future period that are lower than the effective tax rates we could have achieved in that period had we not effected the reorganization. Please see “Risk Factors and Caution Regarding Forward-Looking Statements.”

•

Most of our cash flow is generated by our Canadian operations. Having our parent company, which has significant cash requirements, including those under current programs authorized by our Board of Directors such as our 2009 dividend payments and 2009 share repurchase program, incorporated in the country where we generate most of our cash flow, will provide greater flexibility and efficiency in matters of cash management. By way of example, the Canadian dollar is the functional currency for THI USA for accounting purposes, but the U.S. dollar is the currency used for income tax reporting purposes. As a result, income tax expense and, therefore, our earnings, are subject to changes in foreign exchange rates between the U.S. and Canadian dollars to the extent that we hold cash and cash equivalents at THI USA. Under the proposed structure, New THI is expected to reduce exposure to volatility in reported earnings and other items by substantially lowering exposure to foreign exchange rate fluctuations.

•

The lenders under our senior credit facility have agreed that, upon completion of the reorganization, they will enter into a revised credit facility that will afford greater flexibility in drawing down funds among our various entities in the operational jurisdiction in which such funds are needed. Additionally, the reorganization will allow for greater flexibility in the type of financing available to us in connection with funding our general corporate purposes and for other transactions, including potential future acquisitions, if any, that we may elect to pursue.

•

Having our parent company incorporated in the country where we conduct the greatest amount of our business is expected to reduce the confusion sometimes experienced by third parties such as lenders, suppliers, landlords and local governmental agencies, and the other complexities that can arise in dealings with third parties under our current corporate structure. Over time, as New THI, our Canadian parent company, commences operational business activities, we expect that there will be a reduction in requirements for things such as guarantees and other contractual support and assurance that are requested by third parties dealing with various of our subsidiaries under the current structure.

•

Given our status as a U.S.-based public company, certain analysts and investors may perceive that their evaluation of us should be based on U.S. dollar returns even though substantially all of our net income is currently derived from Canadian operations and we report our results in Canadian dollars. We believe that if our parent company is incorporated in Canada, analyst and shareholder expectations may be more closely aligned with the underlying operating performance of our company, as opposed to foreign exchange rate fluctuations.

In approving the merger, our Board of Directors was cognizant of and considered a variety of negative or potentially negative factors, including the fact that, as described in “Summary Pro Forma Financial Information,” in the year of implementation, we expect to incur transaction costs, as well as certain charges for discrete tax items, the majority of which would be non-cash, and the fact that the expected benefits of the reorganization may not be realized for a variety of reasons, including as a result of taxing authorities disagreeing with our conclusions on tax treatment. With respect to the former, in the quarter that the shareholders approve the transaction, we will be required to reevaluate the realizability of our deferred tax assets under the new corporate structure. We expect that we will establish an additional valuation allowance and/or record additional deferred tax expense in the quarter that the shareholders approve the transaction as a result of this review. Assuming we complete the reorganization in 2009, we also expect that these non-cash (and other insignificant net cash) charges would result in our 2009 effective tax rate falling within the range of 37% to 39%, rather than the previously announced targeted tax rate range of 32% to 34%. We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal) that could affect our ability to achieve our previously announced operating income growth target for 2009.

In the course of its review of the reorganization and its attendant risks, our Board of Directors engaged in discussions with management and external advisors (identified above) to evaluate potentially negative consequences of the reorganization. Based on these discussions and its review of information provided to it, our Board of Directors determined that the long-term administrative, operational, tax and other benefits available to us from completing the reorganization outweighed the higher tax rate that we would expect to incur in the year of implementation and the attendant risks associated with the reorganization. As such, after completing its process of review of the expected benefits and potential risks, the Board of Directors determined that the reorganization was in the best interests of THI USA and its stockholders as the expected benefits of the reorganization outweighed the risks. Please see “Risk Factors and Caution Regarding Forward-Looking Statements” for further discussion of the negative and potentially negative factors discussed above and for a discussion of factors that could prevent us from achieving the benefits described above that we anticipate from completion of the reorganization.

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

•	THI USA has formed New THI, with THI USA holding one Class A redeemable retractable preferred share issued by New THI.

•	New THI, in turn, has formed THI Mergeco and holds one share of redeemable and retractable preferred stock of THI Mergeco.

•

Following the special meeting, provided we have obtained the requisite stockholder approval, (i) THI Mergeco will merge with and into THI USA, with THI USA surviving, (ii) the outstanding share of redeemable and retractable preferred stock of THI Mergeco held by New THI will be converted into one share of redeemable and retractable preferred stock of THI USA, as the surviving corporation in the merger, and (iii) THI USA will issue a number of shares of its common stock to New THI equal to the sum of the number of shares of THI USA common stock issued and outstanding immediately prior to the Effective Time, plus one. As a result, THI USA will, following completion of the merger, become a wholly-owned subsidiary of New THI.

•

In the merger, each issued or outstanding share of THI USA common stock (including those held by The TDL RSU Plan Trust) will be converted into the right to receive one New THI common share, which shares New THI will issue as part of the merger. This will result in each holder of THI USA common stock receiving one New THI common share for each share of THI USA common stock held immediately prior to the merger. In addition, all shares of THI USA common stock held in treasury immediately prior to the merger will automatically be cancelled and retired and will cease to exist, without consideration being delivered for such cancellation.

•

Each outstanding option/SAR, RSU and DSU issued under our equity compensation plans for the purchase or receipt of, or payment based on, shares of THI USA common stock will represent the right to purchase or receive, or receive payment based on, as applicable, the same number of common shares in the capital of New THI on the same terms, subject to the limited adjustments described under “—Stock Compensation and Benefit Plans and Programs.”

The merger agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of THI USA. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by THI USA stockholders without obtaining that approval.

Subsequent Actions

The merger is part of a reorganization of THI USA’s corporate structure. Promptly following the consummation of the merger, as THI USA’s successor, New THI expects to commence additional transactions related to its corporate structure that will result in the reorganization of THI USA and certain of its subsidiaries, in order to achieve the benefits of the reorganization described above under “—Background and Reasons for the Merger.” Refer to “Risk Factors and Caution Regarding Forward-Looking Statements” above for a description of certain risks associated with the reorganization.

Possible Abandonment

Pursuant to the merger agreement, the Board of Directors of THI USA may exercise its discretion to terminate the merger agreement, and therefore abandon the reorganization, at any time prior to the Effective Time, including after the adoption of the merger agreement by THI USA’s stockholders. Please see “Risk Factors and Caution Regarding Forward-Looking Statements—Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

New THI expects to enter into indemnity agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnity agreements with THI USA. The New THI indemnification agreements will be substantially similar to the THI USA indemnifications agreements and will generally require that New THI indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with New THI or another entity where he or she acts or acted as a director or officer or in a similar capacity at New THI’s request, if the indemnitee acted honestly and in good faith with a view to the best interests of New THI or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by New THI. For additional details, please see “Comparison of Rights of Stockholders/Shareholders—Indemnification of Directors and Officers.”

The reorganization will not constitute a change in control for the purpose of THI USA’s equity compensation plans and its executive employment agreements. In addition, approval, in connection with the merger, of the 2006 Stock Incentive Plan, as amended and restated, by THI USA, as the sole stockholder of New THI is deemed to constitute New THI’s shareholder approval of this plan for purposes of Section 422(b) of the Code. Please see “—Stock Compensation and Benefits Plans and Programs.”

New THI has also adopted a shareholder rights plan to effect the issuance of New THI share purchase rights, and THI USA’s adoption of the merger agreement and approval of the New THI shareholder rights plan is deemed to constitute requisite shareholder approval of the shareholder rights plan. The THI USA preferred stock purchase rights will expire at the Effective Time. Please see “Description of Share Capital of New THI—Shareholder Rights Plan.”

Conditions to Completion of the Merger

Unless, among other things, the following conditions are satisfied or, if allowed by law, waived, the merger, and therefore the reorganization, will not be completed:

•	the merger agreement has been adopted by the requisite vote of stockholders of THI USA;

•	none of the parties to the merger agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

•	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

•

the New THI common shares to be issued pursuant to the merger have been authorized for listing on the NYSE and the TSX, subject to official notice of issuance and satisfaction of other standard conditions; and

•

all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of THI USA, New THI or their subsidiaries to consummate the merger have been obtained or made.

Our Board of Directors does not intend to waive any of these conditions unless it determines that the reorganization is in the best interests of THI USA and our stockholders, despite the condition(s) not being satisfied in whole or in part. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward-Looking Statements—Our Board of Directors may choose to defer or abandon the merger.”

Stock Compensation and Benefit Plans and Programs

As part of the merger, New THI has agreed to assume all of THI USA’s rights and obligations under the employee benefit plans to which THI USA was a party, including the 2006 Stock Incentive Plan, Personal Supplemental Executive Retirement Savings Plan, the Executive Annual Performance Plan, the Non-Employee Director Deferred Stock Unit Plan, and executive employment (change in control) agreements, all of the foregoing as may be amended immediately prior to the Effective Time. Plans that provide benefits to employees of subsidiaries of THI USA will, upon being assumed by New THI, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of THI USA common stock, following the merger, New THI common shares will be issued, with no anticipated increase to our “overhang,” which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by New THI in connection with the merger plus shares otherwise available for issuance under our equity compensation plans assumed by New THI, although it is possible that the overhang could increase or decrease as a result of the limited adjustments to equity awards described below. Except as described below, all rights to purchase or receive, or receive payment based on, THI USA common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of New THI common shares. The merger agreement allows us to adjust the number of New THI common shares underlying such rights and the exercise or measurement price thereof only to the extent necessary to comply with applicable law, which requires that we maintain immediately before and after the Effective Time the fair market value of the right or, in the case of options and SARs, the intrinsic value of the right (intrinsic values of options and SARs are based upon the fair market value of a share of THI USA common stock minus the exercise price), and all such adjustments, if any, would be made in accordance with the applicable law (and administrative practice of applicable governmental authorities), including but not limited to Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, Subsection 7(1.4) of the Income Tax Act (Canada), or Regulation 6801(d) of the regulations promulgated under such Act.

Effective Time

We anticipate that the merger will become effective at 12:00 a.m., Eastern time, on September 28, 2009 and that the subsequent actions will promptly commence thereafter. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the reorganization would not be in the best interests of THI USA or our stockholders.

Management of New THI

Immediately prior to the Effective Time, the current directors and officers of New THI will be the same as the then-current directors and officers of THI USA. If the merger is completed, the members of the New THI Board of Directors will serve until the earlier of the next meeting of shareholders at which an election of directors is required or until their successors are elected, and the officers will serve until their successors are elected or earlier death, disability or retirement. Because New THI will not have a classified board, all directors will stand for reelection at New THI’s first annual general meeting expected to be held in May 2010.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of THI USA common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. Our

Board of Directors believes that the reorganization, to be effected by the merger agreement and subsequent actions, is advisable and in the best interests of THI USA and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, the NYSE and TSX rules and regulations, Canadian securities laws and Delaware and Canadian corporate law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Rights of Dissenting Stockholders

Under the DGCL, you will not have appraisal rights in connection with the merger because, among other reasons, the New THI shares you receive in the merger will be listed on the NYSE and TSX.

Ownership in New THI

As is currently the case with THI USA common stock, New THI common shares will be Direct Registration System shares and will not be represented by stock certificates after the merger is effected. As such, your ownership of New THI common shares will be recorded in book entry form by Computershare if you are currently a registered holder or by your broker if you are currently a beneficial holder, with no need for any additional action on your part.

Stockholder/Shareholder Rights Plans

THI USA has a stockholder rights plan under which preferred stock purchase rights are issued to stockholders of THI USA at the rate of one right for each outstanding share of THI USA common stock. New THI has a shareholder rights plan that provides for the issuance of new share purchase rights that will be issued with all New THI common shares issued in connection with the merger and thereafter.

THI USA’s stockholder rights plan will be amended following the Special Meeting to provide that the existing rights will expire at the Effective Time. This amendment of the THI USA stockholder rights plan will not result in the issuance of any stock pursuant to the rights or trigger redemption of the rights and will terminate the THI USA stockholder rights plan at the Effective Time. The expiration of the rights will not result in any tax consequences to the stockholders. The expiration of the current plan and replacement with the new plan is being completed to ensure that the plan is consistent with the terms of plans that are commonly found in the Canadian public market.

For additional details, please see “Description of Share Capital of New THI—Shareholder Rights Plan,” “Comparison of Rights of Stockholders/Shareholders—Shareholder Rights Plan” and the full text of New THI’s shareholder rights plan, a copy of which is attached to this proxy statement/prospectus as Annex D.

Stock Exchange Listings

THI USA common stock is currently listed on the NYSE and TSX under the symbol “THI.” There is currently no established public trading market for the New THI common shares. However, it is a condition to the completion of the merger that the shares of New THI will be authorized for listing on both the NYSE and the TSX, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the New THI common shares will be authorized for listing on both the NYSE and the TSX, and we expect such shares will be traded on both exchanges under the symbol “THI.”

It is anticipated that New THI will qualify as a foreign private issuer in the U.S. following the merger. As such, it is possible for New THI’s independence standards to differ somewhat from the director independence requirements of the NYSE, although currently, Canadian independence standards are not materially different from those in the U.S. In addition, New THI currently intends to maintain substantially the same corporate governance practices following the merger as THI USA maintained prior to the merger. Immediately following the merger, we believe New THI will be in full compliance with the NYSE corporate governance standards applicable to it.

Dividends

The following table sets forth, in Canadian dollars, the quarterly cash dividends paid per share of THI USA common stock in the periods indicated.

Fiscal Year	Dividend Declared
2007
First Quarter (Declared February 2007)	$0.07
Second Quarter (Declared May 2007)	$0.07
Third Quarter (Declared August 2007)	$0.07
Fourth Quarter (Declared October 2007)	$0.07
2008
First Quarter (Declared February 2008)	$0.09
Second Quarter (Declared April 2008)	$0.09
Third Quarter (Declared August 2008)	$0.09
Fourth Quarter (Declared November 2008)	$0.09
2009
First Quarter (Declared February 2009)	$0.10
Second Quarter (Declared May 2009)	$0.10
Third Quarter (Declared August 2009)	$0.10

Although THI USA declares dividends in Canadian dollars, for beneficial holders (or persons that hold shares through a broker or other intermediary), and for registered holders who are not residents of Canada, we are currently required to pay our dividends in U.S. dollars. These funds are then distributed to brokers holding shares on behalf of beneficial owners, and to our transfer agent for registered holders. For beneficial holders that are residents of Canada, the brokers may convert the dividend amounts into Canadian dollars based on exchange rates prevailing at the time of conversion. Stockholders ultimately receiving Canadian dollars are exposed to foreign exchange risk from the date of conversion to U.S. dollars until the date that the broker converts the dividend payment back to Canadian dollars. Following completion of the merger, dividends will be declared and paid in Canadian dollars, eliminating the foreign exchange exposure for our shareholders ultimately receiving Canadian dollars. For U.S. beneficial shareholders, Clearing and Depository Services Inc. (“CDS”), and for registered shareholders, our transfer agent, will convert the dividend amounts into U.S. dollars based on exchange rates prevailing at the time of conversion and pay, in U.S. dollars, The Depository Trust & Clearing Corporation for beneficial holders and, for registered holders, our transfer agent. Stockholders ultimately receiving U.S. dollars are exposed to foreign exchange risk from the date the dividend is declared until the date CDS or our transfer agent, as applicable, converts the dividend payment to U.S. dollars.

The Board of Directors of New THI currently intends to declare quarterly dividends out of current earnings, if appropriate in view of its earnings, working capital requirements, general business conditions, debt covenants that limit its ability to declare dividends, and all other relevant factors. New THI will initially adopt THI USA’s prior practice with respect to dividends, which has been to establish an annual payout ratio range at approximately 20% to 25% of prior year, normalized net income based on year-end results. “Normalized” net income is net income adjusted for discrete items, such as tax impacts not expected to recur, that affect its net income. Following completion of the merger, as part of an overall review of capital allocation activities, New THI will evaluate both its dividend and share repurchase policies. We expect that New THI would make quarterly dividends after the completion of this review. Notwithstanding the foregoing, the declaration and payment of all future dividends will remain subject to the discretion of New THI’s Board of Directors.

The terms of the senior credit facility, as it will be amended and restated to include New THI in connection with the merger, will limit New THI’s ability to pay dividends in the same way it limited THI USA from doing so. That is, New THI may not make any dividend distribution unless, at the time of and after giving effect to the aggregate dividend payment, New THI is in compliance with the financial covenants contained in the senior credit facility and there is no default outstanding under the senior credit facility.

Accounting Treatment of the Merger

Historical cost basis accounting, rather than purchase accounting, will be applied to the merger. Given that, for accounting purposes, there will be no change in control and THI USA’s stockholders will be in the same economic position immediately before and after the reorganization, and because the reorganization will be accounted for as an internal reorganization of entities under common control, there will be no revaluation of THI USA’s assets and liabilities.

MATERIAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER

The discussion of U.S. income tax consequences below is based on current provisions of the U.S. Internal Revenue Code, current and proposed Treasury regulations, and administrative and judicial interpretations as of the date of this proxy statement/prospectus, all of which are subject to change or reinterpretation by the U.S. Treasury Department or courts, possibly on a retroactive basis. THI USA holders should note that no rulings have been or are expected to be sought from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger or reorganization.

This summary is based on the current provisions of the Canadian Tax Act, and on the Company’s Canadian external counsel’s understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary, and all other such statements, do not otherwise take into account or anticipate any changes in law or practice, whether by legislative, governmental or judicial decision or action, which could possibly be made effective on a retroactive basis. This summary does not address all tax consequences that may be relevant to particular taxpayers, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular taxpayer. Accordingly, taxpayers are urged to consult their own tax advisors with respect to their particular circumstances.

Material Income Tax Consequences to THI USA and New THI

The Merger

We expect that neither THI USA nor New THI will incur U.S. or Canadian income tax as a result of completion of the merger (other than the discrete tax charges in the year of implementation, described above under “Summary Pro Forma Financial Information”).

Pursuant to Section 7874 of the Internal Revenue Code, any corporation that qualifies as an expatriated entity may have to recognize certain taxable income and may be considered a surrogate foreign corporation that is treated as a U.S. corporation for U.S. federal income tax purposes. However, since a very substantial majority of THI USA’s business operations are in Canada and New THI will be a Canadian corporation, we believe that THI USA would qualify under the substantial business activities exception and thus will not have the special 7874 taxable income and New THI will not be treated as a U.S. corporation.

After the Merger and Reorganization

Pursuant to reductions under the Canadian Tax Act to the tax rate generally applicable to public companies (as well as enacted and announced changes in the tax rates levied by certain provinces), and assuming that the reorganization has been completed, we expect to obtain certain benefits to our tax rates commencing in 2010 as a result of the reorganization. Please see “Supplemental Financial Information” for a discussion of these anticipated benefits. We believe that the reorganization will align our tax position with the jurisdiction where we currently earn the substantial majority of our income, allowing New THI to continue to take advantage of lower Canadian corporate income tax rates (after 2009), which are lower than and are expected to decline further relative to the U.S. federal income tax rate. The U.S. corporate tax rate is currently 35%. However, there can be no assurance that following the reorganization we will be able to realize the expected benefits to our tax rates, or even to maintain effective tax rates in any future period that are lower than the effective tax rates we could have achieved in that period had we not effected the reorganization. Please see “Risk Factors and Caution Regarding Forward-Looking Statements.”

Material United States Federal Income Tax Consequences to Stockholders

This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to approve the merger or to own or dispose of New THI common shares. In particular, this discussion deals only with holders who hold THI USA common stock, and will hold New THI common shares, as capital assets. This discussion does not address the tax treatment of the merger or of the ownership and disposition of New THI common shares under applicable state or local tax laws or the laws of any jurisdiction other than the United States. For Canadian tax law implications, see “Material Canadian Federal Income Tax Consequences to Stockholders” below.

In addition, this summary does not address federal alternative minimum tax consequences and does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances, or to holders subject to special treatment under U.S. federal income tax law, such as:

•	securities dealers, financial institutions, insurance companies, or tax exempt organizations;

•	holders who are holding shares as part of a hedging or larger integrated financial or conversion transaction;

•	holders whose functional currency is a currency other than the U.S. dollar; and

•	holders who are holding shares pursuant to selected retirement plans, pursuant to the exercise of employee stock options or otherwise as compensation.

This summary does not address all tax consequences that may be relevant to particular taxpayers, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular taxpayer. Accordingly, taxpayers are urged to consult their own tax advisors with respect to their particular circumstances.

United States Taxation Consequences for U.S. Holders

“U.S. Holder” means a registered or beneficial owner of THI USA common stock or New THI common shares who is:

•	a citizen or resident of the U.S.;

•	a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

The Merger

A U.S. Holder will recognize gain with respect to their THI USA common stock in an amount equal to the excess, if any, of the fair market value of the New THI common shares, net of any reasonable costs of disposition, over the U.S. Holder’s basis in the THI USA common stock converted therefor. This is because pursuant to Section 367 of the Internal Revenue Code an outbound transfer of stock is generally taxable to the U.S. shareholders. A U.S. holder will not recognize loss, if any, with respect to the U.S. Holder’s THI USA common stock as a result of the merger. In addition, if the U.S. Holder holds some THI USA common stock at a gain and other THI USA common stock at a loss, the U.S. Holder will, as a result of the merger, recognize the gains but not losses in the THI USA common stock. Any gain recognized by a U.S. Holder on THI USA common stock in the merger will be capital gain if the U.S. Holder has held such common stock as a capital asset, and will be long term capital gain if the U.S. Holder has held such common stock for more than one year before the consummation of the merger.

Under the “wash sale” rules, a taxpayer who sells stock at a loss generally may not claim the loss if the taxpayer acquired “substantially identical” securities within the 61-day period beginning 30 days before, and ending 30 days after, the loss sale. Under these rules, there is risk that a U.S. Holder who recognizes gain on his THI USA common stock in the merger would be prevented from claiming a loss on the sale either of THI USA common stock or New THI common shares during the period beginning 30 days before and ending 30 days after the merger.

A U.S. Holder’s basis in New THI common shares received in the merger will equal the sum of: (1) the U.S. Holder’s basis in the THI USA common stock and (2) the amount of any gain recognized by the U.S. Holder in the merger. A U.S. holder’s holding period in New THI common shares should include the U.S. Holder’s holding period in the THI USA common stock transferred upon the merger, even if the U.S. Holder recognized a gain on the THI USA common stock prior to transfer. (The holding period is relevant for determining whether subsequent sales generate long term capital gains).

A U.S. Holder will be required to report the merger to the Internal Revenue Service on Form 926 (and may be subject to penalties for failure to file such form) if:

–	the U.S. Holder fails to timely report any gain from the transaction on the U.S. Holder’s income tax return for the year of the transaction; or

–	in certain circumstances, if the U.S. Holder owns, directly or by attribution, 5% or more, by vote or value, of the common shares in the capital of New THI immediately after the merger.

After the Merger

Distributions or dividends with respect to New THI common shares (which for these purposes will include the amount of any Canadian taxes withheld therefrom) will generally be includible in the gross income of a U.S. Holder as foreign source dividend income to the extent that such distributions are paid out of New THI’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any such distribution or dividend exceeds New THI’s current and accumulated earnings and profits as so computed, it will first reduce the U.S. Holder’s tax basis in its New THI common shares to the extent thereof and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of property. The amount of any cash distribution or dividend paid in Canadian dollars will be equal to the U.S. dollar value of the Canadian dollars determined at the spot Canadian dollar/U.S. dollar rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. These dividends should be treated as qualified dividends subject to tax at the long term capital gains rates if the shares are held for the specified holding period.

Subject to certain limitations, Canadian taxes withheld from or paid on dividend distributions generally will be eligible for credit against the U.S. Holder’s U.S. federal income taxes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

A U.S. Holder will generally recognize a capital gain or loss for U.S. federal income tax purposes on the sale or disposition of New THI common shares in the same manner as on the sale or disposition of any other shares held as capital assets and such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such New THI common shares exceeds one year as of the date of sale or disposition. Gain, if any, will generally be U.S. source gain.

New THI believes that, following the merger, it will not be a “passive foreign investment company,” a “foreign person holding company,” or a “controlled foreign corporation” for U.S. federal income tax purposes. If New THI were one of these three types of companies following the merger, some or all U.S. Holders of New THI common shares would be required to include in their taxable income certain undistributed amounts of New THI’s income or, in certain circumstances, to pay an interest charge together with tax calculated at maximum rates on certain “excess distributions,” defined as including gain on the sale of stock.

Any U.S. Holder who owns 10% or more in value of the stock of New THI at any time may be required to file IRS Form 5471 with respect to New THI.

United States Taxation Consequences for Non-U.S. Holders

The Merger

Except as discussed below in this section, a Non-U.S. Holder should not recognize gain or loss for U.S. income tax purposes as a result of the merger.

A Non-U.S. Holder who has owned, directly or constructively, more than 5% of the outstanding THI USA common stock at any time would recognize taxable gain or loss with respect to the THI USA common stock if the THI USA common stock is a “U.S. real property interest” as defined in Section 897(c) of the Internal Revenue Code. In general, a 5% Non-U.S. Holder’s THI USA common stock would be a U.S. real property interest if 50% or more of the fair market value of the sum of THI USA’s trade or business assets and real property assets have consisted of interests in U.S. real property at any time during the preceding five years (or, if shorter, the 5% Non-U.S. Holder’s holding period in the THI USA common stock). THI USA believes that THI USA common stock does not constitute a U.S. real property interest. Accordingly, THI USA does not believe that 5% Non-U.S. Holders will recognize taxable gain or loss for U.S. tax purposes on their THI USA common stock as a result of the merger.

In accordance with Treasury Regulations, at the request of a 5% Non-U.S. Holder, THI USA will inform the 5% Non-U.S. Holder whether, in THI USA’s determination, the 5% Non-U.S. Holder’s interest in THI USA has been a U.S. real property interest during the applicable period, and will provide notice of such determination to the Internal Revenue Service within a reasonable time of receiving such a request. The request of a 5% Non-U.S. Holder for such a determination should be accompanied by the name, address, and U.S. taxpayer identification number (if any) of the 5% Non-U.S. Holder.

After the Merger

Subject to certain exceptions, Non-U.S. Holders will be subject to a U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or conversion of, the New THI common shares received only if such dividends or gains are effectively connected with the conduct of a U.S. trade or business; or, in the case of a resident of a country which has a treaty with the U.S., such dividends or gains are attributable to a permanent establishment (or in the case of an individual, a fixed place of business) within the U.S.; or, in the case of gains realized by Non-U.S. Holders that are individuals, such holders are present in the U.S. for 183 days or more during the taxable year of the sale and certain other conditions exist. We expect that, after implementation of the merger, Non-U.S. Holders will not be subject to U.S. federal withholding tax on dividend distributions made on New THI common shares.

United States Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividend payments (or other taxable distributions) for New THI common shares made within the U.S. to a non-corporate U.S. person, and “backup withholding” currently at the rate of 28% may apply to such payments if: the holder or beneficial owner fails to provide an accurate taxpayer identification number in the manner required by U.S. law and applicable regulations; there has been notification from the Internal Revenue Service of a failure by the holder or beneficial owner to report all interest or dividends required to be shown on its federal income tax returns; or, in certain circumstances, if the holder or beneficial owner fails to comply with applicable certification requirements. Certain corporations and persons that are not U.S. persons may be required to establish their exemption from information reporting and backup withholding by certifying their status on Internal Revenue Service Forms W-8 or W-9.

Amounts withheld under the backup withholding rules may be credited against a holder’s tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the United States Internal Revenue Service.

Material Canadian Federal Income Tax Consequences to Stockholders

This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to approve the merger or to own or dispose of New THI common shares. In particular, the discussion deals only with the principal Canadian federal income tax considerations generally applicable to a beneficial owner of THI USA common stock who acquires New THI common shares as part of the merger and who, at all relevant times, for purposes of the application of the Canadian Tax Act, (1) deals at arm’s length with THI USA and New THI; (2) is not affiliated with THI USA and New THI; and (3) holds the THI USA common stock and will hold New THI common shares as capital property (a “Holder”). Generally, shares will be capital property to a Holder provided the Holder does not hold those shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade. This summary does not address all issues relevant to shareholders who acquired or will acquire their THI USA common stock or New THI common shares on the exercise of an employee stock option. Such shareholders should consult their own tax advisors. This summary does not apply to a Holder with respect to whom THI USA is or will be a foreign affiliate within the meaning of the Canadian Tax Act. For U.S. tax law implications, see above under “Material United States Federal Income Tax Consequences to Shareholders.”

This summary does not address all tax consequences that may be relevant to particular holders and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors with respect to their particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding, or disposition of THI USA common stock or New THI common shares must be converted into Canadian dollars based on exchange rates as determined in accordance with the Canadian Tax Act.

Residents of the United States

The following portion of the summary is generally applicable to a Holder who, for purposes of the application of the Canadian Tax Act, at all relevant times, is a resident of the U.S., is not (and is not deemed to be) a resident of Canada, is eligible for benefits under the Treaty, is the beneficial owner of the income or gain realized on a distribution from, or realized on a disposition of, THI USA common stock or New THI common shares, does not have a “permanent establishment” or “fixed base” in Canada, does not use or hold, and is not deemed to use or hold, THI USA common stock or New THI common shares in, or in the course of, carrying on a business in Canada, and does not carry on an insurance business in Canada and elsewhere (a “U.S. Resident Holder”).

The Merger

A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act when such holder’s THI USA common stock is converted into the right to receive New THI common shares on the merger, which shares New THI will issue as part of the merger, unless the THI USA common stock is “taxable Canadian property” to the U.S. Resident Holder for purposes of the Canadian Tax Act and the U.S. Resident Holder is not entitled to relief under the Treaty.

Generally, the THI USA common stock will not constitute taxable Canadian property to a U.S. Resident Holder at a particular time provided that (1) the THI USA common stock is listed at that time on a designated stock exchange (which includes the TSX and the NYSE), and (2) the U.S. Resident Holder, persons with whom the U.S. Resident Holder does not deal at arm’s length, or the U.S. Resident Holder together with all such persons, have not owned 25% or more of the issued shares of any class or series of the capital stock of THI USA at any time during the 60-month period that ends at that time.

After the Merger

Dividends paid, credited, or deemed under the Canadian Tax Act to be paid or credited to a U.S. Resident Holder on New THI common shares generally will be subject to Canadian withholding tax, at the rate of 15% of the gross amount of the dividends, under the terms of the Treaty.

Gains realized on the disposition of New THI common shares received by a U.S. Resident Holder as a result of the merger generally will not be subject to Canadian tax if such shares are listed on a stock exchange prescribed by the Canadian Tax Act, which includes the NYSE and TSX, and, at any time within 60 months ending at the time of the disposition, the U.S. Resident Holder, alone or together with others not dealing at arm’s length with the U.S. Resident Holder, has not owned 25% or more of the shares of any class of the capital stock of New THI. In any event, gains realized by a U.S. Resident Holder on the disposition of New THI common shares will generally not be subject to Canadian tax, provided that the value of the New THI common shares is not derived principally from real property situated in Canada, as contemplated in the Treaty.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, for purposes of the application of the Canadian Tax Act, is resident or deemed to be resident in Canada at all relevant times (a “Canadian Resident Holder”). This portion of the summary is not applicable to (i) a shareholder that is a “specified financial institution,” (ii) a shareholder an interest in which is a “tax shelter investment,” (iii) a shareholder that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a “financial institution,” or (iv) a shareholder to whom the “functional currency” reporting rules apply, each as defined in the Canadian Tax Act. Such shareholders should consult their own tax advisors.

The Merger

A Canadian Resident Holder will realize a capital gain (or sustain a capital loss) on the disposition of such holder’s THI USA common stock pursuant to the merger, to the extent that the fair market value of the New THI common shares received pursuant to the merger, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the THI USA common stock to the Canadian Resident Holder immediately before the merger.

The cost to a Canadian Resident Holder of each New THI common share received pursuant to the merger will be equal to the fair market value of a share of THI USA common stock at the Effective Time.

Generally, a Canadian Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Canadian Resident Holder in the year. Allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years.

A Canadian Resident Holder that is throughout the year a “Canadian-controlled private corporation,” as defined in the Canadian Tax Act, may be liable for a refundable tax on investment income, including taxable capital gains realized in respect of the disposition of the THI USA common stock on the merger.

After the Merger

Dividends received on the New THI common shares by a Canadian Resident Holder will be subject to the tax treatment generally applicable to taxable dividends paid by taxable Canadian corporations. In the case of a Canadian Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on New THI common shares will be included in computing the Canadian Resident Holder’s income, and will be subject to the normal gross-up and dividend tax credit rules applicable to dividends paid by taxable Canadian corporations under the Canadian Tax Act, including the enhanced gross-up and dividend tax credit applicable to any dividend designated as an “eligible dividend” in accordance with the provisions of the Canadian Tax Act.

A Canadian Resident Holder that is a corporation will be required to include in income any dividend received or deemed to be received on New THI common shares, and generally will be entitled to deduct an equivalent amount in computing its taxable income. A Canadian Resident Holder that is a “private corporation” (as defined in the Canadian Tax Act) or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Canadian Tax Act on dividends received (or deemed to be received) on the New THI common shares to the extent such dividends are deductible in computing taxable income for the year.

Generally, a Canadian Resident Holder who disposes of or is deemed to dispose of a New THI common share in a taxation year will be subject to the rules described above under “—Material Canadian Federal Income Tax Consequences to Stockholders—Residents of Canada—The Merger.” Certain rules in the Canadian Tax Act may result in a capital loss that otherwise would have been realized by a Canadian Resident Holder from a disposition of New THI common shares being suspended, reduced, or denied. Canadian Resident Holders should consult their own tax advisors in this regard.

Provided that they are listed on a designated stock exchange, which includes the TSX and the NYSE, New THI common shares will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, tax-free savings accounts, deferred profit sharing plans and registered education savings plans. In addition, the foreign reporting rules will no longer apply to a Canadian Resident Holder of New THI common shares.

DESCRIPTION OF SHARE CAPITAL OF NEW THI

Authorized Share Capital

New THI is authorized to issue an unlimited number of common shares, one Class A preferred share and an unlimited number of preferred shares, issuable in series. The preferred shares are what are commonly referred to as “blank check” preferred shares and, therefore, New THI’s Board of Directors may designate and create the preferred shares as shares of any series and determine the respective rights and restrictions of any such series. The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. See also “—Changes to Rights of a Class or Series” and “—Voting” below.

As of the close of business on August 12, 2009, New THI had no common shares outstanding and one Class A redeemable retractable preferred share outstanding. If the merger is completed, New THI will issue approximately 180,996,877 common shares in the merger, and the single Class A preferred share held by THI USA prior to the merger will be redeemed, along with the redeemable retractable preference share in THI USA that will be issued to New THI in the merger.

Voting

Holders of New THI common shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. New THI’s common shareholders have no cumulative voting rights and all of the members of New THI’s Board of Directors are to be elected annually. Under New THI’s by-laws, shareholders take action by a majority of votes cast, unless otherwise provided by the CBCA or New THI’s articles of incorporation or by-laws.

Under the CBCA, some matters, such as changing New THI’s name, the creation of a new class of authorized shares, voluntarily winding-up the corporation and others, require the approval of shareholders by a special resolution. A special resolution is a resolution that is either passed at a meeting duly called and held for that purpose by not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or that is signed by all the shareholders entitled to vote on that resolution.

There are no limitations imposed by the CBCA or New THI’s articles of incorporation or by-laws on the right of shareholders residing outside of Canada to hold or vote their New THI common shares.

Changes to Rights of a Class or Series

Under the CBCA, the articles of a corporation may by special resolution be amended to, among other things: (1) change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued; (2) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series; or (3) add, change or remove restrictions on the issue, transfer or ownership of shares.

The CBCA also provides that, subject to certain limitations and unless the articles of the corporation specify otherwise, holders of shares of a class, and in certain circumstances, holders of shares of a series, are entitled to vote separately as a class or series on a proposal to amend the articles of incorporation to, among other things:

(1)	increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

(2)	effect an exchange, reclassification or cancellation of all or part of the shares of such class;

(3)	add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing, (a) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, (b) add, remove or change prejudicially redemption rights, (c) reduce or remove a dividend preference or a liquidation preference, or (d) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions;

(4)	increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class;

(5)	create a new class of shares equal or superior to the shares of such class;

(6)	make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class;

(7)	effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class; or

(8)	constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.

Quorum for General Meetings

A quorum of shareholders is present at a meeting of New THI shareholders regardless of the number of persons actually present at the meeting, if the holders of not less than 25% of the common shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

Dividend Rights

Subject to the preferences, limitations and relative rights of holders of New THI’s preferred shares described below, the holders of New THI common shares are entitled, among other things, to receive any dividend declared by New THI. New THI may pay a dividend by issuing fully paid shares of New THI, money and/or property. For information regarding New THI’s expected future dividend payments, see “The Merger Agreement—Dividends.”

Rights Upon Liquidation

Upon any liquidation of New THI, after creditors of the corporation have been paid in full and the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of New THI’s common shares are entitled to receive, pro rata, any remaining assets of New THI available for distribution.

No Sinking Fund

The New THI common shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The New THI common shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

New THI shareholders have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by New THI.

Redemption and Conversion

There are no provisions for redemption or conversion rights with respect to the New THI common shares and no provisions discriminate against existing or prospective shareholders as a result of a security holder owning a substantial amount of securities.

Restrictions on Transfer

New THI’s articles of incorporation and by-laws do not impose any restrictions on transfer of New THI’s common shares.

Other Classes or Series of Shares

Preferred Shares. New THI is authorized to issue an unlimited number of preferred shares, which shares may be issued in one or more series by New THI’s Board of Directors without further action by shareholders. In any resolution authorizing the issuance of preferred shares, the Board of Directors of New THI is authorized to fix for each such series the number of shares which shall constitute such series, and the designations, rights, privileges, restrictions and conditions attaching to the shares of such series, including as to voting power (whether full, limited or no voting power), any right to receive dividends, rights of redemption (if any) and conversion or exchange rights.

Share Repurchases

The previously announced share repurchase program was due to remain open from March 2, 2009 until March 1, 2010. However, as previously announced, we have deferred additional repurchases under this program pending the Board’s review of capital allocation activities, including share repurchases, until after the completion of the reorganization, as also discussed above with respect to New THI’s dividend policy. As such, we do not expect to complete the full amount of repurchases provided for under this program before it expires.

Transfer Agent

The transfer agent and registrar for New THI’s common shares is Computershare Trust Company of Canada.

Anti-Takeover Provisions

The level of anti-takeover provisions with respect to New THI differs from that with respect to THI USA by virtue of the differences between the DGCL and the CBCA, the differences between the provisions of the certificate of incorporation and by-laws of THI USA and the articles of incorporation and by-laws of New THI, and the differences between the THI USA rights plan and the New THI rights plan. See “Comparison of Rights of Stockholders/Shareholders” and “—Shareholder Rights Plan.”

New THI’s articles of incorporation and by-laws, which are generally consistent with Canadian corporate law requirements and common commercial practice, do not provide the same type of anti-takeover provisions as do THI USA’s certificate of incorporation and by-laws. For example, under THI USA’s certificate of incorporation and by-laws, THI USA has a classified board of directors and stockholders are unable to call special meetings. As summarized below at “Comparison of Rights of Stockholders/Shareholders,” there are material differences between the DGCL and the CBCA that also have the effect of reducing the anti-takeover provisions applicable with respect to New THI, such as the ability of shareholders who meet certain requirements to make proposals, including the nomination of directors, in New THI’s management proxy circular for annual shareholder meetings. You should consider these differences in anti-takeover provisions in evaluating the merger.

The CBCA does not contain a comparable provision to Section 203 of the DGCL with respect to business combinations. Please see “Comparison of Rights of Stockholders/Shareholders—Special Vote Required for Combinations with Interested Stockholders/Shareholders” with respect to the provisions of Section 203. However, Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators contains requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly:

(i) acquires, sells, leases or transfers an asset;

(ii) acquires or issues securities;

(iii) assumes or becomes subject to a liability; or

(iv) borrows money or lends money;

from or to, as the case may be, a related party by any means in any one or any combination of transactions.

“Related Party” is defined in MI 61-101 and includes directors, senior officers and holders of more than 10% of the voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions:

(i) specific disclosure in the proxy circular sent to security holders in connection with a related party transaction where a meeting is required;

(ii) the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith; and

(iii) the inclusion of a summary of the valuation in the proxy circular.

MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast. See “Comparison of Rights of Stockholders/Shareholders.”

Shareholder Rights Plan

Background and Reasons for the New THI Shareholder Rights Plan

THI USA maintains a stockholder rights plan, which is designed to provide the stockholders sufficient time to assess a tender offer for the corporation, if such an offer were to be made, and to provide THI USA’s Board of Directors with the opportunity to explore and develop alternatives to any tender offer that are in the best interests of the corporation and its stockholders. In order for the rights of shareholders of New THI to match those of THI USA, to the extent practicable given the different legal frameworks governing the respective corporation, New THI will adopt a similar shareholder rights plan. The New THI Board of Directors, as noted below, has concluded that the adoption of the shareholder rights plan is in the best interests of New THI and its shareholders. However, and as further discussed below, the New THI shareholder rights plan will contain important differences from the THI USA rights plan.

Several hundred public companies in Canada have adopted shareholder rights plans. These plans have as their objective providing shareholders of the companies involved, and the boards of directors of such companies, with the time necessary to ensure that, in the event of a take-over bid (the Canadian term for a tender offer) for the company, alternatives to the bid which may be in the best interests of the company are identified and fully explored. Securities legislation in Canada currently permits a take-over bid to expire in 35 days. The New THI Board of Directors is of the view that this is not sufficient time to assess a take-over bid, were such a bid to be made, and, if the New THI Board of Directors were to deem it appropriate in the circumstances, to identify and explore alternatives which may be in the best interests of New THI and its shareholders. In the event that competing bids were to emerge, the New THI Board of Directors also believes that securities legislation in Canada would not provide a sufficient minimum period of time in which the New THI Board of Directors could assess a competing offer or for shareholders to make a reasoned decision about the merits of the competing bids. The shareholder rights plan is not intended to prevent a take-over bid or to deter offers for the common shares of New THI. It is designed to encourage anyone seeking to acquire control of New THI to make a bid or offer that represents full and fair value to all shareholders and to allow the Board of Directors to have sufficient time to evaluate all such competing bids.

The existence of a shareholder rights plan does not affect the duty of the New THI Board of Directors to act honestly and in good faith with a view to the best interests of the corporation and its shareholders, and to consider any offer made on that basis. The shareholder rights plan is designed to provide the New THI Board of Directors with the means to bring about negotiations with an offeror on behalf of the corporation’s shareholders.

The New THI Board of Directors, as part of its review and analysis of the shareholder rights plan, considered, among other matters, (i) recent developments in shareholder rights plans in Canada, (ii) the terms and conditions of current rights plans adopted by other Canadian companies, (iii) recent experience involving rights plans in the context of take-over bids, and (iv) the commentary of the investment community and governance organizations on these plans. Based upon this review, the New THI Board of Directors has adopted a shareholder rights plan that addresses the concerns of institutional shareholders and investment industry commentators on a basis that is generally consistent with the objectives of shareholder rights plans that are commonly found in the Canadian public market.

Summary of Certain Key Provisions of New THI’s Shareholder Rights Plan

The following is a summary of the material provisions of New THI’s shareholder rights plan, a copy of which is attached to and forms a part of this proxy statement/prospectus as Annex D.

The shareholder rights plan is not intended to, and will not, prevent a take-over of New THI. As discussed above, the objectives of the shareholder rights plan are to provide the Board of Directors with sufficient time to assess and evaluate a take-over bid and to permit New THI’s Board of Directors to identify and explore other alternatives, if appropriate, designed to maximize shareholder value.

The shareholder rights plan provides that one right to purchase a common share (a “Right”) will be issued in respect of each of the outstanding New THI common shares to holders as of the effective date of the plan, as well as in respect of each common share issued after the effective date and prior to the Separation Time (as defined below).

Under the shareholder rights plan, a bidder making a Permitted Bid (as defined below) for New THI common shares may not take up any shares before the close of business on the 60th day after the date of the bid and then only if more than 50% of New THI’s common shares not beneficially owned by the person making the bid and certain related parties are deposited, in which case the bid must be extended for 10 business days on the same terms. The rights plan is intended to encourage an offeror to proceed by way of Permitted Bid or to approach the Board of Directors with a view to negotiation by creating the potential for substantial dilution of the offeror’s position, making the acquisition much more costly. The Permitted Bid provisions of the rights plan are designed to ensure that, in any take-over bid, all shareholders are treated equally, receive the maximum available value for their investment and are given adequate time to properly assess the bid on a fully informed basis. Under the rights plan, a bid for less than all of the common shares may be a Permitted Bid.

It was not the intention of the New THI Board of Directors in adopting the shareholder rights plan to secure the continuance of existing members of the Board of Directors or management in office, or to avoid a bid for control of the corporation. Through the Permitted Bid mechanism, described in more detail below, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the rights plan, regardless of the acceptability of the bid to the New THI Board of Directors. Even in the context of a bid that does not meet the Permitted Bid criteria, the New THI Board of Directors will continue to be bound by its fiduciary duties to consider any bid for the common shares of New THI in deciding whether to exercise its discretion under the shareholder rights plan to waive its application to the offer. In discharging that responsibility, the New THI Board of Directors must act honestly and in good faith with a view to the best interests of New THI.

In addition, the shareholder rights plan was not adopted in response to, or in anticipation of, any acquisition or take-over offer. The rights plan does not inhibit any shareholder from using the proxy mechanism set out in the CBCA to promote a change in the management or direction of the corporation, including the right to requisition the directors to call a meeting of shareholders to transact any proper business to be considered by New THI’s shareholders.

Trading of Rights

The Rights are not exercisable until the Separation Time (as defined below), and certificates representing the Rights will not be sent to shareholders. Until the Separation Time, or earlier termination or expiration of the Rights, the Rights are evidenced by and transferred with the associated New THI common shares and the surrender for transfer of any common shares will also constitute the surrender for transfer of the Rights associated with those common shares. After the Separation Time, the Rights will become exercisable and begin to trade separately from the associated common shares. The initial “Exercise Price” under each Right in order to acquire a common share is Cdn. $150.

Separation of Rights

The Rights will become exercisable and begin to trade separately from the associated New THI common shares at the “Separation Time,” which is generally the close of business on the tenth trading day after the earliest to occur of (a) a public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding common shares other than as a result of (i) a reduction in the number of common shares outstanding, (ii) a Permitted Bid or Competing Permitted Bid (see “Permitted Bids” below), (iii) acquisitions of common shares in respect of which the Board of Directors of New THI has waived the application of the shareholder rights plan, or (iv) other specified exempt acquisitions in which shareholders participate on a pro rata basis; (b) the date of commencement of, or the first public announcement of an intention of any person to commence, a take-over bid where the common shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% or more of the outstanding common shares; and (c) the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such.

As soon as practicable following the Separation Time, a separate book entry will be made evidencing the Rights, and the book entry alone will evidence the Rights. The shareholder rights plan will remain in effect until September 28, 2018, subject to being reconfirmed by shareholders of New THI every three years (the “Expiration Date”). If the shareholder rights plan is not reconfirmed at the third and sixth annual meetings of New THI shareholders following the THI USA stockholders’ meeting at which the merger is considered, or if the shareholder rights plan is not presented for reconfirmation at such annual meetings, the shareholder rights plan and all outstanding rights shall terminate as of the adjournment of the relevant annual meeting, provided that termination shall not occur if a Flip-in Event (as defined below) has occurred (other than one that has been waived in accordance with terms of the shareholder rights plan).

When Rights become Exercisable

After the Separation Time, each Right entitles the holder thereof to purchase one common share at the Exercise Price. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-in Event”), the Rights entitle the holder thereof (other than a holder who is an Acquiring Person) to receive upon exercise common shares with a market value equal to twice the then Exercise Price of the Rights. For example, if, at the time of such announcement, the Exercise Price is Cdn. $150 and the common shares have a market price of Cdn. $25, the holder of each Right would be entitled to receive Cdn. $300 in market value of the common shares (12 common shares) after paying Cdn. $150 for such shares (i.e., the shares may be purchased at a 50% discount). In such event, however, any Rights directly or beneficially owned by an Acquiring Person (including affiliates, associates and others acting jointly or in concert therewith), or a transferee or any such person, will be void. A Flip-in Event does not include acquisitions pursuant to a “Permitted Bid” or “Competing Permitted Bid” (both as defined below).

Permitted Bids

The shareholder rights plan includes a “Permitted Bid” concept whereby a take-over bid for New THI will not trigger the Rights if the bid meets certain conditions. A “Permitted Bid” is defined as an offer to acquire New THI common shares or securities that are eligible to be converted into New THI common shares for cash or securities made by means of a take-over bid circular where the common shares (including common shares that may be acquired upon conversion of securities convertible into common shares) subject to the offer, together with shares directly or beneficially owned by the offeror at the date of the offer (including its affiliates, associates and others acting jointly or in concert therewith), constitute 20% or more of the outstanding common shares and that also complies with the following additional provisions:

(i)	the bid must be made to all the holders of common shares other than the offeror;

(ii)	the bid must contain an irrevocable and unqualified condition that no common shares will be taken up or paid for prior to the close of business on a date which is not less than 60 days following the date of the bid and then only if more than 50% of the common shares held by Independent Shareholders (as referred to below) have been deposited or tendered to the bid and not withdrawn;

(iii)	common shares may be deposited pursuant to the bid, unless it is withdrawn, at any time prior to the date shares may be taken up or paid for under the bid and common shares deposited pursuant to the bid may be withdrawn until taken up or paid for; and;

(iv)	if the deposit condition referred to in (ii) above is satisfied, the offeror will make a public announcement of that fact and the bid will remain open for deposit and tenders of common shares for at least 10 business days from the date such extension is publicly announced.

“Independent Shareholders” are defined as holders of common shares other than (i) an Acquiring Person, (ii) any offeror making a take-over bid, (iii) any affiliate or associate of an Acquiring Person or offeror, (iv) persons acting jointly or in concert with an Acquiring Person, and (v) employee benefit, stock purchase or certain other plans or trusts for employees of the corporation or its wholly-owned subsidiaries unless the beneficiaries of such plans or trusts direct the voting or tendering to a take-over bid of the common shares.

The New THI Board of Directors, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Competing Permitted Bids

A “Competing Permitted Bid” is a take-over bid made after a Permitted Bid has been made and prior to its expiry that satisfies all components of the definition of a Permitted Bid, except that it must remain open for acceptance until at least the 60th day after the earliest date on which another Permitted Bid then in existence was made. The reduction in the time for acceptance of a Competing Permitted Bid is designed to allow, as nearly as practicable, all bids to be dealt with by the shareholders of the corporation within substantially the same time frame.

Redemption and Waiver; Termination of the Rights Plan

The Rights may be redeemed by the New THI Board of Directors, with the prior approval of the holders of common shares or Rights, as the case may be, at any time prior to the occurrence of a Flip-in Event at a redemption price of Cdn. $0.00001 per Right. Rights are deemed to have been redeemed if a bidder successfully completes a Permitted Bid. Additionally, see “Separation of Rights,” regarding the termination of the shareholder rights plan if it is not reconfirmed at the third and sixth annual meetings of New THI shareholders.

Under the terms of the shareholder rights plan, the New THI Board of Directors can waive the application of the plan to enable a particular take-over bid to proceed, in which case the terms of the shareholder rights plan will be deemed to have been waived with respect to any other take-over bid made prior to the expiry of any bid subject to such waiver.

Protection Against Dilution

The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of stock dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.

COMPARISON OF RIGHTS OF STOCKHOLDERS/SHAREHOLDERS

Your rights as a stockholder of THI USA are governed by the DGCL and THI USA’s certificate of incorporation and by-laws. After the merger, you will become a shareholder of New THI and your rights will be governed by the CBCA, the laws of Canada and New THI’s articles of incorporation and by-laws.

The principal attributes of THI USA common stock and New THI common shares are similar. However, there are differences between your rights under the DGCL and under the CBCA. In addition, there are differences between THI USA’s certificate of incorporation and by-laws and New THI’s articles of incorporation and by-laws. The following discussion is a summary of the material differences in your rights that would result from the merger. As such, this summary does not cover all the differences between the CBCA and the DGCL affecting corporations and their shareholders or all of the differences between THI USA’s certificate of incorporation and by-laws and New THI’s articles of incorporation and by-laws. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the CBCA, the DGCL, THI USA’s certificate of incorporation and by-laws and New THI’s articles of incorporation and by-laws. We encourage you to read those laws and documents. A copy of New THI’s articles of incorporation is attached to this proxy statement/prospectus as Annex B and a copy of its by-laws is attached as Annex C. For information as to how you can obtain a copy of THI USA’s certificate of incorporation and by-laws, see “Where You Can Find More Information.”

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes	Under the DGCL, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, is generally required to be approved by the holders of a majority of the shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. THI USA’s certificate of incorporation provides that, unless at least two-thirds of the total number of directors of THI USA, if there were no vacancies (the “Whole Board”) shall recommend the approval of any of the following matters, the affirmative vote of 75% of the voting power of all outstanding shares of capital	Under the CBCA, certain fundamental changes such as articles amendments, certain by-law amendments, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court) are required to be approved by special resolution. A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) signed by all

DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

stock of THI USA entitled to vote generally in the election of directors, voting together as a single class, shall be required to approve: (a) an agreement of merger or consolidation providing for the proposed merger or consolidation of THI USA with or into one or more corporations and requiring stockholder approval; (b) a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of THI USA; or (c) a proposed dissolution of THI USA.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares.

The DGCL does not contain a procedure comparable to a plan of arrangement under the CBCA.

shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares otherwise provides).

In addition, the CBCA provides that, where it is not practicable for a corporation (that is not an insolvent corporation) to effect such a fundamental change under any other provision contemplated under the CBCA, the corporation may apply to a court for an order approving an arrangement.

In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. The court determines to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained, and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Subject to approval by the persons entitled to notice and to issuance of the final order, articles of arrangement are executed and filed by the corporation.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
The articles of arrangement must contain details of the plan, the court’s approval and the manner in which the plan was approved, if so required by the court order. Finally, the articles of arrangement are filed with Industry Canada, which after such filing issues a certificate of arrangement. The arrangement becomes effective on the date shown in the certificate of arrangement.
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the

The CBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations. However, MI 61-101 contains detailed requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “related party” as defined in MI 61-101 includes (i) directors and senior officers of the issuer, (ii) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities and (iii) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy (information) circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
	outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.	transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.
Appraisal Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation, if, among other things: (i) the corporation’s shares are listed on a national securities exchange or held of record by more than 2,000 stockholders; or (ii) the corporation will be the surviving corporation of the merger and no vote of its stockholders is required to approve the merger.

However, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation; (ii) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; or (iii) cash instead of fractional shares of the corporation.

The THI USA shares are currently listed on the NYSE and the TSX and it is expected that at the Effective Time, the New THI common shares will be authorized for listing on the NYSE and the TSX, subject to official notice of issuance and satisfaction of other standard conditions.

The CBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Such matters include: (i) an amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class in respect of which a shareholder is dissenting; (iii) an amendment to the corporation’s articles to add, change or remove any restriction on the business or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; (vii) the carrying out of a going-private transaction or a squeeze-out transaction; and (viii) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters, including in certain cases a class or series of shares not otherwise carrying voting rights; provided that, a shareholder is not entitled to dissent if any amendment to the articles is effected by a court order (a) approving a reorganization; or (b) made in connection with an action for an oppression remedy.

DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result; (ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation.

A “complainant” means: (i) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates; (iii) the “Director” appointed under the CBCA; and (iv) any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

on final disposition of the complaint (as in the case of a derivative action—see “—Shareholder Lawsuits” below). The complainant is not required to give security for costs in an oppression action.

Compulsory Acquisition

The CBCA provides that if, within 120 days after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled to acquire (on the same terms on which the offeror acquired shares under the take-over bid) the shares held by those holders of shares of that class who did not accept the take-over bid. If a shareholder who did not accept the take-over bid (a dissenting offeree) does not receive an offeror’s notice, with respect to a compulsory acquisition (as described in the preceding sentence), that shareholder may require the offeror to acquire those shares on the same terms under which the offeror acquired (or will acquire) the shares owned by the shareholders who accepted the take-over bid.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders. THI USA’s certificate of incorporation provides that its stockholders may not act by written consent.	Under the CBCA, shareholder action without a meeting may be taken by written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting (other than where a written statement is submitted by a director or auditor giving reasons for resigning or for opposing any proposed action or resolution, in accordance with the CBCA). New THI’s by-laws reflect the CBCA provisions in this regard.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the by-laws. THI USA’s by-laws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board pursuant to a resolution adopted by a majority of the Whole Board. That is, stockholders do not have the right to call meetings.

Under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at the special meeting sought to be held may require that the directors call a meeting of shareholders. Upon meeting the technical requirements set out in the CBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting. In addition, the New THI by-laws provide that the directors may call special meetings of shareholders at any time. New THI’s by-laws require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing as described below under “—Advance Notification Requirements for Proposals of Stockholders/Shareholders.”

The New THI by-laws also provide that meetings of shareholders shall be held at the place within Canada or the U.S. as is determined by the Board of Directors.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, a corporation may pay dividends out of capital surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding shares having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are

Under the CBCA, a corporation may pay a dividend by issuing fully paid shares of the corporation. A corporation may also pay a dividend in money or property unless there are reasonable grounds for believing that: (i) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Under the CBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends, as set out above.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

THI USA has historically paid dividends and has implemented two prior share repurchase programs. See “Description of Share Capital of New THI—Share Repurchases” and “Proposal 1—The Merger Agreement—Dividends.”

New THI intends to continue to pay dividends in a similar manner to THI USA and will reevaluate whether to engage in future share repurchases – See “Description of Share Capital of New THI—Share Repurchases” and “Proposal 1—The Merger Agreement—Dividends.”

Vacancies on Board of Directors	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the certificate of incorporation or by-laws. THI USA’s certificate of incorporation provides that a vacancy or a newly created directorship may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Under the CBCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed.

Both the CBCA and New THI’s by-laws also allow a vacancy on the board to be filled by a quorum of directors except when the vacancy results from an increase in the number or minimum or maximum number of directors or from a failure to elect the number or minimum number of directors required by New THI’s articles. Under New THI’s by-laws, whenever a vacancy occurs on the board which results in the board not having a quorum or if there has been a failure to elect the minimum number of directors provided for in New THI’s articles, the remaining directors shall call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no such directors then in office, any shareholder may call the special meeting. In addition, New THI’s by-laws and the CBCA authorize the board to appoint one or more additional directors not to exceed the maximum number set forth in New THI’s articles, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Constitution and Residency Of Directors	The DGCL does not have residency requirements comparable to those of the CBCA, but a corporation can prescribe qualifications for directors under its certificate of incorporation or by-laws. Neither THI USA’s certificate of incorporation nor its by-laws provide for any such qualifications.

The CBCA provides that at least 25% of the directors (or if a corporation has less than four directors, at least one director) must be resident Canadians. Except as permitted by the CBCA, no business may be transacted by the board of directors except at a meeting of directors at which a quorum is present and at least 25% of the directors present are resident Canadians or, if the corporation has less than four directors, at least one director present is a resident Canadian. There is no residency requirement with respect to board committees. The CBCA also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates.

If the merger is completed, members of the THI USA board of directors will be appointed as members of the New THI board of directors and will serve until the earlier of the next meeting of shareholders at which an election of directors is required or until their successors are elected. Canadian residents will comprise at least 25% of the New THI Board of Directors.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

THI USA’s certificate of incorporation provides that the board of directors consists of three classes of directors, with each class of directors elected for three-year terms and one class coming up for election by the stockholders each year. THI USA’s certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the voting power of all then

Under the CBCA, provided that articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. New THI’s articles do not provide for cumulative voting.

If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

If the merger is completed, members of the THI USA board of directors will be

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
	outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.	appointed as members of the New THI board of directors and will serve until the earlier of the next meeting of shareholders at which an election of directors is required or until their successors are elected or until their earlier death, resignation or removal.
Inspection of Books and Records	Under the DGCL, any stockholder may inspect the corporation’s books and records for a proper purpose.	Under the CBCA, shareholders, creditors, and their representatives, after giving the required notice, may examine certain of the records of a corporation during usual business hours and take copies of extracts free of charge.
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. THI USA’s certificate of incorporation does not have alternate provisions.

Under the DGCL, the board of directors may amend a corporation’s by-laws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend by-laws. The certificate of incorporation and by-laws of THI USA provide that the affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal THI USA’s by-laws. The by-laws also

Under the CBCA, any amendment to a corporation’s articles generally requires shareholder approval by special resolution. New THI’s authorized share capital includes an unlimited number of preferred shares, issuable in series. The directors may amend New THI’s articles to fix each series of preferred shares and to determine the rights and privileges associated therewith without approval of the shareholders. The CBCA provides, however, that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on a series a priority in respect of dividends or return of capital over any other series of shares of the same class that are then outstanding.

The New THI board may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders who voted in respect of the resolution. If a by-law, amendment or repeal is rejected by shareholders, or the

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

may be adopted, amended, altered or repealed by the holders of a majority of the voting power of all then outstanding shares of capital stock of THI USA entitled to vote generally in the election of directors, voting as a single class; provided, however, that in addition to any vote of the holders of any class or series of capital stock of THI USA required by law or by the certificate of incorporation (including any Preferred Stock Designation), unless two-thirds of the Whole Board recommend approval, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of THI USA entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the by-laws.

THI USA’s certificate of incorporation provides that unless two-thirds of the Whole Board recommend approval, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of THI USA entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of the certificate of incorporation inconsistent with the purpose and intent of Article VI (Board of Directors), Article VII (By-Laws), Article VIII (Meetings of Stockholders), Article IX (Section 203), Article XI (Merger; Dissolution) or Article XII (Amendment of Certificate of Incorporation).

directors of a corporation do not submit a by-law, an amendment or a repeal to the shareholders at the next meeting of shareholders, then such by-law, amendment or repeal will cease to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

New THI’s articles and by-laws provide that unless two-thirds of the Board recommends approval, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding common shares of New THI entitled to vote generally in the election of directors, voting together as a single class, shall be required to confirm, reject or amend any by-law, or an amendment or repeal of a by-law inconsistent with the purpose and intent of Article II (Shareholder Meetings), Article III (Directors), Article IV (Board Meetings), Article VIII (Protection of Directors and Officers) and Section 9.18 (Amendments) of the by-laws of New THI.

Indemnification of Directors and Officers	Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably	Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (an “indemnifiable person”), against all costs, charges and expenses, including

DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made by: (i) a majority of the disinterested directors, even though less than a quorum; (ii) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum; (iii) independent legal counsel, regardless of whether a quorum of disinterested directors exists; or (iv) a majority vote of the stockholders at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

THI USA’s by-laws provide for indemnification of directors and officers to the fullest extent permitted by law and for advancement of expenses to defend claims against directors and officers. Further, THI USA does have indemnity agreements with its directors, officers and certain other employees which provide rights and benefits in addition to those described above. Upon the merger, the rights and obligations under the THI USA indemnity agreements existing prior to the merger will be assumed by New THI.

an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation (or other entity, as the case may be) if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (i) and (ii), above.

As permitted by the CBCA, New THI’s by-laws require New THI to indemnify directors or officers of New THI, former directors or officers of New THI or other individuals who, at New THI’s request,

DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Upon the merger, the right and obligations under the THI USA indemnity agreements in effect immediately prior to the merger will be assumed by New THI.

act or acted as directors or officers or in a similar capacity of another entity against all costs, charges, and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with New THI or such other entity.

To be entitled to indemnification, New THI’s by-laws state that such persons must have acted honestly and in good faith with a view to the best interest of New THI or the other entity, as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. As permitted by the CBCA, the by-laws also require New THI to advance money to such individual for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of New THI or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of his or her association with New THI or the other entity, as the case may be, then if the individual fulfills the conditions set out in New THI’s by-laws, New THI shall seek and obtain approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The rights of indemnification provided by New THI’s by-laws are not exhaustive and are in addition to any rights to which a director, officer or other employee may otherwise be

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

entitled by contract or as a matter of law. Irrespective of the provisions of New THI’s by-laws, New THI may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

New THI expects to enter into indemnification agreements with its directors, executive officers and with certain other officers and employees (including officers and employees of its subsidiaries). The indemnification agreements will generally require that New THI indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with New THI or another entity where he or she acts or acted as a director or officer or in a similar capacity at New THI’s request, if the indemnitee acted honestly and in good faith with a view to the best interests of New THI or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by New THI.

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) failing to act in good faith; (iii) engaging in intentional misconduct or a known	The CBCA does not permit any limitation of a director’s liability other than in connection with the adoption of a unanimous shareholder agreement which restricts certain powers of the directors. If such a unanimous shareholder agreement were adopted, the parties who are given the power to manage or supervise the management of the business and affairs of the corporation under such agreement assume all of the liabilities of a director under the CBCA.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

THI USA’s certificate of incorporation eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

Shareholder Lawsuits	Under the DGCL, a stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock was transferred to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder.

A New THI shareholder may apply to the court for leave to bring an action in the name of and on behalf of New THI or any subsidiary, or to intervene in an existing action to which New THI or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of New THI or its subsidiary. Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the shareholder has given the requisite notice to the directors of New THI or its subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the shareholder is acting in good faith; and (iii) it appears to be in the interests of New THI or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it determines to be appropriate. In addition, under the CBCA, a court may order New THI or its subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements. Although the shareholder may be held accountable for the interim costs on final disposition of the complaint, he or she is not required to give security for costs in a derivative action.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Advance Notification Requirements for Proposals of Stockholders/ Shareholders	THI USA’s by-laws require stockholders wishing to nominate directors or propose business for an annual meeting of stockholders to give timely advance notice in writing, as described in the by-laws under “Advance Notice for Nomination of Directors” and “Advance Notice for Business” respectively. See “Other Matters—Stockholder Proposals Pursuant to Rule 14a-8” and “Other Matters—Stockholder Proposals Other than Pursuant to Rule 14a-8.”

Under the CBCA, proposals with respect to the nomination of candidates for election to the board of directors may be made by certain registered or beneficial holders of shares entitled to be voted at an annual meeting of shareholders. To be eligible to submit a proposal, a shareholder must be the registered or beneficial holder of, or have the support of the registered or beneficial holders of, (i) at least 1% of the total number of outstanding voting shares of the corporation; or (ii) voting shares whose fair market value is at least Cdn. $2,000 and such registered or beneficial holder(s) must have held such shares for at least six months immediately prior to the day upon which the shareholder submits the proposal. In order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares (or shares of a class) entitled to vote at the special meeting.

A proposal under the CBCA must include the name and address of the person submitting the proposal, the names and addresses of the person’s supporters (if applicable), the number of shares of the corporation owned by such persons and the date upon which such shares were acquired.

If the proposal is submitted at least 90 days before the anniversary date of the notice of meeting sent to shareholders in connection with the previous annual meeting and the proposal meets other specified requirements, then the corporation shall either set out the proposal in the proxy circular of the corporation or attach the proposal thereto. In addition, if so requested by the person submitting the proposal, the corporation shall include in or attach to the proxy circular a statement in support of the proposal by the person and the name and address of the person.

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws

If a corporation refuses to include a proposal in a management proxy circular, the corporation shall notify the person in writing within 21 days after its receipt of the proposal (or proof of the person’s ownership of securities) of its intention to omit the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court and a court may restrain the holding of the special meeting and make any further order it sees fit. In addition, a corporation may apply to a court for an order permitting the corporation to omit the proposal from the management proxy circular and the court may make such order as it determines appropriate. See “Other Matters—Shareholder Proposals After Merger” for information regarding advance notifications requirements contained in the by-laws of New THI.

New THI’s by-laws require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing as described in the by-laws under “Advance Notice for Nomination of Directors” and “Advance Notice for Proposals,” respectively. See “Other Matters—Shareholder Proposals After Merger.”

Stockholder/ Shareholder Rights Plans	THI USA adopted a stockholder rights plan on February 28, 2006. The THI USA stockholder rights plan has been amended to provide that the existing rights will terminate immediately prior to the Effective Time. This amendment of the THI USA stockholder rights plan will not result in the issuance of any preference stock pursuant to the rights or trigger redemption of the rights and will effectively terminate the THI USA stockholder rights plan immediately prior to the Effective Time.	The Board of Directors of New THI has adopted a shareholder rights plan and the rights are comparable to those contemplated under rights plans adopted by other major Canadian corporations. For a complete description of the terms of New THI’s shareholder rights plan, see “Description of Share Capital of New THI—Shareholder Rights Plan.”

	DGCL/THI USA Certificate of Incorporation and By-laws	CBCA/New THI Articles of Incorporation and By-laws
Issuance of Preference Shares	The provisions of THI USA’s certificate of incorporation allow for the issuance of preferred stock with rights and preferences as determined by the board of directors.	New THI’s articles provide for an unlimited number of preferred shares, issuable in series and, in each case, with rights and preferences as determined by the board of directors. See “Description of Share Capital of New THI—Authorized Share Capital.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information (based upon filings with the SEC) with respect to the persons known by us to own beneficially more than 5% of the outstanding shares of our common stock as of July 31, 2009:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class*
Common Stock	Harris Financial Corp.(a) 111 W. Monroe Street P.O. Box 755 Chicago, IL 60690	14,111,376	7.80%

Common Stock	FMR LLC and a joint filer(b) 82 Devonshire Street Boston, MA 02109	12,445,655	6.88%

Common Stock	Barclays Global Investors, NA and certain joint filers(c) 400 Howard Street San Francisco, CA 94105	9,247,139	5.11%

*Based on 180,996,877 shares of common stock outstanding as of July 31, 2009 (including the 316,129 shares held by The TDL RSU Plan Trust).

(a)	Information based solely on a Schedule 13G/A filed with the SEC on February 9, 2009, by Harris Financial Corp., filing on behalf of its parent company, Bank of Montreal, and on behalf of the subsidiary companies set forth therein.

(b)	Information based solely on a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC (“FMR”). Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, is a wholly-owned subsidiary of FMR. Fidelity is the beneficial owner of 12,444,332 of the shares of common stock owned by FMR as a result of acting as investment adviser to various investment companies. The ownership of one such investment company, Fidelity Contrafund, amounted to 10,573,132 shares.

Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 12,444,332 shares of common stock owned by the funds. Voting power for these shares is held by the boards of trustees of such funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, own, directly or through trusts, 49% of the voting power of FMR, and, as a result of a stockholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to

FMR. Strategic Advisers, Inc. (“Strategic”), 82 Devonshire Street, Boston, MA 02108, a registered investment adviser, is also a wholly-owned subsidiary of FMR, and, as such, FMR’s beneficial ownership includes 1,323 shares beneficially owned through Strategic.

(c)

Information based solely on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“BGI”) and certain joint filers reporting the beneficial ownership of an aggregate of 9,247,139 shares of common stock as follows: BGI is the beneficial owner of 2,260,021 shares; Barclays Global Fund Advisors, 400 Howard Street, San Francisco, CA 94015 is the beneficial owner of 1,262,246 shares; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London EC3N 4HH is the beneficial owner of 457,225 shares; Barclays Global Investors Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan is the beneficial owner of 257,676 shares; and Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1 is the beneficial owner of 5,009,971 shares. Although Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220 and Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany are also included as reporting persons, the beneficial ownership information for both entities is reported as being none.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of July 31, 2009, information with respect to our shares of common stock owned beneficially by each director, by each of our executive officers who are identified as “named executive officers” in the proxy statement for our 2009 Annual Meeting of Stockholders, and by all of our directors and executive officers as a group:

Title of Class	Name and address of beneficial owner(a)	Common stock currently held(b)		Common stock that can be acquired within 60 days(c)	Total beneficial ownership	Percent of Class
Common Stock	Paul D. House	154,032		13,131	167,163	*
	Donald B. Schroeder	62,892		15,754	78,646	*
	M. Shan Atkins	1,000	(e)	—	1,000	*
	Michael J. Endres	22,719	(f)	—	22,719	*
	Moya M. Greene (d)	—		—	—	*
	The Hon. Frank Iacobucci	6,561		—	6,561	*
	John A. Lederer	15,120		—	15,120	*
	David H. Lees	6,625	(g)	—	6,625	*
	Craig S. Miller	10,100	(h)	—	10,100	*
	Ronald W. Osborne (d)	3,000	(i)	—	3,000	*
	Wayne C. Sales	11,986		—	11,986	*
	Catherine L. Williams (d)	—		—	—	*
	Cynthia J. Devine	64,578		6,730	71,308	*
	David F. Clanachan	42,235		6,730	48,965	*
	William A. Moir	93,721		6,730	100,451	*
	Roland M. Walton	62,053		6,730	68,783	*
	All directors and executive officers as a group (19 persons)	587,440		55,805	643,245	*

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(a)	The business address for all of the directors and executive officers is Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1 or Tim Hortons USA Inc., 4150 Tuller Road, Unit 236, Dublin, Ohio, 43017, U.S.A.

(b)	The amounts reflected in this column include stock owned directly or indirectly in which there is voting and/or investment power, including shared voting and/or investment power. See immediately below under “Ownership of Deferred Stock Units by Directors” for a listing of the number of DSUs owned by each director as of March 10, 2009, which are not included in the table above.

(c)	Amounts reflected in this column include stock options with tandem stock appreciation rights issued under the 2006 Stock Incentive Plan (the “2006 Plan”) held by named executive officers that vested in May 2009. As required, we have provided the number of stock options with tandem stock appreciation rights that may be acquired, pursuant to the vested awards under the 2006 Plan, without reduction for the value of the exercise price.

(d)	Ms. Greene was appointed to our Board on February 19, 2008, Mr. Osborne was appointed to our Board on November 5, 2008, and Ms. Williams was appointed to our Board effective March 1, 2009.

(e)	Includes 1,000 shares of common stock held jointly by Ms. Atkins and her spouse with whom she shares voting and investment power.

(f)	Includes 22,719 shares of common stock held in a trust over which Mr. Endres, in his capacity as trustee, has voting and investment power.

(g)	Includes 6,625 shares of common stock held jointly by Dr. Lees and his spouse with whom he shares voting and investment power.

(h)	Includes 10,000 shares of common stock held jointly by Mr. Miller and his spouse with whom he shares voting and investment power.

(i)	Includes 3,000 shares of common stock held jointly by Mr. Osborne and his spouse with whom he shares voting and investment power.

The information with respect to beneficial ownership is based upon information furnished by each director or executive officer or information contained in filings made with the SEC.

Ownership of Deferred Stock Units by Directors

The following table sets forth the number of DSUs held by our non-employee directors as of July 31, 2009. These DSUs are not included in the number of shares of our common stock beneficially owned by directors set forth in the table above. DSUs are notional units that track the value of our common stock, but that ultimately are settled in cash upon a director’s separation from service with us. One DSU is equivalent in value to one share of our common stock, and DSUs carry dividend equivalent rights. We include DSUs in determining compliance with our stock ownership guidelines for directors.

Director	Number of Deferred Stock Units
M. Shan Atkins	5,607
Michael J. Endres	8,181
Moya M. Greene	4,359
The Hon. Frank Iacobucci	13,232
John A. Lederer	8,701
David H. Lees	8,581
Craig S. Miller	4,172
Ronald W. Osborne	2,628
Wayne C. Sales	8,702
Catherine L. Williams	1,576

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California has advised us in connection with certain U.S. legal matters with respect to the reorganization. Osler, Hoskin & Harcourt LLP, Toronto, Ontario has advised us in connection with certain Canadian legal matters with respect to the reorganization, including legal matters with respect to New THI shares.

EXPERTS

The Consolidated Financial Statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of THI USA for the year ended December 28, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

THI USA is subject to the informational requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. THI USA’s SEC filings also are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. You may also inspect those reports, proxy statements and other information concerning THI USA at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the THI USA common stock is currently listed.

New THI has filed a Registration Statement on Form S-4 with the SEC to register the issuance of its common shares in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of New THI in addition to being the proxy statement of THI USA for the special meeting.

After the merger, New THI anticipates it will qualify as a foreign private issuer for purposes of the Exchange Act. As a foreign private issuer, New THI will not be subject to the same Exchange Act filing requirements to which THI USA is subject. However, for purposes of providing continuity with THI USA’s previous periodic reports under the Exchange Act as a U.S. domestic registrant, it is expected that New THI will continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Following the completion of the merger, New THI will become a reporting issuer in all of the provinces and territories of Canada and will file through SEDAR, the Canadian equivalent of the SEC’s Next-Generation EDGAR system, at www.sedar.com, periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as management proxy circulars and related materials for annual and special meetings of New THI shareholders. New THI’s filings under the Exchange Act will satisfy some of New THI’s continuous disclosure obligations under Canadian law and will be made available on SEDAR to the extent that they are available at the SEC’s website. In addition, substantially all of the disclosure materials that New THI will file with the SEC will also be made available on SEDAR.

As a foreign private issuer, New THI will not be subject to the U.S. short-swing profit rules, proxy rules or certain U.S. insider reporting requirements that THI USA was subject to as a Delaware corporation. However, as noted above, New THI will prepare and file a management proxy circular. Insiders of New THI will also comply with Canadian insider reporting requirements. While New THI intends to make the management proxy circulars it prepares under Canadian law available at the SEC’s website and information regarding the trading activities of New THI’s directors and officers will be available on SEDAR, you should note that some of New THI’s disclosure practices will change following the merger.

In addition to the information set forth in this proxy statement/prospectus, SEC rules allow THI USA and New THI to “incorporate by reference” information into this proxy statement/prospectus, which means that THI USA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information therein that is superseded by information set forth in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that THI USA previously filed with the SEC and with Canadian Securities Administrators. These documents contain important information about THI USA.

1.	Annual Report on Form 10-K for the year ended December 28, 2008, filed with the SEC on February 26, 2009;

2.	Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2009, as amended by Amendment No. 1 thereto, filed with the SEC on April 8, 2009;

3.	Quarterly Report on Form 10-Q for the quarter ended March 29, 2009, filed with the SEC on May 8, 2009;

4.	Quarterly Report on Form 10-Q for the quarter ended June 28, 2009, filed with the SEC on August 6, 2009;

5.	Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) filed with the SEC February 20, 2009, May 7, 2009, June 29, 2009, and August 6, 2009; and

6.	The description of the common stock of THI USA and the associated series A junior participating preferred stock, which will trade together with the Common Stock until the occurrence of certain events, as set forth in the THI USA’s Registration Statement on Form 8-A, filed with the Commission on March 21, 2006.

We are also incorporating by reference all additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting.

If you are a stockholder of record or beneficial owner, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them from us or the SEC. Stockholders of record, beneficial owners, and any other person to whom a proxy statement is delivered, may obtain without charge a copy of documents that we incorporate by reference into this proxy statement/prospectus (including exhibits, but only if specifically requested) by requesting them by telephone at (905) 845-6511 or in writing at the following address:

Tim Hortons Inc.

874 Sinclair Road,

Oakville, Ontario, Canada, L6K 2Y1

Attn: Investor Relations

If you would like to request documents from us, please do so by September 15, 2009, to assure that you will receive them before the special meeting.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to consider and vote upon the adoption of the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. The date of this proxy statement/prospectus can be found on the first page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of New THI shares in the merger shall create any implication to the contrary.

OTHER MATTERS

Stockholder Proposals Pursuant to Rule 14a-8

Under SEC Rule 14a-8, in order to be considered for inclusion in our proxy statement/prospectus for the annual meeting of THI USA’s stockholders in 2010, any proposals from stockholders must be received by us no later than November 16, 2009 and must otherwise comply with the rule. Stockholder proposals should be addressed, in writing, to: Corporate Secretary, Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1. It is suggested that stockholder proposals be sent by certified mail, return receipt requested. While the Board of Directors will consider stockholder proposals under Rule 14a-8, the Board of Directors reserves the right to omit from our proxy statement/prospectus stockholder proposals that we are not required to include under the SEC’s rules. If the merger is completed, New THI will not be subject to Rule 14a-8. Please see “—Shareholder Proposals After Merger” below with regard to shareholder proposals with respect to New THI.

Stockholder Proposals Other than Pursuant to Rule 14a-8

Section 3.2 of our by-laws contains requirements for stockholder proposals regarding director nominees to be considered by the stockholders, including pursuant to proxy statements and solicitations independent of the Company, at the annual or special meeting of stockholders. Under these requirements, there must be included information about (i) the person being nominated, by requiring such nominees to complete a written questionnaire to provide additional information and to provide a written certification that such person is not subject to nor will enter into a voting arrangement not previously disclosed to the Company, and (ii) the stockholder making the proposal, including ownership interests of the proposing stockholder and certain related persons in shares of the Company’s capital stock or derivative instruments relating to such stock.

Section 2.7 of our by-laws sets forth specific notice requirements for stockholder proposals (other than those submitted pursuant to Rule 14a-8 or for the nomination of directors), including for submission to stockholders by proxy statements and solicitations independent of the Company. These requirements include: a description of the proposed business; the text of the proposal; the reasons for conducting such business at the annual meeting; and information about the stockholder making the proposal, including ownership interests of the proposing stockholder, and certain related persons, in shares of the Company’s capital stock or derivative instruments relating to such stock.

Proposals under the by-laws, including any nominations for director, must be received by THI USA not earlier than January 8, 2010 and not later than February 7, 2010 for consideration at the 2010 annual meeting of THI USA’s stockholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or 60 days after May 8, 2009, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the special meeting and not later than the close of business on the 90th day before the special meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the annual meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. However, if the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire at the annual meeting, and there is no announcement by us naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 100th day prior to May 9, 2009 (i.e., by January 28, 2010), then stockholder proposals for director nominees must be received by us no later than 10 days following the date on which public announcement of the annual meeting is first made by us.

Stockholder proposals under the Company’s by-laws should be addressed in writing to: Corporate Secretary, Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, L6K 2Y1. If the merger is completed, the foregoing by-law provisions will not apply. Please see “—Shareholder Proposals After Merger” below with regard to shareholder proposals with respect to New THI.

Shareholder Proposals After Merger

If the merger is approved, New THI will become the successor issuer of THI USA for purposes of U.S. and Canadian securities laws.

Proposals by shareholders of a CBCA corporation, such as any shareholders of New THI, may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal for inclusion in the proxy circular that New THI distributes in connection with a New THI shareholders’ meeting, a shareholder must be the registered or beneficial holder of, or have the support of the registered or beneficial holders of, (i) at least 1% of the total number of outstanding voting shares of New THI; or (ii) voting shares whose fair market value is at least Cdn. $2,000 and such registered or beneficial holder(s) must have held such shares for at least six months immediately prior to the day upon which the shareholder submits the proposal. In order for a shareholder proposal to include nominations of candidates for election to New THI’s Board of Directors, it must be signed by one or more holders of shares representing not less than 5% of the shares (or shares of a class) entitled to vote at the special meeting and satisfy other requirements.

A proposal under the CBCA must include the name and address of the person submitting the proposal, the names and addresses of the person’s supporters (if applicable), the number of shares of the corporation held or owned by such person(s) and the date or dates upon which such shares were acquired. In accordance with the CBCA, to be considered for inclusion in New THI’s proxy circular, a shareholder proposal must be submitted to the corporation at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in connection with the previous annual meeting of shareholders.

The by-laws of New THI require shareholders wishing to nominate persons for election to the board of directors of New THI at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors to provide notice to the Secretary of New THI (i) in the case of an annual meeting and subject to certain exceptions, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the first anniversary of New THI’s immediately preceding annual meeting of shareholders and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by New THI. The by-laws of New THI contain additional requirements in connection with shareholder proposals and nominations, as described in the by-laws under “Advance Notice for Proposals” and “Advance Notice for Nomination of Directors.”

New THI currently intends to hold an annual meeting of shareholders no later than May 31, 2010. Once the exact date of the annual meeting is determined, New THI will publicly announce the annual meeting date and deadline for shareholders to submit proposals for the annual meeting.

Communications to the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or one or more directors by sending a writing addressed to the Board or to any one or more directors in care of Corporate Secretary, Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, in an envelope clearly marked “Stockholder and/or Other Interested Party Communication—Direct to Board of Directors” or by indicating instead the name of the specific director. The Secretary’s office will forward all such correspondence unopened to either The Hon. Frank Iacobucci, the Lead Director of the Board of Directors, or to another independent director as the Board of Directors may specify from time to time, or to the director specifically named on the outside of the envelope, if applicable.

General Information

No other business may be brought before the special meeting. Our by-laws provide that the business to be transacted at a special meeting of stockholders is limited to the matters so stated in the our notice of meeting (or any supplement thereto).

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the special meeting in person, you are urged to vote electronically as described in the proxy card or voting instruction card, by telephone, or by completing, signing and returning the proxy card in the stamped, self-addressed envelope provided to you.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our proxy statement/prospectus and any other proxy materials. This allows us to limit the impact to the environment of our annual meeting and to save money by reducing the number of documents we must print and mail.

Householding is available to both registered stockholders (i.e., those stockholders owning stock registered in their name) and beneficial holders (i.e., those stockholders who hold their shares through a bank, brokerage firm, or similar organization).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our proxy statement/prospectus and any other proxy materials, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Computershare Investor Services, Inc. (toll free) at 1-800-697-8078. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a household mailing for the special meeting, and you would like to receive additional copies of our proxy statement/prospectus and any other proxy materials mailed to you, please submit your request to Computershare Investors Services, Inc. by calling (toll free) at 1-800-697-8078 or by making a written request to Computershare Investor Services, Inc., P.O. Box 43078, Providence, RI 02940-3078, U.S.A.

Registered stockholders who have not consented to householding will continue to receive copies of the proxy statement/prospectus and any other proxy materials, for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Computershare Investor Services, Inc., at the toll-free number set forth above.

Beneficial Holders

Stockholders who hold their shares through a bank, brokerage firm, or similar organization may elect to participate in householding or revoke their consent to participate in householding by contacting the respective organization through which they hold their shares.

By order of the Board of Directors.

Jill E. Aebker
Associate General Counsel and Secretary

ANNEX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 6, 2009, by and among Tim Hortons Inc., a Delaware corporation (“THI USA”), Tim Hortons Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of THI USA (“New THI”), and THI Mergeco Inc., a Delaware corporation and a wholly owned subsidiary of New THI (“Mergeco”).

RECITALS:

1. The Boards of Directors of each of THI USA, New THI and Mergeco have unanimously determined that it is advisable and in the best interests of their respective stockholders to reorganize so that New THI will become the parent of THI USA as a result of the merger of Mergeco with and into THI USA (the “Merger”).

2. The respective Boards of Directors of THI USA, New THI and Mergeco have each unanimously approved the Merger, this Agreement and to the extent applicable, the other transactions described herein, pursuant to which THI USA will be the surviving corporation of the Merger and will become a wholly owned subsidiary of New THI, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of common stock, par value US $0.001 per share, of THI USA (“THI USA Common Stock”), other than those shares of THI USA Common Stock held by THI USA in treasury, shall be converted into one common share (with no par value) in the capital of New THI (“New THI Common Shares”).

3. Pursuant to the Merger and this Agreement, the preferred stock purchase rights (the “THI USA Rights”) attached to the THI USA Common Stock issued pursuant to that certain Rights Agreement dated as of February 28, 2006, between THI USA and Computershare Investor Services, LLC, as Rights Agent (the “THI USA Rights Agreement”), will expire and a new New THI Right (as defined below) will be issued with each New THI Common Share issued in connection with the Merger.

4. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of THI USA Common Stock.

5. Promptly following the Effective Time (as defined below), New THI plans to take additional intercompany actions (the “Subsequent Actions”) to enable New THI to achieve certain benefits sought by the Boards of Directors of THI USA and New THI in authorizing the Merger.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined in Section 1.2), Mergeco shall be merged with and into THI USA in accordance with this Agreement, and the separate corporate existence of Mergeco shall thereupon cease. Pursuant to the Merger and from and after the Effective Time, in accordance with the DGCL, (i) THI USA shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), becoming a wholly owned subsidiary of New THI, (ii) the corporate identity, existence, powers, rights and immunities of THI USA as the Surviving Corporation shall continue unimpaired by the Merger, and (iii) THI USA shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Mergeco, all without further act or deed.

SECTION 1.2 Filing Certificate of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, Mergeco and THI USA shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 251(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at the later of (i) 12:00 a.m., Eastern time, on September 28, 2009 and (ii) such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II

CHARTER DOCUMENTS,

DIRECTORS AND OFFICERS OF

SURVIVING CORPORATION AND NEW THI,

AND CERTAIN REPRESENTATIONS

SECTION 2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “THI USA Inc.”

SECTION 2.2 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to contain only the provisions contained in the Certificate of Incorporation of Mergeco in effect immediately prior to the Effective Time, except that the First Article of such Certificate of Incorporation of Mergeco shall provide that the name of the Surviving Corporation shall be “THI USA Inc.” and the Section A of the Fourth Article shall be amended to increase the number of authorized shares of capital stock to two hundred fifty million and two (250,000,002) and the number of authorized shares of common stock to two hundred fifty million (250,000,000). Such Certificate of Incorporation, as so amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended as provided therein and under the DGCL.

SECTION 2.3 Bylaws of Surviving Corporation. From and after the Effective Time, the Bylaws of Mergeco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

SECTION 2.4 Directors of Surviving Corporation. From and after the Effective Time, the directors of Mergeco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.5 Officers of Surviving Corporation. From and after the Effective Time, the officers of Mergeco immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.6 Directors and Officers of New THI. Prior to the Effective Time, THI USA, in its capacity as the sole shareholder of New THI, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of THI USA immediately prior to the Effective Time to be elected or appointed as the directors and officers of New THI (to the extent the officers and directors of New THI and THI USA are not already identical), each such person to have the same office(s) with New THI (and the same committee memberships in the case of directors) as he or she held with THI USA, with the directors to serve until the earlier of the next meeting of the New THI shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

SECTION 2.7 Representation of New THI. New THI hereby represents and warrants that it is the owner of all of the outstanding capital stock of Mergeco, free and clear of any adverse claims.

SECTION 2.8 Representation of THI USA. THI USA hereby represents and warrants that THI USA and Computershare Investor Services, LLC, a Delaware limited liability company, as Rights Agent (the “Computershare”), have amended the THI USA Rights Agreement to provide that, upon the consummation of the Merger as contemplated by this Agreement, the THI USA Rights shall expire in accordance with the terms of the THI USA Rights Agreement and not become exercisable as a result of the Merger or any of the other transactions described in this Agreement. Since the date of such amendment, the THI USA Rights Agreement has not been amended to materially limit the effect of such amendment. At the Effective Time, the THI USA Rights Agreement shall terminate in accordance with its terms without any payments being made or due and payable by THI USA or any of its Subsidiaries (as defined in the THI USA Rights Agreement) or Parent (as defined in the THI USA Rights Agreement) or any of its Subsidiaries.

ARTICLE III

CANCELLATION, CONVERSION

AND REDEMPTION OF STOCK

SECTION 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either THI USA or New THI:

(a) Cancellation of THI USA Stock. Each issued share of THI USA Common Stock that is owned by THI USA as a treasury share immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in connection with such cancellation.

(b) Conversion of Remaining THI USA Shares. Each issued and outstanding share of THI USA Common Stock (other than the issued shares of THI USA Common Stock noted in Section 3.1(a)) shall be converted into one validly issued, fully paid and nonassessable New THI Common Share. Pursuant to subsection 26(2) of the Canada Business Corporation Act, New THI shall add to the stated capital account maintained for the New THI Common Shares an amount equal to the fair market value of the Surviving Corporation Common Stock (as defined below) issued to it pursuant to Section 3.1(d).

(c) Conversion of Mergeco Capital Stock. The one issued and outstanding share of redeemable and retractable preferred stock, par value US $0.001 per share, of Mergeco held by New THI shall be converted into one validly issued, fully-paid and nonassessable share of redeemable and retractable preferred stock, par value US $0.001 per share, of the Surviving Corporation (the “Surviving Corporation Preferred Share”).

(d) Consideration Provided to New THI. In consideration for the issuance by New THI of the New THI Common Shares pursuant to Section 3.1(b), the Surviving Corporation shall issue to New THI that number of shares of validly issued, fully-paid and nonassessable common stock (“Surviving Corporation Common Stock”), par value US $0.001 per share, that is equal to the sum of the number of shares of THI USA Common Stock issued and outstanding immediately prior to the Effective Time plus one.

(e) Stock-Based Compensation Plans. THI USA shall assign, and New THI shall assume, THI USA’s rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights, and share awards to the employees and directors of THI USA and its affiliates (collectively, the “Stock Plans”) in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), approval of such plan by THI USA, as the sole stockholder of New THI, shall be deemed, as of the Effective Time, to constitute New THI’s shareholder approval for purposes of Section 422(b) of the Code.

(f) Rights. Each THI USA Right shall automatically expire in accordance with the THI USA Rights Agreement, and one new right (each a “New THI Right”) shall be issued with each New THI Common Share issued in the Merger pursuant to a New THI shareholder rights plan agreement entered into as of the date of this Agreement between New THI and Computershare Investor Services, Inc., as Rights Agent (the “New THI Rights Agreement”). The adoption of this Agreement by THI USA shall also be deemed, as of the Effective Time, to constitute shareholder approval, with respect to New THI, of the New THI Rights Agreement.

SECTION 3.2 Direct Registration of New THI Shares.

(a) At the Effective Time, each outstanding share of THI USA Common Stock (other than the shares of THI USA Common Stock to be cancelled in accordance with Section 3.1(a)), shall automatically represent the same number of New THI Common Shares and the related New THI Rights without further act or deed by the THI USA stockholders and record of such ownership shall be kept in uncertificated, book entry form by New THI’s transfer agent, Computershare Investor Services, Inc.

(b) At the Effective Time, holders of THI USA Common Stock will cease to be, and will have no rights as, stockholders of THI USA, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by THI USA on such shares of THI USA Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and (ii) the New THI Common Shares pursuant to Section 3.1(b). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of THI USA Common Stock that were outstanding immediately prior to the Effective Time.

SECTION 3.3 No Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of THI USA Common Stock under the DGCL in connection with the Merger.

ARTICLE IV

EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

(a) At the Effective Time, THI USA shall assign and New THI shall assume the rights and obligations of THI USA under each Stock Plan listed on Exhibit A (the “Assumed Equity Plans”).

(b) To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, THI USA Common Stock, from and after the Effective Time, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, New THI Common Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of THI USA Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of New THI Common Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price). Notwithstanding the foregoing, the number of New THI Common Shares issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the option exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by New THI only to the extent necessary to comply with applicable law, which requires that the spread between the exercise price and fair market value of the shares subject to the option or stock appreciation right, and for other awards the fair market value of such awards or benefits, is the same after the Effective Time as compared to immediately prior to the Effective Time. The foregoing adjustments shall be made in accordance with applicable law (and administrative practice of applicable governmental authorities), including but not limited to Section 409A of the Code and the U.S. Treasury Regulations promulgated thereunder, Subsection 7(1.4) of the Income Tax Act (Canada) (the “Canadian Tax Act”), or Regulation 6801(d) of the regulations promulgated under the Canada Tax Act, to the extent such provisions are applicable to an option, award, or benefit. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

(c) At the Effective Time, the obligations of THI USA under or with respect to every plan, trust, program and benefit then in effect or administered by THI USA for the benefit of the directors, officers and employees of THI USA or any of its subsidiaries and listed on Exhibit B (collectively, the “Assumed Benefit Plans” and, together with the Assumed Equity Plans, the “Assumed Plans”) shall become the lawful obligations of New THI and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, New THI hereby expressly adopts and assumes all obligations of THI USA under the Assumed Benefit Plans.

(d) Such amendments or other actions that are deemed necessary or appropriate by THI USA and New THI to effect the Merger and Subsequent Actions, including to facilitate the assumption by New THI of the Assumed Plans, and any other amendments or actions that THI USA and New THI shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans and any change in control arrangements between the THI USA and its executive officers and key employees.

ARTICLE V

CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of THI USA Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of THI USA.

(b) None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Merger.

(c) The registration statement on Form S-4 filed with the Securities and Exchange Commission by New THI in connection with the offer and issuance of the New THI Common Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d) The New THI Common Shares to be issued pursuant to the Merger shall have been authorized for listing on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance and satisfaction of other standard conditions.

(e) Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of THI USA, New THI or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Canadian provincial securities laws, shall have been obtained or made.

(f) The representations and warranties of the parties set forth herein shall be true and correct in all material respects and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

SECTION 6.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of THI USA, by action of the Board of Directors of THI USA.

SECTION 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of THI USA, New THI or Mergeco.

SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of THI USA of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 6.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

COVENANTS

SECTION 7.1 Rule 16b-3 Approval. THI USA, New THI and Mergeco shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of THI USA equity securities (including derivative securities) or acquisitions of New THI equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of THI USA, or (ii) at the Effective Time, is or will become a director or officer of New THI, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 7.2 New THI Vote. Prior to the date of the meeting of stockholders of THI USA to consider and vote upon the adoption of this Agreement, New THI, in its capacity as sole stockholder of Mergeco, shall adopt this Agreement and approve the Merger.

SECTION 7.3 Redemption of New THI and Surviving Corporation Shares. Immediately following the issuance of Surviving Corporation Common Stock pursuant to Section 3.1(d), New THI shall cause the one issued and outstanding New THI Preferred Share issued to THI USA prior to the Merger to be redeemed by New THI for the consideration provided in New THI’s articles of incorporation and Surviving Corporation shall cause the one issued and outstanding Surviving Corporation Preferred Share issued to New THI in connection with the Merger to be redeemed by Surviving Corporation for the consideration provided in Surviving Corporation’s Certificate of Incorporation.

SECTION 7.4 Further Assurances. New THI shall use its reasonable best efforts, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger, the Subsequent Actions and the other transactions provided for herein.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV (collectively, the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

SECTION 8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

SECTION 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

SECTION 8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

SECTION 8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

SECTION 8.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, THI USA, New THI and Mergeco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

TIM HORTONS INC., a Delaware corporation

By:	/S/ DONALD B. SCHROEDER
Name: Donald B. Schroeder
Title: President and Chief Executive Officer

THI MERGECO INC., a Delaware corporation

By:	/S/ JILL AEBKER
Name: Jill Aebker
Title: Associate General Counsel and Secretary

TIM HORTONS INC., a corporation organized under the Canada Business Corporations Act

By:	/S/ CYNTHIA J. DEVINE
Name: Cynthia J. Devine
Title: Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

ASSUMED EQUITY PLANS

2006 Stock Incentive Plan, as amended and restated

Non-Employee Director Deferred Stock Unit Plan, as amended

EXHIBIT B

ASSUMED BENEFIT PLANS

Personal Supplemental Executive Retirement Savings Plan

The Executive Annual Performance Plan

ANNEX B

Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Tim Hortons Inc.

Name of corporation-Dénomination de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

452095-5

Corporation number-Numéro de la société

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	June 23, 2009 / le 23 juin 2009
Richard G. Shaw Director - Directeur	Date of Incorporation - Date de constitution

1 --	Name of the Corporation	Dénomination sociale de la société

Tim Hortons Inc.
2 --	The province or territory in Canada where the registered office is situated (do not indicate the full address)	La province ou le territoire au Canada où est situé le siège social (n’indiquez pas l’adresse complète)

Ontario
3 --	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

See the provisions of the attached “Schedule I”, forming an integral part of these articles of incorporation.
4 --	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None.
5 --	Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes)	Nombre minimal et maximal d’administrateurs (pour un nombre fixe, veuillez indiquer le même nombre dans les deux cases)
Minimum:	3	Maximum:	15	Minimal :	Maximal :

6 --	Restrictions, if any, on the business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu

None.
7 --	Other provisions, if any	Autres dispositions, s’il y a lieu

See the provisions of the attached “Schedule II”, forming an integral part of these articles of incorporation.
8 --	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.	Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.
Print Name(s) - Nom(s) en lettres moulées	Signature

Sonia Davis	/s/ Sonia Davis

Note:

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota :

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/09), Page 1

SCHEDULE I

ARTICLES OF INCORPORATION OF

TIM HORTONS INC.

Canada Business Corporations Act

The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

An unlimited number of common shares, one (1) Class A preferred share and an unlimited number of preferred shares, issuable in series.

1.	The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Voting Rights. Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings for which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

(b)	Dividends. The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend or other distributions (whether payable in cash, property or shares in the capital of the Corporation) declared by the Corporation, and shall share equally on a per share basis in such dividends and distributions.

(c)	Liquidation, Dissolution or Winding-up. The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, and after payment or provision for payment of the debts and other liabilities of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, rateably in proportion to the number of common shares held by them.

2.	The Class A preferred share shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Definitions. With respect to the Class A preferred share, the following terms shall have the meanings ascribed to them below:

(i)	“Act” means the Canada Business Corporations Act.

(ii)	“Redemption Amount” in respect of the Class A preferred share means US$100.

(iii)	“Redemption Price” in respect of the Class A preferred share means the Redemption Amount, less the aggregate of any amounts distributed, from time to time, as a reduction in capital in respect of such Class A preferred share, together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding up or the date of redemption, as the case may be.

(b)	Dividends. The holder of the Class A preferred share shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive and the Corporation shall pay thereon, as and when declared by the board of directors in its discretion out of moneys of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in such amount or in such form at such rate as the directors may from time to time determine.

Payment of dividends (less any tax required to be withheld by the Corporation) shall, subject as hereinafter provided, be payable in Canadian dollars.

Except with the consent in writing of the holder of the Class A preferred share outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, on the preferred shares, the common shares or any other shares of the Corporation ranking junior to the Class A preferred share, in any year, unless the full amount of the dividends declared for such year on the Class A preferred share then issued and outstanding shall have been paid, or provided for, at the date of such declaration and payment or setting aside of dividends on the common shares or other shares of the Corporation ranking junior to the Class A preferred share.

The holder of the Class A preferred share shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

(c)	Voting Rights. The holder of the Class A preferred share shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than the Class A preferred share) or specified series of shares are entitled to vote. At all meetings for which notice must be given to the holder of the Class A preferred share, the holder of Class A preferred share shall be entitled to one vote in respect of the Class A preferred share held by such holder.

(d)	Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of the Class A preferred share shall be entitled to receive in respect of such share, before any distribution of any part of the assets of the Corporation among the holders of the preferred shares, the common shares and any other shares of the Corporation ranking junior to the Class A preferred share, an amount equal to the Redemption Price. After payment to the holder of the Class A preferred share of the amount so payable to such holder as herein provided, the holder of the Class A preferred share shall not be entitled to share in any further distribution of the property or assets of the Corporation.

(e)	Redemption at the Option of the Corporation. Subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Class A preferred share registered in the name of any holder on the books of the Corporation with or without the consent of such holder by giving notice in writing to such holder, unless such notice is waived by the holder, specifying:

(i)	that the Corporation desires to redeem the Class A preferred share registered in the name of such holder;

(ii)	the Redemption Price;

(iii)	the business day (in this paragraph referred to as the “Redemption Date”) on which the Corporation desires to redeem the Class A preferred share. The Redemption Date shall be the date on which the notice is given by the Corporation or such other date as the Corporation and such holder may agree; and

(iv)	the place of redemption.

Subject to the Act, the Corporation shall, on the Redemption Date redeem such Class A preferred share by paying to such holder an amount equal to the aggregate Redemption Price for the Class A preferred share so called for redemption (less any tax required to be withheld by the Corporation). Payment of the aggregate Redemption Price for the Class A preferred share to be redeemed shall be payable in U.S. dollars. From and after the Redemption Date, such Class A preferred share so called for redemption shall be redeemed and cease to be entitled to dividends or other distributions and the holder thereof shall not be entitled to exercise any of the rights as holder of the Class A preferred share in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the Class A preferred share shall remain unaffected until payment in full of the Redemption Price.

(f)	Redemption at the Option of the Holder. Subject to the Act, the holder of the Class A preferred share shall be entitled to require the Corporation to redeem at any time or times the Class A preferred share registered in the name of such holder on the books of the Corporation upon providing a request in writing (in this paragraph referred to as a “Retraction Demand”), unless such request is waived by the Corporation, specifying:

(i)	that the holder desires to have the Class A preferred share redeemed by the Corporation; and

(ii)	the business day (in this paragraph referred to as the “Retraction Date”) on which the holder desires to have the Corporation redeem such Class A preferred share. The Retraction Date shall be the date on which the Retraction Demand is tendered to the Corporation or such other date as the holder and the Corporation may agree.

Subject to the Act, the Corporation shall, on the Retraction Date redeem the Class A preferred share required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price for the Class A preferred share so called for redemption (less any tax required to be withheld by the Corporation). The Class A preferred share shall thereupon be redeemed. Payment of the aggregate Redemption Price for the Class A preferred share to be redeemed shall be payable in U.S. dollars. From and after the Retraction Date, such Class A preferred share shall cease to be entitled to dividends or other distributions and the holder thereof shall not be entitled to exercise any of the rights as the holder of the Class A preferred share in respect thereof unless payment of the Redemption Price is not made on the Retraction Date, in which case the rights of the holder of the Class A preferred share shall remain unaffected until payment in full of the Redemption Price.

(g)	Restriction on Dividends and Other Distributions. Except with the consent in writing of the holder of the Class A preferred share outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, and no other distributions shall at any time be made on or in respect of the common shares, or any other shares of the Corporation ranking junior to the Class A Shares, if the payment or setting aside for payment of such dividend or the making of such distribution would impair the ability of the Corporation to redeem the Class A preferred share pursuant to either paragraph (e) or (f), as the case may be, on the Redemption Date or the Retraction Date established in such paragraphs.

3.	The preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Series. The directors of the Corporation may issue the preferred shares at any time and from time to time in one or more series.

(b)	Terms of Each Series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in these articles of incorporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends and distributions (which shall rank in priority to dividends and distributions payable to any holders of common shares and which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

(c)	First Shares of Each Series. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

(d)	Ranking of Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of preferred shares shall confer upon a series a priority over any other series of preferred shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(e)	Priority. The preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the preferred shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding-up its affairs.

(f)	Other Preferences. The preferred shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the common shares and over any other shares of the Corporation ranking junior to preferred shares as may be determined in the case of such series of preferred shares in accordance with paragraph (b) above.

(g)

Participation.    If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of preferred shares are not paid in full, the preferred shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and rateably in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

(h)	Voting Rights. Subject to the provisions of the Act and paragraph (j) below, the preferred shares shall have no voting rights as a class. Notwithstanding the foregoing, the terms of a particular series of preferred shares may provide that the preferred shares of such series shall have voting rights.

(i)	Conversion Right. The preferred shares of any series may be made convertible into or exchangeable for common shares or any other class or series of shares of the Corporation.

(j)	Variation of Rights. The provisions attaching to the preferred shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the preferred shares as a class.

SCHEDULE II

ARTICLES OF INCORPORATION OF

TIM HORTONS INC.

Canada Business Corporations Act

Other provisions:

1.	A meeting of shareholders of the Corporation may be held at such place in Canada or the United States of America as shall be determined by the board of directors of the Corporation.

2.	The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.

3.	The directors may from time to time determine the number of directors of the Corporation.

4.	Where a vacancy occurs in the board of directors of the Corporation for any reason, including an increase in the number of directors, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term of the vacant seat.

5.

The board of directors of the Corporation shall submit a by-law, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal; provided, however, that unless two-thirds of the directors recommend approval, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding common shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to confirm, reject or amend any by-law, or an amendment or repeal of a by-law inconsistent with the purpose and intent of Article II, Article III, Article IV, Article VIII and Section 9.18 of the then current by-laws of the Corporation.

ANNEX C

BY-LAW NO. 1

OF

TIM HORTONS INC.,

a corporation incorporated under the federal laws of Canada

(the “Corporation”)

(Adopted as of June 29, 2009)

BY-LAW NO. 1

a by-law relating generally to the transaction of the business and affairs of

TIM HORTONS INC.

ARTICLE I

OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be in the province within Canada specified in the Articles (as defined below) and at such place and address therein as the board of directors of the Corporation (the “Board”) may from time to time determine. “Articles” shall mean the articles of the Corporation, as defined in the Canada Business Corporations Act or any statute which may be substituted therefor, including the regulations thereunder, as amended from time to time (the “Act”), and includes any amendments thereto.

Section 1.2    Additional Offices. The Corporation may, in additional to its registered office, have such other offices and places of business, both within and outside of Canada, as the Board may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1    Annual Meetings. Subject to the Act, the annual meeting of shareholders shall be held at such place and at a time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting pursuant to Section 9.5(a), if the Corporation is able to, and does, make available such a communication facility. At each annual meeting, the shareholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2    Special Meetings. Subject to the Act or other provisions in these by-laws, special meetings of shareholders, for any purpose or purposes, may be called only by the Board. Subject to the Act, special meetings of shareholders shall be held at such place and at a time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting pursuant to Section 9.5(a), if the Corporation is able to, and does, make available such a communication facility.

Section 2.3    Notices. Notice of each shareholders meeting stating the place, if any, date, and time of the meeting, and the means of communication facility, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each shareholder entitled to vote thereat, to each director, and to the auditor of the Corporation by the Corporation not less than 21 nor more than 60 days before the date of the meeting. If said notice is for a shareholders meeting other than an annual meeting, it shall in addition state the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). If a meeting of shareholders is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.

Section 2.4    Quorum. The presence, in person or by proxy, at the opening of a shareholders meeting of the holders of shares in the capital of the Corporation representing not less than 25% of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of shares voting as a class, the holders of shares representing not less than 25% of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at the opening of any meeting of the shareholders, the shareholders present may adjourn the meeting to a fixed time and place in the manner provided in Section 2.6. The shareholders present at a duly convened meeting at which at the opening of the meeting there is a quorum present in person or represented by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the Corporation holds shares in itself or if any of its subsidiary bodies corporate hold shares in the Corporation, such shares shall neither be voted nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation, its holding body corporate or any of its affiliate bodies corporate to vote shares held by any such entity in the capacity of a legal representative.

Section 2.5    Voting of Shares. (a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the securities register of the Corporation to prepare, if a record date for notice or voting is fixed, not later than 10 days after such record date, or if no record date is fixed, as of the record date determined in accordance with Section 9.2, a complete list of the shareholders entitled to receive notice and/or vote, as applicable, arranged in alphabetical order and showing the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting of shareholders for which the list was prepared, unless the meeting of shareholders was held by means of a telephonic, electronic or other communication facility, in which case, the list shall be open to the examination of any shareholder at the registered office of the Corporation. The shareholder list described in this Section 2.5 shall be the only evidence of the shareholders entitled to examine the list or to vote in person or by proxy at any meeting of shareholders.

(b)    Manner of Voting. At any shareholders meeting, every shareholder entitled to vote may vote in person or by proxy. Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chairman of the meeting or demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution.

(c)    Ballot. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon that question.

(d)    Electronic Voting. (i) Notwithstanding Section 2.5(b), any person participating in a meeting of shareholders by a telephonic, electronic or other communication facility and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

(ii)    Any vote referred to in Section 2.5(b) or Section 2.5(c) may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided, in each case, that the facility:

(A)    enables the votes to be gathered in a manner that permits their subsequent verification; and

(B)    permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

(e)    Proxies. (i) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder’s attorney authorized in writing. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

(ii)    The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited with the Corporation or its agent specified in such notice. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited or, if no such time is specified in the notice, it shall have been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

(iii)    A shareholder may revoke a proxy by depositing an instrument in writing executed by the shareholder or the shareholder’s attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

(f)    Required Vote. Subject to the rights of the holders of one or more series of preferred shares in the capital of the Corporation (“Preferred Shares”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Shares, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by the Act, the Articles, these by-laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(g)    Deciding Vote. In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to cast a second or deciding vote.

Section 2.6    Adjournments. Any meeting of shareholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of telephonic, electronic or other communication facility, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the earliest meeting that is adjourned. At the adjourned meeting, the shareholders, or the holders of any class or series of shares entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for 30 days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting and, unless required under the Act, solicitation of proxies will not be mandatory. If the original meeting was adjourned for lack of a quorum, at the adjourned meeting, the shareholders present in person or their duly appointed proxyholders so present shall form the quorum whatever the number of shares represented. If the original meeting was adjourned for any other reason, the quorum requirement for the adjourned meeting shall be the same as that for the original meeting.

Section 2.7    Advance Notice for Proposals. (a) Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 2.7. For business to be properly brought before an annual meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 3.5. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

(b)    Special Meetings of Shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 3.5.

Section 2.8    Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these by-laws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to those persons specified in Section 2.9; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

Section 2.9    Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those persons entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or these by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Section 2.10    Shareholder Representative. A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.

Section 2.11    Resolution in Lieu of Meeting. Subject to the Act, (a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders, and (b) a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

ARTICLE III

DIRECTORS

Section 3.1    Powers. The business and affairs of the Corporation shall be managed or supervised under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these by-laws required to be exercised or done by the shareholders. Directors need not be shareholders of the Corporation. No by-laws hereafter approved by the shareholders in accordance with Section 9.18 shall invalidate any prior act of the Board that would have been valid if such by-law had not been approved.

Section 3.2    Qualification. At least 25% of the directors of the Corporation must be resident Canadians, as defined in the Act. However, if the Corporation has less than four directors, at least one director must be a resident Canadian.

Section 3.3    Election and Term. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed, subject to earlier death, resignation, retirement, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Shares, a director may only be removed from office if the shareholders of the Corporation by ordinary resolution at a special meeting of shareholders remove such director from office.

Section 3.4    Vacancies. Subject to the Act, where a vacancy occurs in the Board for any reason, including an increase in the number of directors, death, resignation, retirement, disqualification, removal or other cause, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term of the vacant seat.

Section 3.5    Advance Notice for Nomination of Directors. (a) Meetings of Shareholders. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Shares regarding the rights of holders of one or more series of Preferred Shares to elect directors. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may only be made (i) by or at the direction of the Board; or (ii) by a shareholder of the Corporation entitled to vote at such meeting, provided that in the case of a nomination made by a shareholder (A) the nomination proposal must be signed by one or more shareholders representing in the aggregate not less than 5% of the shares entitled to vote at such meeting; and (B) the shareholder submitting the nomination proposal must comply with the notice and other procedures set forth in this Section 3.5.

(b)    Timely Notice. In addition to the other requirements for nominations set forth in this Section 3.5, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of shareholders, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the first anniversary of the Corporation’s immediately preceding annual meeting of shareholders; provided, however, that for any annual meeting that is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the close of business on the 90th day before the meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the annual meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a shareholder’s notice as described in this Section 3.5.

(c)    Notwithstanding anything in paragraph (b) above to the contrary, if the management proxy circular for an annual meeting of shareholders nominates fewer than the number of directors to be elected at the meeting, a shareholder’s notice required by this Section 3.5 shall also be considered timely, but only regarding nominees for the additional directorships that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such management proxy circular was first mailed to the shareholders by the Corporation.

(d)    Proper Written Form. To be in proper written form, a shareholder’s notice to the Secretary must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class or series and number of shares in the capital of the Corporation, if any, held or owned by the proposed nominee and the date the shares were acquired, (D) any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the proposed nominee or any of its affiliates or any person or entity acting jointly or in concert with the proposed nominee and the nominating shareholder, and (E) any other information relating to the proposed nominee that would be required to be disclosed in a management proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act and applicable securities legislation; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares in the capital of the Corporation held or owned by the shareholder and the date the shares were acquired, (C) any derivatives or other economic or voting interests in the Corporation and any hedges implemented with respect to the shareholder’s interests in the Corporation, and (D) in the case of a special meeting of shareholders called for the purpose of electing directors, whether such shareholder intends to deliver a proxy circular and form of proxy to any shareholders of the Corporation in connection with such shareholder proposal. Such notice must be accompanied by a completed and signed questionnaire, representation and agreement required by Section 3.5(h) of these by-laws and a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. References to “nominating shareholder” in this Section 3.5 shall be deemed to refer to each shareholder that nominates a person for election to the Board in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

(e)    Except as otherwise provided by the terms of one or more series of Preferred Shares regarding the rights of one or more series of Preferred Shares to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. If the Board or the chairman of the meeting of shareholders determines that any nomination of a person(s) for election to the Board was not made in accordance with the provisions of this Section 3.5, then such nomination shall not be considered at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors, as applicable. Notwithstanding the foregoing provisions of this Section 3.5, if (i) the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, or (ii) the nominee fails to meet with the Nominating and Corporate Governance Committee at such committee’s request, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)    In the case of an annual meeting of shareholders, if the Board or the chairman of the meeting determines that a nomination of a person(s) for election to the Board was made in accordance with the provisions of this Section 3.5, the Corporation shall set out the proposed nominees in the management proxy circular that it circulates to its shareholders. In the case of a special meeting of shareholders called for the purpose of electing directors, regardless of whether the Board or the chairman of the meeting determines that a nomination of a person(s) for election to the Board was made in accordance with the provisions of this Section 3.5, the Corporation is not required to include any nominees proposed by its shareholders in accordance with this Section 3.5 in any management proxy circular that it circulates to its shareholders.

(g)    In addition to the provisions of this Section 3.5, a shareholder shall also comply with all of the applicable requirements of the Act and applicable securities legislation regarding the matters set forth herein. Nothing in this Section 3.5 shall be deemed to affect any rights of the holders of Preferred Shares to elect directors pursuant to the Articles.

(h)    Nominee Questionnaire. To be eligible to be a nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.5(b) of these by-laws) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, independence and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (a form of which questionnaire shall be provided by the Secretary upon written request of the nominating shareholder) and a written representation and agreement (in the form provided by the Secretary upon written request of the nominating shareholder) that such person nominated to serve as a director (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Corporation.

Section 3.6    Remuneration. The Board shall have the authority to fix the remuneration of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as determined by the Board in connection with their service as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee and any other compensation the Board shall determine in connection with their service on such committees of the Board.

ARTICLE IV

BOARD MEETINGS

Section 4.1    Meetings. (a) The Board shall meet at least annually and may meet more frequently as needed. Meetings of the Board may be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer, the President, or any three directors, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting, subject to the quorum requirements being satisfied, provided that if all of the directors consent, a director may participate in a meeting of the Board by means of a telephonic, electronic or other communication facility pursuant to Section 9.5(b). For the avoidance of doubt, a meeting of the Board may be held entirely by means of a telephonic, electronic or other communication facility pursuant to Section 9.5(b) if all of the directors consent.

(b)    Notice of each meeting of the Board shall be given, as provided in Section 9.3, to each director (i) not later than the day before the meeting if such notice is given by hand delivery or by means of a form of electronic document; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through ordinary mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the individual(s) who called the meeting. Any director may at any time waive the provision of the notice in accordance with Section 9.4.

(c)    Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.

(d)    Except as required by the Act, a notice of meeting need not specify the purpose of or the business to be transacted at the meeting.

(e)    Notwithstanding Section 4.1(a), a special meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.2    Eligibility Requirements at Meetings. The Board shall not transact business at a meeting, other than filling a vacancy in the Board in accordance with Section 3.4, unless at least 25% of the directors present are resident Canadians, as defined in the Act, or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where

(a)    a resident Canadian director who is unable to be present approves in writing or by telephone, electronic or other communications facilities the business transacted at the meeting; and

(b)    the required number of resident Canadian directors would have been present had that resident Canadian director been present at the meeting.

Section 4.3    Quorum; Required Vote. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Each director is entitled to one vote on each matter. If the Board considers any action that results in an equal number of the directors at the meeting voting for and against the action, then in such case, the Chairman of the Board shall be entitled to cast a tie-breaking vote with respect to such action. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than the announcement, at the meeting, of the time and place of the reconvening of the meeting, until a quorum is present.

Section 4.4    Electronic Voting. Subject to the Act, a director participating in a meeting by a telephonic, electronic or other communication facility may vote by any reasonable means (including verbal assent) given the nature of such communication facility.

Section 4.5    Resolution In Lieu of Meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board or committee of the Board, is valid as if it had been passed at a meeting of the Board or committee of the Board. A copy of every such resolution shall be kept with the minutes of the proceedings of the Board or committee of the Board.

Section 4.6    Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. An Assistant Secretary shall be appointed to act as secretary of a meeting of the Board by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.7    Conflict of Interest. A director or officer of the Corporation who is a party to a material transaction or material contract, or proposed material transaction or material contract with the Corporation, is a director or an officer of, or acts in a capacity similar to a director or officer of, or has a material interest in any person who is a party to a material transaction or material contract or proposed material transaction or material contract with the Corporation, shall disclose the nature and extent of his or her interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve any transaction. If a material transaction or material contract is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he or she has a material interest, the transaction is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the transaction or contract is present at or is counted to determine the presence of a quorum at a meeting of the Board or committee of the Board that authorized the transaction, if the director or officer disclosed his or her interest in accordance with the provisions of the Act and the transaction or contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1    Establishment. The Board may designate one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee.

Section 5.2    Audit Committee. In furtherance of Section 5.1, without limiting the Board’s powers set forth in such provision, the Board shall establish an audit committee whose composition and function conform with applicable law. The audit committee shall have the functions provided in the Act and applicable law and such other powers and duties as shall be delegated to the Audit Committee by the Board.

Section 5.3    Available Powers. Any committee established pursuant to Section 5.1 and Section 5.2 hereof, subject to the limitations prescribed by applicable law or otherwise prescribed by the Board in that committee’s mandate approved by the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.4    Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.5    Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. Unless the Board otherwise provides with respect to specific delegations of authority relating to a specific committee (or the Board otherwise directs with respect to a specific committee), at meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Articles or the by-laws. Each member of a committee of the Board is entitled to one vote on each matter. If a committee of the Board considers any action that results in an equal number of the directors at the committee meeting voting for and against the action, then in such case, the chairman of such committee of the Board shall be entitled to cast a tie-breaking vote with respect to such action. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these by-laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these by-laws.

ARTICLE VI

OFFICERS

Section 6.1    Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary and such other officers (including without limitation Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these by-laws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board or President, as may be prescribed by the appointing officer.

Section 6.2    Duties of Officers. All officers of the Corporation, as between themselves and the Corporation, shall, respectively, have such duties as are determined by the directors.

Section 6.3    Term of Office. The officers of the Corporation shall hold office at the pleasure of the directors. Any officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the directors then in office; such removal, however, shall be without prejudice to any contract rights of the person so removed.

Section 6.4    Multiple Officeholders; Shareholder and Director Officers. Any number of offices may be held by the same person. Except as otherwise required by the Board, officers need not be shareholders or directors of the Corporation, other than the Chairman of the Board who must be a director.

ARTICLE VII

SHARES

Section 7.1    Uncertificated Shares. The shares of the Corporation shall be uncertificated, provided that the Corporation shall be permitted to issue such nominal number of certificates to securities depositories and further provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be represented by certificates.

Section 7.2    Signatures. Each certificate representing shares in the capital of the Corporation, if any, shall be signed by or in the name of the Corporation by at least one of the following: (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, (b) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation and (c) the transfer agent, registrar or branch transfer agent of the Corporation, or an individual on their behalf. Any or all of the signatures on the certificate may be a facsimile or an E-mail scanned copy. In case any director, officer, transfer agent, registrar or branch transfer agent who has signed or whose facsimile or E-mail scanned signature has been placed upon a certificate shall have ceased to hold such position before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such director, officer, transfer agent, registrar or branch transfer agent on the date of issue.

Section 7.3    Consideration and Payment for Shares. Shares shall not be issued until the consideration for the share is fully paid in money or in property or past services that are not less than the fair equivalent of the money that the Corporation would have received if the share had been issued for money. Shares may be issued at such times and to such persons and for such consideration as the Board may determine.

Section 7.4    Lost, Destroyed or Wrongfully Taken Certificates. (a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) furnishes the Corporation with a sufficient indemnity bond; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)    If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact by giving the Corporation written notice of an adverse claim within a reasonable time after discovering the loss, destruction or taking and the Corporation registers a transfer of such shares before receiving such notice, the owner shall be precluded from asserting against the Corporation any claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.5    Registered Shareholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, receive notices, receive any interest, dividend or other payments, and otherwise to exercise all the rights and powers of an owner.

Section 7.6    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares or certificates representing shares.

Section 7.7    Transfer Agent and Registrar. The Board may appoint or remove a transfer agent or a registrar and one or more branch transfer agents or registrars for the shares of the Corporation.

ARTICLE VIII

PROTECTION OF DIRECTORS AND OFFICERS

Section 8.1    Limitation of Liability. No director or officer shall be liable for:

(a)    the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

(b)    any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;

(c)    any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

(d)    any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or

(e)    any other loss, damage or misfortune whatever which may happen in the execution of the duties of the director’s or officer’s respective office or in relation thereto,

unless the same shall happen by or through the director’s or officer’s failure to exercise the powers and to discharge the duties of the director’s or officer’s office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability for a breach of the Act. If the Act is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors and officers, then the liability of a director or officer of the Corporation shall be limited or eliminated to the fullest extent permitted by the Act, as so amended. Any repeal or amendment of this Section 8.1 by the shareholders of the Corporation or by changes in law, or the adoption of a new by-law inconsistent with this Section 8.1 shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.2    Indemnity of Directors and Officers. (a) In addition to any indemnity prescribed by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all losses, damages, costs, charges and expenses, amounts paid to settle an action or satisfy any judgment, fines, penalties or liabilities (without limitation and whether incurred alone or jointly with others), including any amounts reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. If the Act is hereafter amended to permit the Corporation to provide broader indemnification rights to a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, then the indemnification rights of any such individual shall be augmented to the fullest extent permitted by the Act, as so amended. Any repeal or amendment of this Section 8.2 by the shareholders of the Corporation or by changes in law, or the adoption of a new by-law inconsistent with this Section 8.2 shall, unless otherwise required by law, be prospective only (except to the extent such repeal, amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto) and shall not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(b)    The Corporation may not indemnify an individual under Section 8.2(a) unless the individual:

(i)    acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request, as the case may be; and

(ii)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

(c)    The Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in Section 8.2(a) provided such individual agrees in advance, in writing, to repay the moneys if the individual does not fulfill the conditions of Section 8.2(b).

(d)    If required by an individual referred to in Section 8.2(a), the Corporation shall seek the approval of a court to indemnify such individual or advance moneys under Section 8.2(c) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual’s association with the Corporation or other entity as described in Section 8.2(a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in Section 8.2(b).

Section 8.3    Indemnification of Others. Subject to the Act, the Corporation may, to the extent authorized from time to time by the Board, indemnify and advance expenses to its employees, agents, and such other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, other than those referred to in Section 8.2, on the same basis as that upon which the persons referred to in Section 8.2 are indemnified and advanced expenses.

Section 8.4    Insurance. The Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 8.2 or Section 8.3 against any liability incurred by such individual:

(a)    in the individual’s capacity as a director, officer, employee or agent of the Corporation; or

(b)    in the individual’s capacity as a director, officer, employee or agent, or similar capacity, of another corporation, partnership, joint venture, trust or other enterprise, if the individual acts or acted in that capacity at the Corporation’s request.

Section 8.5    Indemnities Not Exclusive. Each of the provisions of this Article VIII shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these by-laws is not designated in the notice of such meeting, such meeting shall be held at the principal executive offices of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of telephonic, electronic or other communication facility pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2    Fixing Record Dates. (a) In order that the Corporation may determine the shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not be more than 60 nor less than 21 days before the date of such meeting; provided that notice of any such record date is given not less than seven days before such record date in the manner provided in the Act. If no record date is fixed by the Board, the record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

(b)    In order that the Corporation may determine the shareholders entitled to receive payment of any dividend, participate in a liquidation distribution, or for any other purpose, the Board may fix a record date, which record date shall be not more than 60 days before the particular action to be taken. If no record date is fixed by the Board, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board passes the resolution relating thereto.

Section 9.3    Means of Giving Notice. (a) Notice to Directors, Officers and Auditors. Whenever under the Act, the regulations, the Articles or these by-laws any notice, document or other information is required to be sent to a director, officer, auditor or member of a committee of the Board, such notice may be sent either (i) in writing and sent by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery or (ii) if in the form of an electronic document, by means of facsimile or other form of electronic transmission. A notice to a director, officer, auditor or member of a committee of the Board will be deemed to be received as follows: (A) if given by hand delivery, when actually received by the director, officer, auditor or member of a committee of the Board; (B) if sent through the mail addressed to the director, officer, auditor or member of a committee of the Board at such individual’s address appearing on the records of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the director, officer, auditor or member of a committee of the Board at such individual’s address appearing on the records of the Corporation, when delivered to such service; (D) if sent by facsimile, when sent to the facsimile number for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation and evidence of delivery confirmation is received by sender’s facsimile device; (E) if sent by electronic mail, when sent to the electronic mail address for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation.

(b)    Notice to Shareholders. Whenever under the Act, the regulations, the Articles or these by-laws any notice, document or other information is required to be sent to a shareholder, such notice may be sent either (i) in writing and sent by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery or (ii) if in a form of electronic document consented to in writing by the shareholder, to the extent permitted by, and subject to any conditions set forth in the Act, by means of facsimile or other form of electronic transmission. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, when delivered to such service; or (D) if given in a form of electronic document consented to in writing by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (1) if by facsimile, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s facsimile device, (2) if by electronic mail, when sent to an electronic mail address at which the shareholder has consented to receive notice, (3) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (x) such posting and (y) the giving of such separate notice and (4) if by any other form of electronic transmission, when sent to the shareholder. If a shareholder consents in writing to the provision of any notice, document or other information in the form of an electronic document, the shareholder shall designate the information system for the receipt of the electronic document. A shareholder may revoke such shareholder’s consent to receiving any notice, document or information by means of an electronic document by giving written notice of such revocation to the Corporation.

(c)    “electronic document” means, subject to the Act, any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

(d)    “information system” means a system used to generate, send, receive, store, or otherwise process an electronic document.

(e)    Undelivered Notices. If the Corporation sends a notice or document to a shareholder in accordance with Section 9.3(b) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

Section 9.4    Waiver of Notice. Any shareholder (or such shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the provision of any notice or document, or waive or abridge the time for any notice or document, required to be provided to such person under any provision of the Act, the Articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the provision or in the timing of such notice or document, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board, which may be given in any manner. Attendance of a director at a meeting of the Board or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. All such waivers shall be kept with the books of the Corporation.

Section 9.5    Meeting Attendance by Telephonic, Electronic or Other Communication Facility. (a) Shareholder Meetings. If authorized by the Board in its sole discretion, and subject to the Act and such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility:

(i)    participate in a meeting of shareholders; and

(ii)    be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic or other communication facility, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of a telephonic, electronic or other communication facility is a shareholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of a telephonic, electronic or other communication facility, a record of such votes or other action shall be maintained by the Corporation. A shareholder or proxyholder participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

(b)    Board Meetings. Subject to the Act, if all of the directors of the Corporation consent, a director may participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. For the avoidance of doubt, a meeting of the Board or of a committee of the Board may be held entirely by means of a telephonic, electronic or other communication facility if all of the directors consent. A director’s consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board held while the director holds office. A director participating in a meeting by such means shall be deemed to be present at that meeting.

Section 9.6    Dividends and Rights. (a) Dividends. Subject to the Act, the Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or by issuing fully paid shares of the Corporation) to the shareholders.

(b)    Unclaimed Dividends. Any dividend unclaimed after a period of two years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section 9.7    Financial Year. The financial year of the Corporation shall be fixed by the Board. Until changed by the Board, the financial year of the Corporation shall end on the Sunday closest to December 31 of each year.

Section 9.8    Seal. The Corporation may have a seal which shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.9    Books and Records. The books and records of the Corporation shall be at the registered office of the Corporation or at such place or places in Canada as may from time to time be designated by the Board.

Section 9.10    Resignation. Any director, committee member or officer may resign by giving notice thereof in writing to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director shall take effect at the time specified therein, or at the time such written resignation is sent if no time is specified or the specified time is earlier than the time such written resignation is sent.

Section 9.11    Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.12    Banking Arrangements. The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

Section 9.13    Borrowing and Delegation. (a) Borrowing. Without limiting the general powers of the Board as provided in the Act and in these by-laws, the Board may from time to time on behalf of the Corporation:

(i)    borrow money upon the credit of the Corporation;

(ii)    issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)    to the extent permitted by the Act and applicable law, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

(iv)    mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b)    Delegation. Subject to the Act, the Board may from time to time delegate to a director, a committee of directors, an officer or such other person or persons so designated by the board all or any of the powers conferred on the Board by Section 9.13(a) or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

Section 9.14    Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director(s) or officer(s), or as otherwise directed by the Board.

Section 9.15    Execution in Counterpart, by Facsimile and by Electronic Signature. (a) Subject to the Act, any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of secure electronic signature (as defined in the Act) or facsimile.

(b)    Any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document.

(c)    Subject to the Act, wherever a notice, document or other information is required under the Act or these by-laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

Notwithstanding the foregoing, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

Section 9.16    Invalidity. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

Section 9.17    Effective Date. This by-law shall come into force upon approval by the Board.

Section 9.18    Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the by-laws. The affirmative vote of a majority of the members of the Board shall be required to adopt, amend, alter or repeal the by-laws. The Board shall submit a by-law, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal; provided, however, that unless two-thirds of the Board recommend approval, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding common shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to confirm, reject or amend any by-law, or an amendment or repeal of a by-law inconsistent with the purpose and intent of Article II, Article III, Article IV, Article VIII and this Section 9.18.

The foregoing By-law No. 1 is hereby passed as evidenced by the signatures of the directors of the Corporation pursuant to the provisions of the Canada Business Corporations Act.

DATED June 29, 2009.

/S/ PAUL D. HOUSE Paul D. House	/S/ DONALD B. SCHROEDER Donald B. Schroeder

/S/ FRANK IACOBUCCI The Honourable Frank Iacobucci	/S/ MICHAEL J. ENDRES Michael J. Endres

ANNEX D

SHAREHOLDER RIGHTS PLAN

AGREEMENT

DATED AS OF

AUGUST 6, 2009

BETWEEN

TIM HORTONS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

AS RIGHTS AGENT

SHAREHOLDER RIGHTS PLAN AGREEMENT

MEMORANDUM OF AGREEMENT, dated as of August 6, 2009 between Tim Hortons Inc., a corporation incorporated under the laws of Canada (the “Corporation”) and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Rights Agent”) or any successor Rights Agent appointed pursuant to Section 4.4;

WHEREAS the Board of the Corporation has determined to adopt a shareholder rights plan to ensure, to the greatest extent possible, that all shareholders of the Corporation are treated fairly in connection with any Take-over Bid for the Corporation and to provide the Board sufficient time to determine whether there is a course of action that will provide shareholders with a better alternative to an unsolicited offer;

AND WHEREAS in order to implement the adoption of the shareholder rights plan as established by this Agreement, the Board of the Corporation has:

(a)	authorized the issuance, effective at the Effective Time, of one Right in respect of each Voting Share of the Corporation in each case outstanding at the Effective Time (the “Record Time”); and

(b)	authorized the issuance of one Right in respect of each Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth in this Agreement;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights, the exercise of Rights and other matters referred to in this Agreement;

AND WHEREAS the Board of the Corporation proposes that this Agreement be in place for a period of nine years, subject to the Agreement being reconfirmed by the shareholders of the Corporation every three years.

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“Acquiring Person” means any Person who is the Beneficial owner of 20 percent or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)

any Person who becomes the Beneficial owner of 20 percent or more of the outstanding Voting Shares as a result of one or any combination of (A) an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially owned by such Person to 20 percent or more of the Voting Shares then outstanding, (B) Permitted

Bid Acquisitions, (C) Pro Rata Acquisitions or (D) Exempt Acquisitions; provided, however, that if a Person becomes the Beneficial owner of 20 percent or more of the outstanding Voting Shares by reason of one or any combination of the operation of Paragraphs (A), (B), (C) or (D) above and, in addition to the holdings resulting from Paragraphs (A), (B), (C) or (D) above, such Person thereafter becomes the Beneficial owner of more than one percent of the number of outstanding Voting Shares (other than pursuant to one or more of any combination of Paragraphs (A), (B), (C) or (D) above), as the case may be, then as of the date such Person becomes the Beneficial owner of such additional Voting Shares, as the case may be, such Person shall become an “Acquiring Person”;

(iii)	for a period of 10 calendar days after the Disqualification Date (as defined below), any Person who becomes the Beneficial owner of 20 percent or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Section 1.1(g)(iii)(B) solely because such Person is making or has announced a current intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, “Disqualification Date” means the first date of a public announcement of facts indicating that any Person is making, or has announced a current intention to make a Take-over Bid;

(iv)	an underwriter or member of a banking or selling group that becomes the Beneficial owner of 20 percent or more of the Voting Shares in connection with a distribution of securities of the Corporation; or

(v)	a Person (a “Grandfathered Person”) who is the Beneficial owner of 20 percent or more of the outstanding Voting Shares determined as at the Record Time, provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time: (A) cease to own 20 percent or more of the outstanding Voting Shares, or (B) become the Beneficial owner of any additional Voting Shares that increases its Beneficial ownership of Voting Shares by more than one percent of the number of Voting Shares outstanding at the Record Time, other than through an acquisition pursuant to which a Person becomes a Beneficial owner of additional Voting Shares by reason of one or any combination of the operation of Paragraphs 1.1(a)(ii)(A), (B), (C) or (D);

(b)	“Adjustment Factor” has the meaning ascribed thereto in Section 2.3(a);

(c)	“Affiliate”, when used to indicate a relationship with a specified company or corporation, means a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is a company or corporation controlled by, or is under common control with, such a specified company or corporation;

(d)	“Agreement” means this shareholder rights plan agreement dated as of August 6, 2009 between the Corporation and the Rights Agent, as may be amended and/or supplemented from time to time; “hereof”, “herein”, “hereto” and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

(e)	“annual cash dividend” means cash dividends paid in any fiscal year of the Corporation, to the extent that such cash dividends do not exceed in the aggregate, the greatest of:

(i)	200 percent of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

(ii)	300 percent of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

(iii)	100 percent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

(f)	“Associate” means, when used to indicate a relationship with a specified Person, a spouse of that Person, any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a child of that Person, or a relative of that Person who has the same residence as that Person;

(g)	A Person shall be deemed the “Beneficial owner” of, and to have “Beneficial ownership” of, and to “Beneficially own”,

(i)	any securities as to which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (provided that such right is exercisable within a period of 60 days, whether or not on condition or the happening of any contingency or the making of any payment) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of business), or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option; and

(iii)	any securities which are Beneficially owned within the meaning of Sections 1.1(g)(i) or (ii) by any other Person with whom such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial owner” of, or to have “Beneficial ownership” of, or to “Beneficially own”, any security:

(A)	because such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited or tendered pursuant to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any other Person referred to in Section 1.1(g)(iii), until the earlier of such deposited or tendered security being taken up or paid for;

(B)	because such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(g)(iii), holds such security provided that,

(1)	the ordinary business of any such Person (the “Investment Manager”) includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a “Client”), including non-discretionary accounts held on behalf of a Client by a dealer or broker registered under applicable law;

(2)	such Person is (i) the manager or trustee (the “Manager”) of a mutual fund (a “Mutual Fund”) that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the laws of the United States and such security is held in the ordinary course of business in the performance of the Manager’s duties with respect to the Mutual Fund, or (ii) a Mutual Fund;

(3)	such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

(4)	such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies;

(5)	such Person (the “Administrator”) is the administrator or trustee of one or more pension funds, plans or related trusts (a “Plan”) or is a Plan registered or qualified under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof or is a Plan; or

(6)	such Person is a Crown agent or agency;

provided, in any of the above cases, that the Investment Manager, the Manager, the Mutual Fund, the Trust Company, the Statutory Body, the Administrator, the Plan, or the Crown agent or agency, as the case may be, is not then making a Take-over Bid or has not then announced an intention to make a Take-over Bid other than an Offer to Acquire Voting Shares or other securities by means of a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

(C)	because such Person (1) is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (2) has an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or (3) is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(D)	where such Person (1) is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (2) has an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (3) is a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

(E)	where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary;

(h)	“Board” means the board of directors of the Corporation or any duly constituted and empowered committee thereof;

(i)	“Book Entry Form” means, in reference to securities, securities that have been issued and registered in uncertificated form that are evidenced by an advice or other statement and which are maintained electronically on the records of the Corporation’s transfer agent, but for which no certificate has been issued;

(j)	“Book Entry Rights Exercise Procedures” has the meaning ascribed thereto in Section 2.2(c);

(k)	“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Toronto are authorized or obligated by law to close;

(l)	“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

(m)	“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of any such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date;

(n)	“Canadian - U.S. Exchange Rate” means, on any date, the inverse of the U.S. - Canadian Exchange Rate in effect on such date;

(o)	“close of business” on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Toronto of the transfer agent for the Common Shares of the Corporation (or, after the Separation Time, the principal office in Toronto of the Rights Agent) is closed to the public;

(p)	“Common Shares” means the common shares in the capital of the Corporation;

(q)	“Competing Permitted Bid” means a Take-over Bid that:

(i)	is made after a Permitted Bid has been made and prior to the expiry of that other Permitted Bid;

(ii)	satisfies all components of the definition of a Permitted Bid other than the requirements set out in Section (ii)(A) of the definition of a Permitted Bid; and

(iii)

contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of: (a) 35 days after the date of the Take-over Bid; and (b) the 60th day after the earliest date on which any other Permitted Bid that is then in existence was made;

(r)	“controlled” a company is “controlled” by another Person or two or more Persons acting jointly or in concert if:

(i)	securities entitled to vote in the election of directors carrying more than 50 percent of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such company;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

(s)	“Co-Rights Agents” has the meaning ascribed thereto in Section 4.1(a);

(t)	“Corporation” has the meaning ascribed thereto in the preamble to this Agreement;

(u)	“Disposition Date” has the meaning ascribed thereto in Section 5.1(a);

(v)	“Dividend Reinvestment Acquisition” means an acquisition of Voting Shares of any class pursuant to a Dividend Reinvestment Plan;

(w)	“Dividend Reinvestment Plan” means a regular dividend reinvestment or other program or plan of the Corporation made available by the Corporation to holders of its securities and/or to holders of securities of a Subsidiary of the Corporation, where such program or plan permits the holder to direct that some or all of:

(i)	any dividends paid in respect of shares of any class of the Corporation or a Subsidiary;

(ii)	any proceeds of redemption of shares of the Corporation or a Subsidiary;

(iii)	any interest paid on evidences of indebtedness of the Corporation or a Subsidiary; or

(iv)	any optional cash payments,

be applied to the purchase of Voting Shares;

(x)	“Effective Date” means September 28, 2009;

(y)	“Effective Time” means 12:00 a.m. (Eastern Time) on the Effective Date;

(z)	“Election to Exercise” has the meaning ascribed thereto in Section 2.2(d)(ii);

(aa)	“Exempt Acquisition” means a share acquisition in respect of which the Board has waived the application of Section 3.1 pursuant to the provisions of Sections 5.1(a), (b) or (e);

(bb)	“Exercise Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be $150;

(cc)	“Expiration Time” means the close of business on that date which is the earliest date of termination of this Agreement as provided for in Section 5.15 or, if this Agreement is confirmed and subsequently reconfirmed pursuant to Section 5.15 at the third and sixth annual meetings following the Corporation’s annual and special meeting of shareholders in 2009, the close of business on the ninth anniversary of the Effective Date;

(dd)	“Flip-in Event” means a transaction in or pursuant to which any Person becomes an Acquiring Person;

(ee)	“holder” and “holds” have the meanings ascribed thereto in Section 2.8;

(ff)	“Independent Shareholders” means holders of any Voting Shares, other than (i) any Acquiring Person, (ii) any Offeror (other than any Person who pursuant to Section 1.1(g)(B) is not deemed to

Beneficially own the Voting Shares held by such Person), (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid;

(gg)	“Lock-up Agreement” means an agreement between a Person and one or more holders of Voting Shares (each a “Locked-up Person”) the terms of which are publicly disclosed and a copy of which agreement is made available to the public (including the Corporation) not later than (i) the date the Lock-up Bid (as defined below) is publicly announced or, (ii) if the Lock-up Bid has been made prior to the date on which such agreement is entered into then as soon as possible after it is entered into and in any event not later than the date following the date of such agreement, pursuant to which each Locked-up Person agrees to deposit or tender Voting Shares to a Take-over Bid (the “Lock-up Bid”) to be made or made by the Person or any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(g)(iii) and which provides:

(i)	that any agreement to deposit or tender to, or to not withdraw Voting Shares from, the Lock-up Bid is terminable at the option of the Locked-up Person in order to tender or deposit such Voting Shares to another Take-over Bid or support another transaction:

(A)	where the price or value per Voting Share offered under such other Take-over Bid or transaction is higher than the price or value per Voting Share offered under the Lock-up Agreement; or

(B)	if:

(1)	the price or value per Voting Share offered under the other Take-over Bid or transaction exceeds the price or value per Voting Share offered or proposed to be offered under the Lock-up Bid by as much or more than a specified amount (the “Specified Amount”) and the Specified Amount is not greater than 7 percent of the price or value per Voting Share that is offered or proposed to be offered under the Lock-up Bid; or

(2)	the number of Voting Shares to be purchased under the other Take-over Bid or transaction exceeds the number of Voting Shares offered to be purchased under the Lock-up Bid by as much or more than a specified number of Voting Shares (the “Specified Number of Shares”) and the Specified Number of Shares is not greater than 7 percent of the number of Voting Shares offered to be purchased under the Lock-up Bid, at a price or value per Voting Share, as applicable, that is not less than the price or value per Voting Share offered under the Lock-up Bid;

and the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price or value in another Take-over Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction; and

(ii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5 percent of the price or value payable under the Lock-up Bid to a Locked-up Person; and

(B)	50 percent of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid or withdraws Voting Shares previously tendered thereto in order to tender to another Take-over Bid or support another transaction;

(hh)	“Market Price” per share of any securities on any date of determination means the average of the daily closing sale prices per security of such class of securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing sale prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing sale price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing sale price per security of any securities on any date shall be:

(i)	the closing board lot sale price per security or, if such price is not available, the average of the closing bid and asked prices, for each of such securities as reported by the principal Canadian securities exchange (as determined by volume of trading) on which such securities are listed or admitted to trading or, if for any reason neither of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian securities exchange, the closing board lot sale price per security or, if such price is not available, the average of the closing bid and asked prices, for each security as reported by the principal United States securities exchange (as determined by the volume of trading) on which such securities are listed or admitted for trading;

(ii)	if for any reason none of such prices is available on such date or the securities are not listed or admitted to trading on a Canadian securities exchange or a United States securities exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market, as quoted by any reporting system then in use; or

(iii)	if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian securities exchange or a United States securities exchange or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

provided, however, that if on any such date none of such prices is available, the closing sale price per security of such securities on such date shall mean the fair value per security of the securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker and provided further that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof;

(ii)	“MI 62-104” means Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids and any comparable or successor laws, instruments or rules thereto;

(jj)	“Nominee” has the meaning ascribed thereto in Section 2.2(c);

(kk)	“Offer to Acquire” includes:

(i)	an offer to purchase or a solicitation of an offer to sell Voting Shares of any class or classes, and

(ii)	an acceptance of an offer to sell Voting Shares of any class or classes, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

(ll)	“Offeror” means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

(mm)	“Offeror’s Securities” means Voting Shares Beneficially owned by an Offeror on the date of the Offer to Acquire;

(nn)	“Permitted Bid” means a Take-over Bid made by an Offeror that is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of Voting Shares other than the Offeror;

(ii)	the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid (A) prior to the close of business on a date which is not less than 60 days following the date of the Take-over Bid, and (B) unless at such date more than 50 percent of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)

unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period described in Section 1.1(nn)(ii)(A) and that any Voting

Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(iv)	unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified provision that in the event that the deposit condition set forth in Section 1.1(nn)(ii)(B) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement;

(oo)	“Permitted Bid Acquisition” means an acquisition of Voting Shares of any class made pursuant to a Permitted Bid or a Competing Permitted Bid;

(pp)	“Person” includes an individual, firm, association, trustee, executor, administrator, legal or personal representative, body corporate, company, trust, partnership, joint venture, syndicate or other form of unincorporated association, a government and its agencies or instrumentalities, any entity or group (whether or not having legal personality), any successor (by merger, statutory amalgamation or otherwise) and any of the foregoing acting in any derivative, representative or fiduciary capacity;

(qq)	“Pro Rata Acquisition” means an acquisition of Voting Shares by a Person pursuant to: (i) a Dividend Reinvestment Acquisition; (ii) a stock dividend, stock split or other event in respect of securities of one or more particular classes or series of the Corporation pursuant to which such Person becomes the Beneficial owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series; (iii) the receipt and/or exercise of rights issued by the Corporation to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares, provided that such rights are acquired directly from the Corporation as part of a rights offering and not from any other Person and provided that the Person does not thereby acquire a greater percentage of Voting Shares than the Person’s percentage of Voting Shares Beneficially owned immediately prior to such receipt or exercise; or (iv) a distribution by the Corporation of Voting Shares, or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities) made pursuant to a prospectus or a distribution by way of private placement by the Corporation, provided that the Person does not thereby acquire a greater percentage of such Voting Shares of that class, or securities convertible or exchangeable for Voting Shares, than the Person’s percentage of Voting Shares Beneficially owned immediately prior to such acquisition;

(rr)	“Record Time” has the meaning ascribed thereto in the recitals to this Agreement;

(ss)	“Redemption Price” has the meaning ascribed thereto in Section 5.1(c);

(tt)	“Right” means a right to purchase a Common Share, upon the terms and subject to the conditions set forth in this Agreement;

(uu)	“Rights Agent” has the meaning ascribed thereto in the preamble to this Agreement;

(vv)	“Rights Certificate” means the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1;

(ww)	“Rights Holders’ Special Meeting” means a meeting of the holders of Rights called by the Board for the purpose of approving a supplement or amendment to this Agreement pursuant to Section 5.4(c);

(xx)	“Rights Register” and “Rights Registrar” have the meanings ascribed thereto in Section 2.6(a);

(yy)	“Rule 62-504” means Ontario Securities Commission Policy 62-504 – Take-Over Bids and Issuer Bids and any comparable or successor laws, instruments or rules thereto;

(zz)	“Securities Act (Ontario)” means the Securities Act, R.S.O. 1990, c.S.5, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations or rules thereto;

(aaa)	“Separation Time” means the close of business on the tenth Trading Day after the earlier of:

(i)	the Stock Acquisition Date;

(ii)	the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

(iii)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such;

or such earlier or later date as may be determined by the Board, provided that, if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed for the purposes of this definition, never to have been made;

(bbb)	“Special Meeting” means a special meeting of the holders of Voting Shares, called by the Board for the purpose of approving a supplement, amendment or variation to this Agreement pursuant to Section 5.4(b);

(ccc)	“Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 102.1 of the Securities Act (Ontario), section 5.2 of MI 62-104, Part 7 of Rule 62-504 or Section 13(d) of the U.S. Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such;

(ddd)	“Subsidiary” a company is a Subsidiary of another company if:

(i)	it is controlled by:

(A)	such other company, or

(B)	such other company and one or more companies each of which is controlled by such other company, or

(C)	two or more companies each of which is controlled by such other company, or

(ii)	it is a Subsidiary of a company that is that other’s Subsidiary;

(eee)

“Take-over Bid” means an Offer to Acquire Voting Shares, or securities convertible into Voting Shares if, assuming that the Voting Shares or convertible securities subject to the Offer to Acquire are acquired and are Beneficially owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion of securities convertible into Voting Shares) together with the Offeror’s Securities, constitute in the aggregate 20 percent or more of the outstanding Voting Shares on the date of the Offer to Acquire;

(fff)	“Trading Day”, when used with respect to any securities, means a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a day on which the principal United States securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day;

(ggg)	“U.S. - Canadian Exchange Rate” means, on any date:

(i)	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)	in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board from time to time acting in good faith;

(hhh)	“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian - U.S. Exchange Rate in effect on such date;

(iii)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

(jjj)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced; and

(kkk)	“Voting Shares” means the Common Shares of the Corporation and any other shares in the capital of the Corporation entitled to vote in the election of directors.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3	Headings

The division of this Agreement into Articles, Sections, Paragraphs, Subparagraphs or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For purposes of this Agreement, the percentage of Voting Shares of any class Beneficially owned by any Person shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x A/B

where:

A =	the number of votes for the election of all directors on the Board generally attaching to the Voting Shares of that class Beneficially owned by such Person; and

B =	the number of votes for the election of all directors on the Board generally attaching to all outstanding Voting Shares of such class.

Where any Person is deemed to Beneficially own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares owned by such Person.

1.5	Acting Jointly or in Concert

For purposes of this Agreement, a Person is acting jointly or in concert with every Person who, as a result of any agreement, commitment or understanding whether formal or informal, with the first Person, acquires or offers to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.6	Generally Accepted Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the accounting principles based on which the Corporation’s audited financial statements are prepared, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document related hereto, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE 2

RIGHTS

2.1	Legend

In the event that certificates for Common Shares are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, they shall evidence, in addition to the Common Shares, one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

Until the Separation Time (defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences rights of the holder described in the Shareholder Rights Plan Agreement, dated as of August 6, 2009 (the “Shareholder Rights Plan Agreement”), between Tim Hortons Inc. (the

“Corporation”) and Computershare Trust Company of Canada the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Plan Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

Any Common Shares issued and registered in Book Entry Form after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall evidence, in addition to the Common Shares, one Right for each Common Share represented by such registration and the registration record of such Common Shares shall include the foregoing legend, adapted accordingly as the Rights Agent may reasonably require.

Common Shares (both registered in Book Entry Form or for which share certificates have been issued), that are issued and outstanding at the Record Time, which as at the Effective Date represent Common Shares, shall also evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the close of business on the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)	Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (with the Exercise Price and number of Common Shares being subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)	each Right will be evidenced by the certificate for the associated Common Share of the Corporation registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) or by the Book Entry Form registration for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights shall be exercisable; and

(ii)	the registration and transfer of Rights shall be separate from and independent of Common Shares.

Promptly following the Separation Time, the Corporation will determine whether it wishes to issue Rights Certificates or whether it will maintain the Rights in Book Entry Form. In the event that the Corporation determines to maintain Rights in Book Entry Form, it will put in place such alternative procedures as are directed by the Rights Agent for the Rights to be maintained in Book Entry Form (the “Book Entry Rights Exercise Procedures”), it being hereby acknowledged that such procedures shall, to the greatest extent possible, replicate in all substantive respects the procedures set out in this Agreement with respect to the exercise of the Rights Certificates and that the procedures set out in this Agreement shall be modified only to the extent necessary, as determined by the Rights Agent, to permit the Corporation to maintain the Rights in Book Entry

Form. In such event, the Book Entry Rights Exercise Procedures shall be deemed to replace the procedures set out in this Agreement with respect to the exercise of Rights and all provisions of this Agreement referring to Rights Certificates shall be applicable to Rights registered in Book Entry Form in like manner as to Rights in certificated form.

In the event that the Corporation determines to issue Rights Certificates, it will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the provisions of Section 3.1(b) hereof and, in respect of any Rights Beneficially owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)), at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(A)	a Rights Certificate in substantially the form set out in Attachment 1 hereof, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(B)	a description of the Rights;

provided that a Nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially owned by another Person, the Corporation may require such first mentioned Person to furnish such information and documentation as the Corporation deems necessary or appropriate in order to make such determination.

(d)	Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent in the manner specified in the Rights Certificate or, as the case may be, a notice issued by the Corporation:

(i)	the Rights Certificate evidencing such Rights;

(ii)	an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate or as determined appropriate for Book Entry Form appropriately completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii)	payment by certified cheque, banker’s draft or money order payable to the order of the Corporation of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the registration, in Book Entry Form, of the Common Shares in a name other than that of the holder of the Rights being exercised.

(e)	In the event that the Corporation determines to issue Rights Certificates, then upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Section 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Section 3.1(b), and payment as set forth in Section 2.2(d)(iii), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)	direct the transfer agent to register, in the name of the holder of the Rights being exercised or in such other name as may be designated by such holder, in Book Entry Form the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iii)	after receipt of confirmation from the transfer agent that the registration, in Book Entry Form, referred to in Section 2.2(e)(i) has been made, deliver confirmation of the same to the registered holder of such Rights Certificates or to the Person in whose name such registration has been made;

(iv)	when appropriate, after receipt, deliver the cash referred to in Section 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

(v)	tender to the Corporation all payments received on the exercise of the Rights.

(f)	In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Section 5.5(a)) will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)	take all such action as may be necessary and within its power to ensure that all Common Shares issued upon exercise of Rights shall, at the time of registration in Book Entry Form of such Common Shares (subject to payment of the Exercise Price), be duly authorized, validly issued, and fully paid and non-assessable;

(ii)	take all such action as may be necessary and within its power to comply with the requirements of the CBCA, applicable Canadian securities laws, the U.S. Securities Act and the U.S. Exchange Act and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)	use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal stock exchanges on which such Common Shares were traded immediately prior to the Stock Acquisition Date;

(iv)

pay when due and payable, if applicable, any and all Canadian and United States federal, provincial, state and municipal transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or the registration in Book Entry Form of Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the registration in Book Entry Form of Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

(v)	after the Separation Time, except as permitted by Section 5.1, not take (or permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any Dividend Reinvestment Plan;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights, shall be adjusted as of the payment or effective date in the manner set forth below. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1(a), the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required under Section 3.1(a).

If the Exercise Price and number of Rights outstanding are to be adjusted:

(x)	the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (the “Adjustment Factor”); and

(y)	each Right held prior to such adjustment will become that number of Rights equal to the Adjustment Factor,

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter (after giving full effect to such dividend, subdivision, change, consolidation or issuance).

If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Section 2.3(a)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances, and the Corporation and the Rights Agent hereby agree to amend this Agreement in order to effect such treatment.

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Section 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(b)	In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)	the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

(ii)	the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a Dividend Reinvestment Plan shall be deemed not to constitute an issue of rights, options or warrants by the Corporation under this Section; provided, however, that, the right to purchase Common Shares is at a price per share of not less than 85 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

(c)	In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation) of evidences of indebtedness, cash (other than an annual cash dividend or a dividend referred to in Section 2.3(a)(i), but including any dividend payable in securities other than Common Shares), assets or rights, options or warrants (excluding those referred to in Section 2.3(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)	the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

(ii)	the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d)	Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this Section 2.3(d), any adjustment required by Section 2.3 shall be made no later than the earlier of:

(i)	three years from the date of the transaction which gives rise to such adjustment; or

(ii)	the Expiration Date.

(e)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock in a transaction referred to in Sections 2.3(a)(i) or (iv) above, if the Board acting in good faith determines that the adjustments contemplated by Sections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by Sections 2.3(a), (b) and (c) above, shall be made, subject to the prior consent of the holders of the Voting Shares or Rights as set forth in Sections 5.4(b) or (c), and the Corporation and the Rights Agent shall have authority upon receiving such consent to amend this Agreement as appropriate to provide for such adjustments.

(f)	Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided for herein.

(g)	Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(h)	In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument or other advice or statement evidencing such holder’s right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(i)	Notwithstanding anything contained in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgement the Board shall determine to be advisable, in order that any:

(i)	consolidation or subdivision of Common Shares;

(ii)	issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

(iii)	stock dividends; or

(iv)	issuance of rights, options or warrants referred to in this Section 2.3,

hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(j)	If, as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as may be practicable to the provisions with respect to the Common Shares contained in the foregoing Sections of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(k)	Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

(i)	prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii)	file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate; and

(iii)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise Is Effective

Each Person in whose name a registration in Book Entry Form for Common Shares or other securities, if applicable, is made upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented therein, and such registration shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Section 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such registration shall be dated, the next succeeding Business Day on which the share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

Rights will be evidenced, in the case of Rights in Book Entry Form, by a statement issued under the Rights Agent’s direct registration system or, alternatively, if the Corporation determines to issue Rights Certificates, by the following procedures:

(a)	The Rights Certificates shall be executed on behalf of the Corporation by any two directors or officers of the Corporation. The signature of any of these directors or officers on the Rights Certificates may be manual or facsimile or E-mail scanned copy. Rights Certificates bearing the manual or facsimile or E-mail scanned signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.

(b)	Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (in a manner satisfactory to the Corporation) and send such Rights Certificates to the holders of the Rights pursuant to Section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)	The Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the “Rights Registrar”) for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered. Alternatively, in the case of the exercise of Rights in Book Entry Form, the Rights Agent shall provide the holder or the designated transferee or transferees with one or more statements issued under the Rights Agent’s direct registration system evidencing the same aggregate number of Rights as did the direct registration system’s records for the Rights transferred or exchanged.

(b)	All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)	Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)	If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

(i)	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii)	such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless,

then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation’s request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)	As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners of Rights

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Share) and the term “holds”, when used to denote that a Person holds a security, shall mean that such Person is the registered holder of such security.

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c)	that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(d)	that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived his or her right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein);

(f)	that, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board, this Agreement may be supplemented or amended from time to time pursuant to Section 5.4(a) and the last sentence of the penultimate paragraph of Section 2.3(a); and

(g)	that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11	Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

ARTICLE 3

ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-in Event

(a)	Subject to Section 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, then each Right shall constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the consummation or occurrence or event, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

(b)	Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

(ii)	a transferee of Rights, directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding Section 3.1(b)(i), shall become null and void without any further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(c)	From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the CBCA, the Securities Act (Ontario), the U.S. Securities Act, the U.S. Exchange Act and the securities laws or comparable legislation in each of the provinces of Canada and each of the states of the United States in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(d)	Any Rights Certificate that would represent Rights Beneficially owned by a Person described in either Section 3.1(b)(i) or (ii) or transferred to any Nominee of any such Person, and any Rights Certificate that would be issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall either not be issued upon the instruction of the Corporation in writing to the Rights Agent or contain the following legend:

The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Section 3.1(b) of the Shareholder Rights Plan Agreement.

Provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Section 3.1(d) shall be of no effect on the provisions of Section 3.1(b).

ARTICLE 4

THE RIGHTS AGENT

4.1	General

(a)	The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-Rights Agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties thereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including legal costs and expenses, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)	The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation entitled and empowered to make determinations and provide notices hereunder.

4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)	Any company into which the Rights Agent may be merged or amalgamated or with which it may be consolidated, or any company resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent is a party, or any company succeeding to the securityholder services business of the Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such company would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights have not been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)	In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Corporation and the holders of Common Shares and Rights, by their acceptance thereof, shall be bound:

(a)	the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; and the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert;

(b)	whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, and Vice President, the Secretary or Treasurer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)	the Rights Agent will be liable hereunder for its own negligence, bad faith or wilful misconduct;

(d)	the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except as such are made by the Rights Agent) or in the certificates for Common Shares (if any) or the Rights Certificates (except its countersignature thereof) or be required to verify the same (except as are made by or pursuant to obligations of the Rights Agent), but all such statements are and will be deemed to have been made by the Corporation only;

(e)	the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exerciseability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(f)	the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)	the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, and Vice President, the Secretary or Treasurer of the Corporation and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with the instructions of any such officer; and

(h)	the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become financially interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing, mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 60 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to the Corporation, the resigning or incapacitated Rights Agent (at the Corporation’s expense) or the holder of any

Rights (which holder shall, with such notice, submit such holder’s Rights Certificate, if any, for inspection by the Corporation), may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a company constituted under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.

4.5	Compliance with Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s reasonable satisfaction, within such 10-day period, then such resignation shall not be effective.

4.6	Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

ARTICLE 5

MISCELLANEOUS

5.1	Redemption and Waiver

(a)

The Board shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board has determined, following a Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Section 5.1(a) must be on the condition that such Person, within 14 calendar days after the foregoing determination by the Board or such earlier or later date as the Board may determine (the “Disposition Date”), has reduced its Beneficial ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(b)	The Board, acting in good faith, may, prior to a Flip-in Event having occurred, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares (which for greater certainty shall not include the circumstances described in Section 5.1(a)), provided that if the Board waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Section 5.1(b), the Board shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a Take-over Bid circular to all holders of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been granted, under this Section 5.1(b).

(c)	In the event that prior to the occurrence of a Flip-in Event a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition under Section 5.1(b), outstanding Voting Shares, then the Board shall, immediately upon the consummation of such acquisition without further formality be deemed to have elected to redeem the Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(d)	The Board may, with the prior approval of the holders of Voting Shares or Rights given in accordance with the terms of Section 5.4, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at the Redemption Price appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3, which adjustments shall only be made in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred.

(e)	The Board may, prior to the close of business on the tenth Trading Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board, to do so within 10 calendar days of the date on which such contractual arrangement is entered into or such other date as the Board may have determined) such that at the time the waiver becomes effective pursuant to this Section 5.1(e) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

(f)	Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this Section 5.1(f), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Corporation shall be deemed to have issued replacement Rights to the holders of its then outstanding Common Shares on the same terms applicable prior to the redemption described above.

(g)	If the Board is deemed under Section 5.1(c) to have elected or elects under Sections 5.1(d) or (f) to redeem the Rights, the right to exercise the redeemed Rights (which, for greater clarity, shall not include the replacement Rights issued pursuant to Section 5.1(f)) will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(h)	Within 10 calendar days after the Board is deemed under Section 5.1(c) to have elected or elects under Section 5.1(d) or (f) to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the applicable registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(i)	The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 pursuant to this Section 5.1.

5.2	Expiration

No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(a) of this Agreement.

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)	The Corporation, through action of the Board, may make any amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of the Agreement as a result of any change in any applicable legislation, regulations or rules thereunder. Notwithstanding anything in this Section 5.4 to the contrary, no amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b)

The Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally) provided that no such amendment, variation or rescission shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto and provided further that the foregoing shall not limit the ability of the Board to make amendments without shareholder approval as contemplated by Section 5.4(a) hereof. Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a Special Meeting, which Special Meeting shall be called and held in compliance with applicable laws and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by all holders of Voting Shares (other than any holder who does not qualify as an Independent Shareholder, with respect to all Voting Shares Beneficially owned by such Person), represented in person or by proxy at the Special Meeting.

(c)	The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or rescission shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if provided by the holders of Rights at a Rights Holders’ Special Meeting, which Rights Holders’ Special Meeting shall be called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Corporation and the CBCA applicable to meetings of holders of Common Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to Subsection 3.1(b)), represented in person or by proxy at the Rights Holders’ Special Meeting.

(d)	Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are null and void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s articles and by-laws and the CBCA with respect to the meetings of holders of Common Shares.

(e)	Any amendments, variations or deletions made by the Corporation to this Agreement pursuant to Section 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, regulation or rule thereunder shall:

(i)	if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of shareholders and the holders of Voting Shares may, by the majority referred to in Section 5.4(b) confirm or reject such amendment;

(ii)	if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Section 5.4(d) confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

5.5	Fractional Rights and Fractional Shares

(a)	The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights, and the Corporation shall not be required to pay any amount to a holder of record of Rights Certificates in lieu of such fractional Rights.

(b)	The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall be entitled to pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

5.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights. Any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder’s right to exercise such holder’s Rights or Rights to which such holder is entitled in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holder of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, and without limiting the generality of the foregoing, necessary approvals of any stock exchange shall be obtained, such as approvals relating to the issuance of Common Shares upon the exercise of Rights under Section 2.2(d).

5.8	Declaration as to Non-Canadian Holders

If in the opinion of the Board (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board, acting in good faith, shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes. Further, notwithstanding any provisions of this Agreement, provided that the Corporation has used commercially reasonable efforts to discharge its obligations contained in this Section 5.8 or those contained in Section 3.1(c), no holder of Rights shall have any right of action against the Corporation in connection with either Section.

5.9	Notices

(a)

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered, sent by registered or certified, postage prepaid (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Tim Hortons Inc.

874 Sinclair Road

Oakville, Ontario

L6K 2Y1

Attention: Corporate Secretary

Facsimile No.: 905-845-2931

(b)	Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid, and confirmed in writing, as follows:

Computershare Trust Company of Canada

100 University Avenue, 9th Floor

Toronto, Ontario

M5J 2Y1

Attention: General Manager, Client Services

Facsimile No.: 416-981-9800

(c)	Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(d)	Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10	Costs of Enforcement

The Corporation agrees that if it fails to fulfil any of its obligations pursuant to this Agreement, then it will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant to any Rights or this Agreement.

5.11	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14	Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15	Effective Time

This Agreement is effective and in full force and effect in accordance with its terms from and after the Effective Time. This Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the Expiration Time.

This Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation (other than any holder who does not qualify as an Independent Shareholder, with respect to all Voting Shares Beneficially owned by such Person) at the third and sixth annual meetings following the Corporation’s annual and special meeting of shareholders in 2009. If this Agreement is not so reconfirmed or is not presented for reconfirmation at either such annual meeting, this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsection 5.1(a), (b) or (e) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.15.

5.16	Determinations and Actions by the Board

All actions, calculations and determinations (including any omissions with respect to the foregoing) which are done or made by the Board for the purposes of this Agreement, in good faith, shall not subject the Board or any director of the Corporation to any liability to the holders of the Rights.

5.17	Time of the Essence

Time shall be of the essence in this Agreement.

5.18	Execution in Counterparts

This Agreement may be executed in any number of counterparts and may be executed and delivered by facsimile or similar electronic copy and each of such counterparts and facsimiles or similar electronic copies shall for all purposes be deemed to be an original, and all such counterparts and facsimiles or similar electronic copies shall together constitute one and the same agreement.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TIM HORTONS INC.

By:	/S/ DONALD B. SCHROEDER
Name: Donald B. Schroeder
Title: President and Chief Executive Officer

By:	/S/ JILL E. AEBKER
Name: Jill E. Aebker
Title: Associate General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/S/ LARA DONALDSON
Name: Lara Donaldson
Title: General Manager

By:	/S/ CHRISTINE LAWTON
Name: Christine Lawton
Title: Manager Client Services

ATTACHMENT 1

SHAREHOLDER RIGHTS PLAN AGREEMENT

[Form of Rights Certificate]

Certificate No.	Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, MAY BECOME VOID.

Rights Certificate

This certifies that                                                                                                           , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated as of August 6, 2009 as the same may be amended or supplemented from time to time (the “Shareholder Rights Plan Agreement”), between Tim Hortons Inc., a corporation duly incorporated under the laws of Canada (the “Corporation”), and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Rights Agent”) (which term shall include any successor Rights Agent under the Shareholder Rights Plan Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Shareholder Rights Plan Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Plan Agreement), one fully paid common share in the capital of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in the city of Toronto or any other city as may be designated by the Corporation from time to time. The Exercise Price shall initially be $150 (Cdn.) per Right and shall be subject to adjustment in certain events as provided in the Shareholder Rights Plan Agreement.

This Rights Certificate is subject to all of the terms and provisions of the Shareholder Rights Plan Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which Shareholder Rights Plan Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Shareholder Rights Plan Agreement are on file at the registered office of the Corporation.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Plan Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Shareholder Rights Plan Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Plan Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of Tim Hortons Inc.

Date:

TIM HORTONS INC.

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signature

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                                                                                    hereby sells,

assigns and transfers unto

(Please print name and address of transferee.)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                                                                                                                                                                  , as attorney, to transfer the within Rights on the books of Tim Hortons Inc., with full power of substitution.

Dated:

Signature

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a Canadian Chartered Bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Agent Medallion Program (STAMP).

CERTIFICATE

(To be completed if true.)

The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.

Signature

(To be attached to each Rights Certificate.)

FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO: Tim Hortons Inc. and Computershare Trust Company of Canada

The undersigned hereby irrevocably elects to exercise                                                                                   whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

(Name)

(Address)

(City and Province)

(Social Insurance Number, Social Security Number or other taxpayer identification number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Name)

(Address)

(City and Province)

(Social Insurance Number, Social Security Number or other taxpayer identification number)

Dated:

Signature

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a Canadian Chartered Bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Agent Medallion Program (STAMP).

CERTIFICATE

(To be completed if true.)

The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.

Signature

(To be attached to each Rights Certificate.)

NOTICE

In the event the certification set forth above in the Forms of Assignment and Election to Exercise is not completed, Tim Hortons Inc. will deem the Beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a Canadian Chartered Bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Agent Medallion Program (STAMP).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under the CBCA, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above.

The Registrant’s by-laws provide that, subject to the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or such other entity, if the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The Registrant expects to enter into indemnification agreements with its directors, executive officers and with certain other officers and employees (including officers and employees of its subsidiaries). The indemnification agreements will generally require that the Registrant indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with the Registrant or another entity where he or she acts or acted as a director or officer or in a similar capacity at the Registrant’s request, if the indemnitee acted honestly and in good faith with a view to the best interests of the Registrant or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defence expenses by the Registrant.

In addition, the Registrant has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.		Description
2.1		Agreement and Plan of Merger, dated August 6, 2009, by and among the Registrant, THI Mergeco Inc. and Tim Hortons Inc. (included as Annex A to the proxy statement/prospectus).

3.1		Articles of Incorporation of Tim Hortons Inc. (included as Annex B to the proxy statement/prospectus).

3.2		By-Law No. 1 of Tim Hortons Inc. (included as Annex C to the proxy statement/prospectus).

4.1		Form of Amendment No. 1 to Rights Agreement to be entered into between THI USA and Computershare Investor Services LLC, as Rights Agent.

4.2		Shareholder Rights Plan Agreement, dated August 6, 2009, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (included as Annex D to the proxy statement/prospectus).

5.1		Legal opinion of Osler, Hoskin & Harcourt LLP.

8.1	*	Tax opinion of Osler, Hoskin & Harcourt LLP.

8.2	*	Tax opinion of Fenwick & West LLP.

23.1	*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibits 5.1 and 8.1).

23.2	*	Consent of Fenwick & West LLP (included in Exhibit 8.2).

23.3		Consent of PricewaterhouseCoopers LLP, independent auditors.

23.4	*	Consent of Independent Valuator.

23.5	*	Consent of Independent Valuator.

23.6	*	Consent of Independent Valuator.

24.1	*	Powers of Attorney (included on page II-5).

99.1	*	Form of Proxy of Tim Hortons Inc.

99.2	*	Consent of M. Shan Atkins to be named in the proxy statement/prospectus.

99.3	*	Consent of Moya M. Greene to be named in the proxy statement/prospectus.

99.4	*	Consent of John A. Lederer to be named in the proxy statement/prospectus.

99.5	*	Consent of David H. Lees to be named in the proxy statement/prospectus.

99.6	*	Consent of Craig S. Miller to be named in the proxy statement/prospectus.

99.7	*	Consent of Ronald W. Osborne to be named in the proxy statement/prospectus.

99.8	*	Consent of Wayne C. Sales to be named in the proxy statement/prospectus.

99.9*		Consent of Catherine L. Williams to be named in the proxy statement/prospectus.

*	Previously filed.

(b) Not applicable.

(c) Not applicable.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Niagara Falls, New York, U.S.A. on August 7, 2009.

TIM HORTONS INC.

/s/ Jill E. Aebker
Name:	Jill E. Aebker
Title:	Associate General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Donald B. Schroeder Donald B. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2009

/s/ Cynthia J. Devine Cynthia J. Devine	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2009

* Michael J. Endres	Director	August 7, 2009

* Paul D. House	Director	August 7, 2009

* Frank Iacobucci	Director	August 7, 2009

*By:	/s/ Jill E. Aebker
Jill E. Aebker Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description
2.1		Agreement and Plan of Merger, dated August 6, 2009, by and among the Registrant, THI Mergeco Inc. and Tim Hortons Inc. (included as Annex A to the proxy statement/prospectus).

3.1		Articles of Incorporation of Tim Hortons Inc. (included as Annex B to the proxy statement/prospectus).

3.2		By-Law No. 1 of Tim Hortons Inc. (included as Annex C to the proxy statement/prospectus).

4.1		Form of Amendment No. 1 to Rights Agreement to be entered into between THI USA and Computershare Investor Services LLC, as Rights Agent.

4.2		Shareholder Rights Plan Agreement, dated August 6, 2009, between the Registrant and Computershare Trust Company of Canada, as Rights Agent (included as Annex D to the proxy statement/prospectus).

5.1		Legal opinion of Osler, Hoskin & Harcourt LLP.

8.1	*	Tax opinion of Osler, Hoskin & Harcourt LLP.

8.2	*	Tax opinion of Fenwick & West LLP.

23.1	*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibits 5.1 and 8.1).

23.2	*	Consent of Fenwick & West LLP (included in Exhibit 8.2).

23.3		Consent of PricewaterhouseCoopers LLP, independent auditors.

23.4	*	Consent of Independent Valuator.

23.5	*	Consent of Independent Valuator.

23.6	*	Consent of Independent Valuator.

24.1	*	Powers of Attorney (included on page II-5).

99.1	*	Form of Proxy of Tim Hortons Inc.

99.2	*	Consent of M. Shan Atkins to be named in the proxy statement/prospectus.

99.3	*	Consent of Moya M. Greene to be named in the proxy statement/prospectus.

99.4	*	Consent of John A. Lederer to be named in the proxy statement/prospectus.

99.5	*	Consent of David H. Lees to be named in the proxy statement/prospectus.

99.6	*	Consent of Craig S. Miller to be named in the proxy statement/prospectus.

99.7	*	Consent of Ronald W. Osborne to be named in the proxy statement/prospectus.

99.8	*	Consent of Wayne C. Sales to be named in the proxy statement/prospectus.

99.9	*	Consent of Catherine L. Williams to be named in the proxy statement/prospectus.

*	Previously filed.